                                                                     EXHIBIT 4.1
                                                                  EXECUTION COPY

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.,
                                    Depositor

                             WELLS FARGO BANK, N.A.,
                  Master Servicer and Securities Administrator

                          WILSHIRE CREDIT CORPORATION,
                                    Servicer

                            PHH MORTGAGE CORPORATION,
                                    Servicer

                                       and

                      DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                     Trustee

                     --------------------------------------

                         POOLING AND SERVICING AGREEMENT
                            Dated as of June 1, 2005

                     --------------------------------------

                     MERRILL LYNCH MORTGAGE INVESTORS TRUST,
            MORTGAGE LOAN ASSET-BACKED CERTIFICATES, SERIES 2005-SL2


                                TABLE OF CONTENTS

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ARTICLE I             DEFINITIONS................................................................................1

ARTICLE II            CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES..............................38

         SECTION 2.01.              Conveyance of Mortgage Loans................................................38

         SECTION 2.02.              Acceptance by the Trustee of the Mortgage Loans.............................41

         SECTION 2.03.              Representations, Warranties and Covenants of the Depositor..................42

         SECTION 2.04.              Representations and Warranties of the Master Servicer;
                                    Representations and Warranties of the Servicers; Representations and
                                    Warranties of the Securities Administrator..................................46

         SECTION 2.05.              Substitutions and Repurchases of Mortgage Loans which are not
                                    "Qualified Mortgages".......................................................50

         SECTION 2.06.              Authentication and Delivery of Certificates.................................51

         SECTION 2.07.              REMIC Elections.............................................................51

         SECTION 2.08.              [RESERVED]..................................................................54

         SECTION 2.09.              Covenants of the Servicers..................................................54

         SECTION 2.10.              [RESERVED]..................................................................54

         SECTION 2.11.              Permitted Activities of the Trust...........................................54

         SECTION 2.12.              Qualifying Special Purpose Entity...........................................54

ARTICLE III           ADMINISTRATION AND SERVICING OF MORTGAGE LOANS............................................54

         SECTION 3.01.              Servicers to Service Mortgage Loans.........................................54

         SECTION 3.02.              Servicing and Subservicing; Enforcement of the Obligations of
                                    Servicers...................................................................56

         SECTION 3.03.              Rights of the Depositor and the Trustee in Respect of the Servicers.........57

         SECTION 3.04.              Master Servicer to Act as Servicer..........................................57

         SECTION 3.05.              Collection of Mortgage Loan Payments; Collection Account; Certificate
                                    Account.....................................................................58

         SECTION 3.06.              Collection of Taxes, Assessments and Similar Items; Escrow Accounts.........61

         SECTION 3.07.              Access to Certain Documentation and Information Regarding the
                                    Mortgage Loans..............................................................61

         SECTION 3.08.              Permitted Withdrawals from the Collection Account and Certificate
                                    Account.....................................................................62

         SECTION 3.09.              [RESERVED]..................................................................64

         SECTION 3.10.              [RESERVED]..................................................................64
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                                   (continued)

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         SECTION 3.11.              Enforcement of Due-On-Sale Clauses; Assumption Agreements...................64

         SECTION 3.12.              Realization Upon Defaulted Mortgage Loans; Determination of Excess
                                    Proceeds; Special Loss Mitigation...........................................65

         SECTION 3.13.              Trustee and Custodian to Cooperate; Release of Mortgage Files...............68

         SECTION 3.14.              Documents, Records and Funds in Possession of Servicers to be Held
                                    for the Trustee.............................................................69

         SECTION 3.15.              Servicing Compensation......................................................69

         SECTION 3.16.              Access to Certain Documentation.............................................70

         SECTION 3.17.              Annual Statement as to Compliance...........................................70

         SECTION 3.18.              Annual Independent Public Accountants' Servicing Statement; Financial
                                    Statements..................................................................70

         SECTION 3.19.              [RESERVED]..................................................................70

         SECTION 3.20.              [RESERVED]..................................................................70

         SECTION 3.21.              Annual Certificate by Securities Administrator..............................70

         SECTION 3.22.              Annual Certificate by Servicers.............................................71

         SECTION 3.23.              Prepayment Charge Reporting Requirements....................................72

         SECTION 3.24.              Information to the Securities Administrator.................................72

         SECTION 3.25.              Indemnification.............................................................72

         SECTION 3.26.              Nonsolicitation.............................................................74

         SECTION 3.27.              High Cost Mortgage Loans....................................................74

ARTICLE IV            DISTRIBUTIONS.............................................................................74

         SECTION 4.01.              Advances....................................................................74

         SECTION 4.02.              Reduction of Servicing Compensation in Connection with Prepayment
                                    Interest Shortfalls.........................................................75

         SECTION 4.03.              Distributions on the REMIC Interests........................................76

         SECTION 4.04.              Distributions...............................................................76

         SECTION 4.05.              Monthly Statements to Certificateholders....................................79

ARTICLE V             THE CERTIFICATES..........................................................................82

         SECTION 5.01.              The Certificates............................................................82

         SECTION 5.02.              Certificate Register; Registration of Transfer and Exchange of
                                    Certificates................................................................84

         SECTION 5.03.              Mutilated, Destroyed, Lost or Stolen Certificates...........................91

         SECTION 5.04.              Persons Deemed Owners.......................................................91

         SECTION 5.05.              Access to List of Certificateholders' Names and Addresses...................91
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                                   (continued)

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         SECTION 5.06.              Book-Entry Certificates.....................................................92

         SECTION 5.07.              Notices to Depository.......................................................93

         SECTION 5.08.              Definitive Certificates.....................................................93

         SECTION 5.09.              Maintenance of Office or Agency.............................................94

         SECTION 5.10.              Authenticating Agents.......................................................94

ARTICLE VI            THE DEPOSITOR, THE MASTER SERVICER, THE SERVICERS AND THE SECURITIES ADMINISTRATOR........95

         SECTION 6.01.              Respective Liabilities of the Depositor, the Master Servicer, the
                                    Servicers and the Securities Administrator..................................95

         SECTION 6.02.              Merger or Consolidation of the Depositor, the Master Servicer, the
                                    Servicers or the Securities Administrator...................................95

         SECTION 6.03.              Limitation on Liability of the Depositor, the Securities
                                    Administrator, the Master Servicer, the Servicers and Others................95

         SECTION 6.04.              Limitation on Resignation of Servicers......................................96

         SECTION 6.05.              Errors and Omissions Insurance; Fidelity Bonds..............................96

         SECTION 6.06.              Limitation on Resignation of the Master Servicer............................97

         SECTION 6.07.              Assignment of Master Servicing..............................................97

ARTICLE VII           DEFAULT; TERMINATION OF SERVICER..........................................................97

         SECTION 7.01.              Events of Default...........................................................97

         SECTION 7.02.              Master Servicer to Act; Appointment of Successor............................99

         SECTION 7.03.              Notification to Certificateholders.........................................100

ARTICLE VIII          CONCERNING THE TRUSTEE...................................................................100

         SECTION 8.01.              Duties of the Trustee and the Securities Administrator.....................100

         SECTION 8.02.              Certain Matters Affecting the Trustee and the Securities Administrator.....101

         SECTION 8.03.              Trustee and Securities Administrator Not Liable for Certificates or
                                    Mortgage Loans.............................................................103

         SECTION 8.04.              Trustee and Securities Administrator May Own Certificates..................103

         SECTION 8.05.              Trustee's Fees and Expenses................................................103

         SECTION 8.06.              Indemnification and Expenses of Trustee....................................104

         SECTION 8.07.              Eligibility Requirements for Trustee.......................................104

         SECTION 8.08.              Resignation and Removal of Trustee.........................................105

         SECTION 8.09.              Successor Trustee..........................................................105

         SECTION 8.10.              Merger or Consolidation of Trustee.........................................106
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         SECTION 8.11.              Appointment of Co-Trustee or Separate Trustee..............................106

         SECTION 8.12.              Tax Matters................................................................107

ARTICLE IX            TERMINATION..............................................................................109

         SECTION 9.01.              Termination upon Liquidation or Repurchase of all Mortgage Loans...........109

         SECTION 9.02.              Final Distribution on the Certificates.....................................110

         SECTION 9.03.              Additional Termination Requirements........................................111

ARTICLE X             MISCELLANEOUS PROVISIONS.................................................................112

         SECTION 10.01.             Amendment..................................................................112

         SECTION 10.02.             Counterparts...............................................................114

         SECTION 10.03.             Governing Law..............................................................114

         SECTION 10.04.             Intention of Parties.......................................................114

         SECTION 10.05.             Notices....................................................................115

         SECTION 10.06.             Severability of Provisions.................................................116

         SECTION 10.07.             Assignment.................................................................116

         SECTION 10.08.             Limitation on Rights of Certificateholders.................................117

         SECTION 10.09.             Inspection and Audit Rights................................................117

         SECTION 10.10.             Certificates Nonassessable and Fully Paid..................................118

ARTICLE XI            ADMINISTRATION AND MASTER SERVICING OF THE MORTGAGE LOANS................................118

         SECTION 11.01.             Master Servicer............................................................118

         SECTION 11.02.             Monitoring of Servicer.....................................................119

         SECTION 11.03.             Fidelity Bond..............................................................120

         SECTION 11.04.             Power to Act; Procedures...................................................120

         SECTION 11.05.             Documents, Records and Funds in Possession of Master Servicer To Be
                                    Held for Trustee...........................................................121

         SECTION 11.06.             Trustee to Retain Possession of Certain Insurance Policies and
                                    Documents..................................................................121

         SECTION 11.07.             Compensation for the Master Servicer and the Securities Administrator......122

         SECTION 11.08.             Annual Statement as to Compliance..........................................122

         SECTION 11.09.             Periodic Filings...........................................................122

         SECTION 11.10.             Obligation of the Master Servicer in Respect of Prepayment Interest
                                    Shortfalls.................................................................123
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                                TABLE OF CONTENTS
                                   (continued)

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
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

EXHIBIT A                  FORMS OF CERTIFICATES                                                              A-1
EXHIBIT B                  MORTGAGE LOAN SCHEDULE                                                             B-1
EXHIBIT C                  [RESERVED]                                                                         C-1
EXHIBIT D                  FORM OF CUSTODIAN CERTIFICATION                                                    D-1
EXHIBIT E-1                FORM OF CLASS R TRANSFEREE'S LETTER AND AFFIDAVIT                                  E-1-1
EXHIBIT E-2                FORM OF CLASS R TRANSFEROR'S AFFIDAVIT                                             E-1-2
EXHIBIT F                  FORM OF TRANSFEROR CERTIFICATE                                                     F-1
EXHIBIT G                  FORM OF INVESTMENT LETTER                                                          G-1
EXHIBIT H                  FORM OF RULE 144A LETTER                                                           H-1
EXHIBIT I                  FORM OF REQUEST FOR RELEASE                                                        I-1
EXHIBIT J-1                MLMC LIST OF TRANSFER AGREEMENTS AND BRING DOWN
                           LETTERS                                                                            J-1-1
EXHIBIT J-2                MLML LIST OF TRANSFER AGREEMENTS AND BRING DOWN
                           LETTERS                                                                            J-2-1
EXHIBIT K                  FORM OF OFFICER'S CERTIFICATE OF TRUSTEE                                           K-1
EXHIBIT L                  FORM OF OFFICER'S CERTIFICATE OF SERVICER                                          L-1
EXHIBIT M-1                FORM OF DELINQUENCY REPORT                                                         M-1-1
EXHIBIT M-2                FORM OF MONTHLY REMITTANCE ADVICE                                                  M-2-1
EXHIBIT M-3                FORM OF REALIZED LOSS REPORT                                                       M-3-1
EXHIBIT N                  FORM OF TRANSFEROR REPRESENTATION LETTER
                           FOR TRANSFER TO REGULATION S BOOK-ENTRY CERTIFICATE
                           FROM A HOLDER OF A RULE 144A BOOK-ENTRY CERTIFICATE OR
                           DEFINITIVE CERTIFICATE                                                             N-1
EXHIBIT O                  FORM OF TRANSFEROR REPRESENTATION LETTER
                           FOR TRANSFER PURSUANT TO RULE 144A FROM A HOLDER OF
                           A REGULATION S BOOK-ENTRY CERTIFICATE OR DEFINITIVE
                           CERTIFICATE                                                                        O-1

         POOLING AND SERVICING AGREEMENT, dated as of June 1, 2005, among MERRILL LYNCH MORTGAGE INVESTORS, INC., a Delaware corporation, as depositor (the "Depositor"), WELLS FARGO BANK, N.A, a national banking association, as master servicer (the "Master Servicer") and securities administrator (the "Securities Administrator"), WILSHIRE CREDIT CORPORATION, a Nevada corporation, as servicer ("Wilshire" or a "Servicer"), PHH MORTGAGE CORPORATION, a New Jersey corporation, as servicer ("PHH" or a "Servicer," and together with Wilshire, the "Servicers") and DEUTSCHE BANK NATIONAL TRUST COMPANY, a national banking association, as trustee (the "Trustee").

         The Depositor is the owner of the Trust Fund that is hereby conveyed to the Trustee in return for the Certificates. The Trust Fund for federal income tax purposes will consist of two (i) two real estate mortgage investment conduits, (ii) the right to receive payments distributable to the Class P Certificates pursuant to Section 4.04(b)(i) hereof and (iii) the grantor trusts described in Section 2.07 hereof. The Lower Tier REMIC will consist of all of the assets constituting the Trust Fund (other than the assets described in clauses (ii) and (iii) above and the Lower Tier REMIC Regular Interests) and will be evidenced by the Lower Tier REMIC Regular Interests (which will be uncertificated and will represent the "regular interests" in the Lower Tier REMIC) and the Class LTR Interest as the single "residual interest" in the Lower Tier REMIC. The Trustee will hold the Lower Tier REMIC Regular Interests. The Upper Tier REMIC will consist of the Lower Tier REMIC Regular Interests and will be evidenced by the REMIC Regular Interests (which will represent the "regular interests" in the Upper Tier REMIC) and the Residual Interest as the single "residual interest" in the Upper Tier REMIC. The Class R Certificate will represent beneficial ownership of the Class LTR Interest and the Residual Interest. The "latest possible maturity date" for federal income tax purposes of all interests created hereby will be the Latest Possible Maturity Date.

         All covenants and agreements made by the Sellers in the Sale Agreement and by the Depositor and the Trustee herein with respect to the Mortgage Loans and the other property constituting the Trust Fund are for the benefit of the Holders from time to time of the Certificates.

         In consideration of the mutual agreements herein contained, the Depositor, the Master Servicer, the Securities Administrator, each Servicer and the Trustee hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

         Accepted Master Servicing Practices: With respect to any Mortgage Loan, as applicable, either (x) those customary mortgage master servicing practices of prudent master servicing institutions that master service mortgage loans of the same type and quality as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located, to the extent applicable to the Master Servicer (except in its capacity as successor to a Servicer), or (y) as provided in Section 11.01 hereof, but in no event below the standard set forth in clause
(x) of this definition.

         Accepted Servicing Practices: Each Servicer's respective normal servicing practices, which will conform to the mortgage servicing practices of prudent mortgage lending institutions which service for their own account mortgage loans of the same type as the Mortgages Loans in the jurisdictions in which the related Mortgaged Properties are located.

         Accrual Period: With respect to each Class of Class A, Class M and Class B-3 Certificates and the Lower Tier REMIC Interests and any Distribution Date, the period commencing on the immediately preceding Distribution Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day immediately preceding such Distribution Date and with respect to each Class of Class B-1, Class B-2, Class B-4 and Class B-5 Certificates and any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs. All calculations of interest on each Class of Class A, Class M and Class B-3 Certificates and the Lower Tier REMIC Interests will be made on the basis of the actual number of days elapsed in the related Accrual Period and a 360 day year and all calculations of interest on each Class of Class B-1, Class B-2, Class B-4 and Class B-5 Certificates will be made on a the basis of a 360 day year consisting of twelve 30-day months.

         Advance: The aggregate of the advances required to be made by a Servicer with respect to any Distribution Date pursuant to Section 4.01, the amount of any such advances being equal to the sum of the aggregate of payments of principal and interest (net of the related Servicing Fees) on the related Mortgage Loans that were due during the applicable Due Period and not received as of the close of business on the related Determination Date, less the aggregate amount of any such Delinquent payments that such Servicer has determined would constitute a Non-Recoverable Advance were an advance to be made with respect thereto; provided, however, that with respect to any Mortgage Loan that is 150 days delinquent or more (whether or not the Mortgage Loan has been converted to an REO Property), there will be no obligation to make advances and, provided further, however, that with respect to any Mortgage Loan that has been converted to an REO Property which is less than 150 days delinquent, the obligation to make Advances shall only be to payments of interest.

         Advance Facility: A financing or other facility as described in Section 10.07.

         Advancing Person: A Person to whom a Servicer's rights under this Agreement to be reimbursed for any Advances or Servicing Advances has been assigned pursuant to Section 10.07.

         Affiliate: With respect to any specified Person, any other Person controlling, controlled by or under common control with such Person. For the purposes of this definition, "control" means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         Aggregate Certificate Principal Balance: For any date of determination, the sum of the Class A-1A Certificate Principal Balance, the Class A-1B Certificate Principal Balance, the Class R Certificate Principal Balance, the Class M-1 Certificate Principal Balance, the Class M-2 Certificate Principal Balance, the Class B-1 Certificate Principal Balance, the Class B-2 Certificate Principal Balance, the Class B-3 Certificate Principal Balance, the Class B-4 Certificate Principal Balance and the Class B-5 Certificate Principal Balance, in each case as of such date of determination.

         Agreement: This Pooling and Servicing Agreement and any and all amendments or supplements hereto made in accordance with the terms herein.

         Applied Realized Loss Amount: With respect to any Distribution Date, the amount, if any, by which the sum of (i) the Aggregate Certificate Principal Balance and (ii) the Class C Certificate Principal Balance after distributions of principal on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Loans as of such Distribution Date.

         Appraised Value: With respect to a Mortgage Loan the proceeds of which were used to purchase the related Mortgaged Property, the "Appraised Value" of a Mortgaged Property is the lesser of (1) the appraised value based on an appraisal made for a Seller by an independent fee appraiser at the time of the origination of the related Mortgage Loan, and (2) the sales price of such Mortgaged Property at such time of origination. With respect to a Mortgage Loan the proceeds of which were used to refinance an existing mortgage loan, the "Appraised Value" is the appraised value of the Mortgaged Property based upon the appraisal obtained at the time of refinancing.

         Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction where the related Mortgaged Property is located to reflect of record the sale and assignment of the Mortgage Loan to the Trustee, which assignment, notice of transfer or equivalent instrument may, if permitted by law, be in the form of one or more blanket assignments covering Mortgages secured by Mortgaged Properties located in the same county.

         Auction: The one-time auction conducted by the Securities Administrator, as described in Section 9.01(b) hereof.

         Auction Date: The date on which the Auction occurs.

         Authenticating Agent: As defined in Section 5.10.

         Available Funds Cap: As of any Distribution Date with respect to the Class A, Class M and Class B-3 Certificates, a per annum rate equal to 12 times the quotient of (i) the total scheduled interest on the Mortgage Loans based on the Net Mortgage Rates in effect on the related Due Date, divided by (ii) the Aggregate Certificate Principal Balance for such Distribution Date with such rate being multiplied by 30 and divided by the actual number of days in the related Accrual Period and as of any Distribution Date with respect to the Class B-1, Class B-2, Class B-4 and Class B-5 Certificates, a per annum rate equal to 12 times the quotient of (i) the total scheduled interest on the Mortgage Loans based on the Net Mortgage Rates in effect on the related Due Date, divided by
(ii) the Aggregate Certificate Principal Balance for such Distribution Date.

         Balloon Loan: A Mortgage Loan having an original term to stated maturity of approximately 15 years or 20 years which provides for level monthly payments of principal and interest based on a 30-year amortization schedule, with a balloon payment of the remaining outstanding principal balance due on such Mortgage Loan at its stated maturity.

         Book-Entry Certificates: Any of the Certificates that shall be registered in the name of the Depository or its nominee, the ownership of which is reflected on the books of the Depository or on the books of a Person maintaining an account with the Depository (directly, as a "Depository Participant", or indirectly, as an indirect participant in accordance with the rules of the Depository and as described in Section 5.06). As of the Closing Date, each of the Class A, Class M and Class B Certificates constitutes a Class of Book-Entry Certificates.

         Bring Down Letters: Those certain letter agreements, dated as of June 28, 2005 between MLMC and certain Transferors set out on Exhibit J-1 hereto and those certain letter agreements, dated as of June 28, 2005 between MLML and certain Transferors set out on Exhibit J-2 hereto.

         Business Day: Any day other than (1) a Saturday or a Sunday, or (2) a day on which banking institutions in the State of California, State of Maryland, State of Minnesota, State of Oregon and in the City of New York, New York are authorized or obligated by law or executive order to be closed.

         Certificate: Any one of the certificates of any Class executed by the Securities Administrator and authenticated by the Authenticating Agent in substantially the forms attached hereto as Exhibits A.

         Certificate Account: The separate Eligible Account created and maintained by the Securities Administrator pursuant to Section 3.05(e) in the name of the Trustee for the benefit of the Certificateholders and designated "Wells Fargo Bank, N.A., as securities administrator for Deutsche Bank National Trust Company, as trustee, in trust for registered holders of Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2005-SL2." Funds in the Certificate Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

         Certificate Owner: With respect to a Book-Entry Certificate, the Person that is the beneficial owner of such Book-Entry Certificate.

         Certificate Principal Balance: As to any Certificate and as of any Distribution Date, the Initial Certificate Principal Balance of such Certificate less the sum of (1) all amounts distributed with respect to such Certificate in reduction of the Certificate Principal Balance thereof on previous Distribution Dates pursuant to Section 4.04, and (2) any Applied Realized Loss Amounts allocated to such Certificate on previous Distribution Dates pursuant to Section 4.04(i). On each Distribution Date, after all distributions of principal on such Distribution Date, a portion of the Class C Interest Carry Forward Amount in an amount equal to the excess of the Overcollateralization Amount on such Distribution Date over the Overcollateralization Amount as of the preceding Distribution Date (or, in the case of the first Distribution Date, the initial Overcollateralization Amount (based on the Stated Principal Balance of the Mortgage Loans as of the Cut-Off Date)) will be added to the aggregate Certificate Principal Balance of the Class C Certificates (on a pro rata basis). Notwithstanding the foregoing on any Distribution Date relating to a Due Period in which a Subsequent Recovery has been received by a Servicer, the Certificate Principal Balance of any Class of Certificates then outstanding for which any Applied Realized Loss Amount has been allocated will be increased, in order of seniority, by an amount equal to the lesser of (i) the Unpaid Realized Loss Amount for such Class of Certificates and (ii) the total of any Subsequent Recovery distributed on such date to the Certificateholders (reduced by the amount of the increase in the Certificate Principal Balance of any more senior Class of Certificates pursuant to this sentence on such Distribution Date).

         Certificate Register: The register maintained pursuant to Section 5.02 hereof.

         Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register (initially, Cede & Co., as nominee for the Depository) in the case of any Class of Regular Certificates or the Class R Certificate, except that solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor or any Affiliate of the Depositor shall be deemed not to be Outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests necessary to effect such consent has been obtained; provided, however, that if any such Person (including the Depositor) owns 100% of the Percentage Interests evidenced by a Class of Certificates, such Certificates shall be deemed to be Outstanding for purposes of any provision hereof that requires the consent of the Holders of Certificates of a particular Class as a condition to the taking of any action hereunder. The Securities Administrator and the Trustee are entitled to rely conclusively on a certification of the Depositor or any Affiliate of the Depositor in determining which Certificates are registered in the name of an Affiliate of the Depositor.

         Class: All Certificates bearing the same Class designation as set forth in Section 5.01 hereof.

         Class A Certificate Principal Balance: As of any date of determination, the sum of the Class A-1A Certificate Principal Balance, the Class A-1B Certificate Principal Balance and the Class R Certificate Principal Balance.

         Class A Certificates: The Class A-1A Certificates, the Class A-1B Certificates and the Class R Certificate.

         Class A Principal Distribution Amount: With respect to any Distribution Date (1) prior to the Stepdown Date or any Distribution Date on which a Trigger Event exists, 100% of the Principal Distribution Amount for such Distribution Date and (2) on or after the Stepdown Date where a Trigger Event does not exist, the excess of (A) the Class A Certificate Principal Balance immediately prior to such Distribution Date over (B) the lesser of (i) 25.30% of the Stated Principal Balance of the Mortgage Loans as of the end of the immediately preceding Due Period and (ii) the excess of the Stated Principal Balance of the Mortgage Loans as of the end of the immediately preceding Due Period over the Minimum Required Overcollateralization Amount; provided, however, that in no event will the Class A Principal Distribution Amount with respect to any Distribution Date exceed the aggregate Certificate Principal Balance of the Class A Certificates.

         Class A-1A Certificate: Any Certificate designated as a "Class A-1A Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

         Class A-1A Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class A-1A Certificates.

         Class A-1A Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class A-1A Pass-Through Rate on the Class A-1A Certificate Principal Balance as of such Distribution Date plus the Current Interest and Interest Carry Forward Amount portions of any previous distributions on such Class that are recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class A-1A Certificates. For purposes of calculating interest, principal distributions on a Distribution Date will be deemed to have been made on the first day of the Accrual Period in which such Distribution Date occurs.

         Class A-1A Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class A-1A Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class A-1A Certificates with respect to interest on such prior Distribution Dates and
(2) interest on such excess (to the extent permitted by applicable law) at the Class A-1A Pass-Through Rate for the related Accrual Period.

         Class A-1A Margin: As of any Distribution Date up to and including the Initial Optional Termination Date, 0.0900% per annum and, as of any Distribution Date after the Initial Optional Termination Date, 0.1800% per annum.

         Class A-1A Pass-Through Rate: For the first Distribution Date, 3.4100% per annum. As of any Distribution Date thereafter, the lesser of (1) One-Month LIBOR plus the Class A-1A Margin and (2) the Available Funds Cap for such Distribution Date.

         Class A-1B Certificate: Any Certificate designated as a "Class A-1B Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

         Class A-1B Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class A-1B Certificates.

         Class A-1B Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class A-1B Pass-Through Rate on the Class A-1B Certificate Principal Balance as of such Distribution Date plus the Current Interest and Interest Carry Forward Amount portions of any previous distributions on such Class that are recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class A-1B Certificates. For purposes of calculating interest, principal distributions on a Distribution Date will be deemed to have been made on the first day of the Accrual Period in which such Distribution Date occurs.

         Class A-1B Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class A-1B Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class A-1B Certificates with respect to interest on such prior Distribution Dates and
(2) interest on such excess (to the extent permitted by applicable law) at the Class A-1B Pass-Through Rate for the related Accrual Period.

         Class A-1B Margin: As of any Distribution Date up to and including the Initial Optional Termination Date, 0.2600% per annum and, as of any Distribution Date after the Initial Optional Termination Date, 0.5200% per annum.

         Class A-1B Pass-Through Rate: For the first Distribution Date, 3.5800% per annum. As of any Distribution Date thereafter, the lesser of (1) One-Month LIBOR plus the Class A-1B Margin and (2) the Available Funds Cap for such Distribution Date.

         Class B Certificates: The Class B-1 Certificates, Class B-2 Certificates, Class B-3 Certificates, Class B-4 Certificates and Class B-5 Certificates.

         Class B-1 Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Mortgage Loans which have been applied to the reduction of the Certificate Principal Balance of the Class B-1 Certificates.

         Class B-1 Certificate: Any Certificate designated as a "Class B-1 Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

         Class B-1 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class B-1 Certificates.

         Class B-1 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class B-1 Pass-Through Rate on the Class B-1 Certificate Principal Balance as of such Distribution Date plus the Current Interest and Interest Carry Forward Amount portions of any previous distributions on such Class that are recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class B-1 Certificates. For purposes of calculating interest, principal distributions on a Distribution Date will be deemed to have been made on the first day of the Accrual Period in which such Distribution Date occurs.

         Class B-1 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class B-1 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class B-1 Certificates with respect to interest on such prior Distribution Dates and
(2) interest on such excess (to the extent permitted by applicable law) at the Class B-1 Pass-Through Rate for the related Accrual Period.

         Class B-1 Pass-Through Rate: As of any Distribution Date up to and including the Initial Optional Termination Date, the lesser of (1) 5.9272% per annum and (2) the Available Funds Cap for such Distribution Date and, as of any Distribution Date after the Initial Optional Termination Date, the lesser of (1) 6.4272% per annum and (2) the Available Funds Cap for such Distribution Date.

         Class B-1 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount for such Distribution Date if the Class A Certificate Principal Balance, the Class M-1 Certificate Principal Balance and the Class M-2 Certificate Principal Balance have been reduced to zero and a Trigger Event exists, or as long as a Trigger Event does not exist, the excess of (1) the sum of (A) the Class A Certificate Principal Balance (after taking into account distributions of the Class A Principal Distribution Amount on such Distribution
Date), (B) the Class M-1 Certificate Principal Balance (after taking into account distributions of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class M-2 Certificate Principal Balance (after taking into account distributions of the Class M-2 Principal Distribution Amount on such Distribution Date) and (D) the Class B-1 Certificate Principal Balance immediately prior to such Distribution Date over (2) the lesser of (A) 70.70% of the aggregate Stated Principal Balances of the Mortgage Loans as of the end of the immediately preceding Due Period and (B) the excess of the Stated Principal Balances of the Mortgage Loans as of the end of the immediately preceding Due Period over the Minimum Required Overcollateralization Amount, provided, however, that on any Distribution Date prior to the Stepdown Date on which the Class A Certificate Principal Balance and the Class M Certificate Principal Balance have been reduced to zero, the Class B-1 Principal Distribution Amount for such Distribution Date will equal the lesser of (A) the outstanding Class B-1 Certificate Principal Balance and (B) 100% of the Principal Distribution Amount remaining after any distributions on such Class A and Class M Certificates; and provided further, however, that in no event will the Class B-1 Principal Distribution Amount with respect to any Distribution Date exceed the Class B-1 Certificate Principal Balance.

         Class B-1 Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (1) the Class B-1 Applied Realized Loss Amount over (2) the sum of (x) all distributions in reduction of the Class B-1 Unpaid Realized Loss Amounts on all previous Distribution Dates and (y) all increases in the Certificate Principal Balance of such Class B-1 Certificates pursuant to the last sentence of the definition of "Certificate Principal Balance."

         Class B-2 Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Mortgage Loans which have been applied to the reduction of the Certificate Principal Balance of the Class B-2 Certificates.

         Class B-2 Certificate: Any Certificate designated as a "Class B-2 Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

         Class B-2 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class B-2 Certificates.

         Class B-2 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class B-2 Pass-Through Rate on the Class B-2 Certificate Principal Balance as of such Distribution Date plus the Current Interest and Interest Carry Forward Amount portions of any previous distributions on such Class that are recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class B-2 Certificates. For purposes of calculating interest, principal distributions on a Distribution Date will be deemed to have been made on the first day of the Accrual Period in which such Distribution Date occurs.

         Class B-2 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class B-2 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class B-2 Certificates with respect to interest on such prior Distribution Dates and (2) interest on such excess (to the extent permitted by applicable law) at the Class B-2 Pass-Through Rate for the related Accrual Period.

         Class B-2 Pass-Through Rate: As of any Distribution Date up to and including the Initial Optional Termination Date, the lesser of (1) 6.1220% per annum and (2) the Available Funds Cap for such Distribution Date and, as of any Distribution Date after the Initial Optional Termination Date, the lesser of (1) 6.6220% per annum and (2) the Available Funds Cap for such Distribution Date.

         Class B-2 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount for such Distribution Date if the Class A Certificate Principal Balance, the Class M-1 Certificate Principal Balance, the Class M-2 Certificate Principal Balance and the Class B-1 Certificate Principal Balance have been reduced to zero and a Trigger Event exists, or as long as a Trigger Event does not exist, the excess of (1) the sum of (A) the Class A Certificate Principal Balance (after taking into account distributions of the Class A Principal Distribution Amount on such Distribution Date), (B) the Class M-1 Certificate Principal Balance (after taking into account distributions of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class M-2 Certificate Principal Balance (after taking into account distributions of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Class B-1 Certificate Principal Balance (after taking into account distributions of the Class B-1 Principal Distribution Amount on such Distribution Date) and (E) the Class B-2 Certificate Principal Balance immediately prior to such Distribution Date over (2) the lesser of (A) 74.70% of the Stated Principal Balances of the Mortgage Loans as of the end of the immediately preceding Due Period and (B) the excess of the aggregate Stated Principal Balances of the Mortgage Loans as of the end of the immediately preceding Due Period over the Minimum Required Overcollateralization Amount; provided, however, that on any Distribution Date prior to the Stepdown Date on which the Class A Certificate Principal Balance, the Class M Certificate Principal Balance and the Class B-1 Certificate Principal Balance have been reduced to zero, the Class B-2 Principal Distribution Amount for such Distribution Date will equal the lesser of (A) the outstanding Class B-2 Principal Distribution Amount and (B) 100% of the Principal Distribution Amount remaining after any distributions on such Class A, Class M and Class B-1 Certificates; and provided further, however, that in no event will the Class B-2 Principal Distribution Amount with respect to any Distribution Date exceed the Class B-2 Certificate Principal Balance.

         Class B-2 Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (1) the Class B-2 Applied Realized Loss Amount over (2) the sum of (x) all distributions in reduction of the Class B-2 Unpaid Realized Loss Amounts on all previous Distribution Dates and (y) all increases in the Certificate Principal Balance of such Class B-2 Certificates pursuant to the last sentence of the definition of "Certificate Principal Balance".

         Class B-3 Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Mortgage Loans which have been applied to the reduction of the Certificate Principal Balance of the Class B-3 Certificates.

         Class B-3 Certificate: Any Certificate designated as a "Class B-3 Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

         Class B-3 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class B-3 Certificates.

         Class B-3 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class B-3 Pass-Through Rate on the Class B-3 Certificate Principal Balance as of such Distribution Date plus the Current Interest and Interest Carry Forward Amount portions of any previous distributions on such Class that are recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class B-3 Certificates. For purposes of calculating interest, principal distributions on a Distribution Date will be deemed to have been made on the first day of the Accrual Period in which such Distribution Date occurs.

         Class B-3 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class B-3 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class B-3 Certificates with respect to interest on such prior Distribution Dates and
(2) interest on such excess (to the extent permitted by applicable law) at the Class B-3 Pass-Through Rate for the related Accrual Period.

         Class B-3 Margin: As of any Distribution Date up to and including the Initial Optional Termination Date, 2.0000% per annum and, as of any Distribution Date after the Initial Optional Termination Date, 3.0000% per annum.

         Class B-3 Pass-Through Rate: For the first Distribution Date, 5.3200% per annum. As of any Distribution Date thereafter, the lesser of (1) One-Month LIBOR plus the Class B-3 Margin and (2) the Available Funds Cap for such Distribution Date.

         Class B-3 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount for such Distribution Date if the Class A Certificate Principal Balance, the Class M-1 Certificate Principal Balance, the Class M-2 Certificate Principal Balance, the Class B-1 Certificate Principal Balance and the Class B-2 Certificate Principal Balance have been reduced to zero and a Trigger Event exists, or as long as a Trigger Event does not exist, the excess of (1) the sum of (A) the Class A Certificate Principal Balance (after taking into account distributions of the Class A Principal Distribution Amount on such Distribution Date), (B) the Class M-1 Certificate Principal Balance (after taking into account distributions of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class M-2 Certificate Principal Balance (after taking into account distributions of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Class B-1 Certificate Principal Balance (after taking into account distributions of the Class B-1 Principal Distribution Amount on such Distribution Date), (E) the Class B-2 Certificate Principal Balance (after taking into account distributions of the Class B-2 Principal Distribution Amount on such Distribution Date) and (F) the Class B-3 Certificate Principal Balance immediately prior to such Distribution Date over
(2) the lesser of (A) 78.60% of the aggregate Stated Principal Balances of the Mortgage Loans as of the end of the immediately preceding Due Period and (B) the excess of the Stated Principal Balances of the Mortgage Loans as of the end of the immediately preceding Due Period over the Minimum Required Overcollateralization Amount; provided, however, that on any Distribution Date prior to the Stepdown Date on which the Class A Certificate Principal Balance, the Class M Certificate Principal Balance, the Class B-1 Certificate Principal Balance and the Class B-2 Certificate Principal Balance have been reduced to zero, the Class B-3 Principal Distribution Amount for such Distribution Date will equal the lesser of (A) the outstanding Class B-3 Certificate Principal Balance and (B) 100% of the Principal Distribution Amount remaining after any distributions on such Class A, Class M, Class B-1 and Class B-2 Certificates; and provided further, however, that in no event will the Class B-3 Principal Distribution Amount with respect to any Distribution Date exceed the Class B-3 Certificate Principal Balance.

         Class B-3 Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (1) the Class B-3 Applied Realized Loss Amount over (2) the sum of (x) all distributions in reduction of the Class B-3 Unpaid Realized Loss Amounts on all previous Distribution Dates and (y) all increases in the Certificate Principal Balance of such Class B-3 Certificates pursuant to the last sentence of the definition of "Certificate Principal Balance."

         Class B-4 Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Mortgage Loans which have been applied to the reduction of the Certificate Principal Balance of the Class B-4 Certificates.

         Class B-4 Certificate: Any Certificate designated as a "Class B-4 Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

         Class B-4 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class B-4 Certificates.

         Class B-4 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class B-4 Pass-Through Rate on the Class B-4 Certificate Principal Balance as of such Distribution Date plus the Current Interest and Interest Carry Forward Amount portions of any previous distributions on such Class that are recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class B-4 Certificates. For purposes of calculating interest, principal distributions on a Distribution Date will be deemed to have been made on the first day of the Accrual Period in which such Distribution Date occurs.

         Class B-4 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class B-4 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class B-4 Certificates with respect to interest on such prior Distribution Dates and
(2) interest on such excess (to the extent permitted by applicable law) at the Class B-4 Pass-Through Rate for the related Accrual Period.

         Class B-4 Pass-Through Rate: As of any Distribution Date up to and including the Initial Optional Termination Date, the lesser of (1) 5.5000% per annum and (2) the Available Funds Cap for such Distribution Date and, as of any Distribution Date after the Initial Optional Termination Date, the lesser of (1) 6.0000% per annum and (2) the Available Funds Cap for such Distribution Date.

         Class B-4 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount for such Distribution Date if the Class A Certificate Principal Balance, the Class M-1 Certificate Principal Balance, the Class M-2 Certificate Principal Balance, the Class B-1 Certificate Principal Balance, the Class B-2 Certificate Principal Balance and the Class B-3 Certificate Principal Balance have been reduced to zero and a Trigger Event exists, or as long as a Trigger Event does not exist, the excess of (1) the sum of (A) the Class A Certificate Principal Balance (after taking into account distributions of the Class A Principal Distribution Amount on such Distribution Date), (B) the Class M-1 Certificate Principal Balance (after taking into account distributions of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class M-2 Certificate Principal Balance (after taking into account distributions of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Class B-1 Certificate Principal Balance (after taking into account distributions of the Class B-1 Principal Distribution Amount on such Distribution Date), (E) the Class B-2 Certificate Principal Balance (after taking into account distributions of the Class B-2 Principal Distribution Amount on such Distribution Date), (F) the Class B-3 Certificate Principal Balance (after taking into account distributions of the Class B-3 Principal Distribution Amount on such Distribution Date) and (G) the Class B-4 Certificate Principal Balance immediately prior to such Distribution Date over (2) the lesser of (A) 82.20% of the aggregate Stated Principal Balances of the Mortgage Loans as of the end of the immediately preceding Due Period and (B) the excess of the Stated Principal Balances of the Mortgage Loans as of the end of the immediately preceding Due Period over the Minimum Required Overcollateralization Amount; provided, however, that on any Distribution Date prior to the Stepdown Date on which the Class A Certificate Principal Balance, the Class M Certificate Principal Balance, the Class B-1 Certificate Principal Balance, the Class B-2 Certificate Principal Balance and the Class B-3 Certificate Principal Balance have been reduced to zero, the Class B-4 Principal Distribution Amount for such Distribution Date will equal the lesser of (A) the outstanding Class B-4 Certificate Principal Balance and
(B) 100% of the Principal Distribution Amount remaining after any distributions on such Class A, Class M, Class B-1, Class B-2 and Class B-3 Certificates; and provided further, however, that in no event will the Class B-4 Principal Distribution Amount with respect to any Distribution Date exceed the Class B-4 Certificate Principal Balance.

         Class B-4 Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (1) the Class B-4 Applied Realized Loss Amount over (2) the sum of (x) all distributions in reduction of the Class B-4 Unpaid Realized Loss Amounts on all previous Distribution Dates and (y) all increases in the Certificate Principal Balance of such Class B-4 Certificates pursuant to the last sentence of the definition of "Certificate Principal Balance."

         Class B-5 Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Mortgage Loans which have been applied to the reduction of the Certificate Principal Balance of the Class B-5 Certificates.

         Class B-5 Certificate: Any Certificate designated as a "Class B-5 Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

         Class B-5 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class B-5 Certificates.

         Class B-5 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class B-5 Pass-Through Rate on the Class B-5 Certificate Principal Balance as of such Distribution Date plus the Current Interest and Interest Carry Forward Amount portions of any previous distributions on such Class that are recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class B-5 Certificates. For purposes of calculating interest, principal distributions on a Distribution Date will be deemed to have been made on the first day of the Accrual Period in which such Distribution Date occurs.

         Class B-5 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class B-5 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class B-5 Certificates with respect to interest on such prior Distribution Dates and
(2) interest on such excess (to the extent permitted by applicable law) at the Class B-5 Pass-Through Rate for the related Accrual Period.

         Class B-5 Pass-Through Rate: As of any Distribution Date up to and including the Initial Optional Termination Date, the lesser of (1) 5.6500% per annum and (2) the Available Funds Cap for such Distribution Date and, as of any Distribution Date after the Initial Optional Termination Date, the lesser of (1) 6.1500% per annum and (2) the Available Funds Cap for such Distribution Date.

         Class B-5 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount for such Distribution Date if the Class A Certificate Principal Balance, the Class M-1 Certificate Principal Balance, the Class M-2 Certificate Principal Balance, the Class B-1 Certificate Principal Balance, the Class B-2 Certificate Principal Balance, the Class B-3 Certificate Principal Balance and the Class B-4 Certificate Principal Balance have been reduced to zero and a Trigger Event exists, or as long as a Trigger Event does not exist, the excess of (1) the sum of (A) the Class A Certificate Principal Balance (after taking into account distributions of the Class A Principal Distribution Amount on such Distribution Date), (B) the Class M-1 Certificate Principal Balance (after taking into account distributions of the Class M-1 Principal Distribution Amount on such

Distribution Date), (C) the Class M-2 Certificate Principal Balance (after taking into account distributions of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Class B-1 Certificate Principal Balance (after taking into account distributions of the Class B-1 Principal Distribution Amount on such Distribution Date), (E) the Class B-2 Certificate Principal Balance (after taking into account distributions of the Class B-2 Principal Distribution Amount on such Distribution Date), (F) the Class B-3 Certificate Principal Balance (after taking into account distributions of the Class B-3 Principal Distribution Amount on such Distribution Date), (G) the Class B-4 Certificate Principal Balance (after taking into account distributions of the Class B-4 Principal Distribution Amount on such Distribution Date) and (H) the Class B-5 Certificate Principal Balance immediately prior to such Distribution Date over (2) the lesser of (A) 85.80% of the aggregate Stated Principal Balances of the Mortgage Loans as of the end of the immediately preceding Due Period and (B) the excess of the Stated Principal Balances of the Mortgage Loans as of the end of the immediately preceding Due Period over the Minimum Required Overcollateralization Amount; provided, however, that on any Distribution Date prior to the Stepdown Date on which the Class A Certificate Principal Balance, the Class M Certificate Principal Balance, the Class B-1 Certificate Principal Balance, the Class B-2 Certificate Principal Balance, the Class B-3 Certificate Principal Balance and the Class B-4 Certificate Principal Balance have been reduced to zero, the Class B-5 Principal Distribution Amount for such Distribution Date will equal the lesser of (A) the outstanding Class B-5 Certificate Principal Balance and (B) 100% of the Principal Distribution Amount remaining after any distributions on such Class A, Class M, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates; and provided further, however, that in no event will the Class B-5 Principal Distribution Amount with respect to any Distribution Date exceed the Class B-5 Certificate Principal Balance.

         Class B-5 Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (1) the Class B-5 Applied Realized Loss Amount over (2) the sum of (x) all distributions in reduction of the Class B-5 Unpaid Realized Loss Amounts on all previous Distribution Dates and (y) all increases in the Certificate Principal Balance of such Class B-5 Certificates pursuant to the last sentence of the definition of "Certificate Principal Balance."

         Class C Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Mortgage Loans which have been applied to the reduction of the Certificate Principal Balance of the Class C Certificates.

         Class C Certificate: Any Certificate designated as a "Class C Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

         Class C Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class C Certificates.

         Class C Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class C Distributable Interest Rate on a notional amount equal to the aggregate principal balance of the Lower Tier REMIC Regular Interests immediately prior to such Distribution Date, plus the interest portion of any previous distributions on such Class that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class C Certificates.

         Class C Distributable Interest Rate: The excess, if any, of (a) the weighted average of the interest rates on the Lower Tier REMIC Regular Interests over (b) two times the weighted average of the interest rates on the Lower Tier REMIC Regular Interests (treating for purposes of this clause (b) the interest rate on each of the Lower Tier REMIC Marker Classes as being capped at the interest rate of its Related Certificates (as adjusted for the length of the Accrual Period) and treating the Class LTX Interest as being capped at zero). The averages described in the preceding sentence shall be weighted on the basis of the respective principal balances of the Lower Tier REMIC Regular Interests immediately prior to any date of determination.

         Class C Interest Carry Forward Amount: As of any Distribution Date, the excess of (A) the Class C Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class C Certificates with respect to interest on such prior Distribution Dates or added to the aggregate Certificate Principal Balance of the Class C Certificates.

         Class C Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (1) the Class C Applied Realized Loss Amount over (2) the sum of (x) all distributions in reduction of the Class C Unpaid Realized Loss Amounts on all previous Distribution Dates and (y) all increases in the Certificate Principal Balance of such Class C Certificates pursuant to the last sentence of the definition of "Certificate Principal Balance."

         Class LTA-1A Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/2 of the initial principal balance of its Related Certificates and an interest rate equal to the Net Rate.

         Class LTA-1B Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/2 of the initial principal balance of its Related Certificates and an interest rate equal to the Net Rate.

         Class LTB-1 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/2 of the initial principal balance of its Related Certificate and an interest rate equal to the Net Rate.

         Class LTB-2 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/2 of the initial principal balance of its Related Certificate and an interest rate equal to the Net Rate.

         Class LTB-3 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/2 of the initial principal balance of its Related Certificate and an interest rate equal to the Net Rate.

         Class LTB-4 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/2 of the initial principal balance of its Related Certificate and an interest rate equal to the Net Rate.

         Class LTB-5 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/2 of the initial principal balance of its Related Certificate and an interest rate equal to the Net Rate.

         Class LTM-1 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/2 of the initial principal balance of its Related Certificate and an interest rate equal to the Net Rate.

         Class LTM-2 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/2 of the initial principal balance of its Related Certificate and an interest rate equal to the Net Rate.

         Class LTR Interest: The sole class of "residual interest" in the Lower Tier REMIC.

         Class LTX Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to the excess of (i) the aggregate Cut-off Date Principal Balance of the Mortgage Loans over (ii) the aggregate initial principal balance of the Lower Tier REMIC Marker Classes and an interest rate equal to the Net Rate.

         Class M Certificate Principal Balance: As of any date of determination, the sum of the Class M-1 Certificate Principal Balance and the Class M-2 Certificate Principal Balance.

         Class M Certificates: The Class M-1 Certificates and the Class M-2 Certificates.

         Class M-1 Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Mortgage Loans which have been applied to the reduction of the Certificate Principal Balance of the Class M-1 Certificates.

         Class M-1 Certificate: Any Certificate designated as a "Class M-1 Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

         Class M-1 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class M-1 Certificates.

         Class M-1 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class M-1 Pass-Through Rate on the Class M-1 Certificate Principal Balance as of such Distribution Date plus the Current Interest and Interest Carry Forward Amount portions of any previous distributions on such Class that are recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class M-1 Certificates. For purposes of calculating interest, principal distributions on a Distribution Date will be deemed to have been made on the first day of the Accrual Period in which such Distribution Date occurs.

         Class M-1 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class M-1 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class M-1 Certificates with respect to interest on such prior Distribution Dates and
(2) interest on such excess (to the extent permitted by applicable law) at the Class M-1 Pass-Through Rate for the related Accrual Period.

         Class M-1 Margin: As of any Distribution Date up to and including the Initial Optional Termination Date, 0.6000% per annum and, as of any Distribution Date after the Initial Optional Termination Date, 0.9000% per annum.

         Class M-1 Pass-Through Rate: For the first Distribution Date, 3.9200% per annum. As of any Distribution Date thereafter, the lesser of (1) One-Month LIBOR plus the Class M-1 Margin and (2) the Available Funds Cap for such Distribution Date.

         Class M-1 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount for such Distribution Date if the Class A Certificate Principal Balance has been reduced to zero and a Trigger Event exists, or as long as a Trigger Event does not exist, the excess of (1) the sum of (A) the Class A Certificate Principal Balance (after taking into account distributions of the Class A Principal Distribution Amount on such Distribution Date) and (B) the Class M-1 Certificate Principal Balance immediately prior to such Distribution Date over (2) the lesser of (A) 44.20% of the Stated Principal Balances of the Mortgage Loans as of the end of the immediately preceding Due Period and (B) the excess of the aggregate Stated Principal Balances for the Mortgage Loans as of the end of the immediately preceding Due Period over the Minimum Required

Overcollateralization Amount; provided, however, that on any Distribution Date prior to the Stepdown Date on which the Class A Certificate Principal Balance been reduced to zero, the Class M-1 Principal Distribution Amount will equal the lesser of (A) the outstanding Class M-1 Certificate Principal Balance and (B) 100% of the Principal Distribution Amount remaining after any distributions on such Class A Certificates; and, provided, further that in no event will the Class M-1 Principal Distribution Amount with respect to any Distribution Date exceed the Class M-1 Certificate Principal Balance.

         Class M-1 Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (1) the Class M-1 Applied Realized Loss Amount over (2) the sum of (x) all distributions in reduction of the Class M-1 Unpaid Realized Loss Amounts on all previous Distribution Dates and (y) all increases in the Certificate Principal Balance of such Class M-1 Certificates pursuant to the last sentence of the definition of "Certificate Principal Balance."

         Class M-2 Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Mortgage Loans which have been applied to the reduction of the Certificate Principal Balance of the Class M-2 Certificates.

         Class M-2 Certificate: Any Certificate designated as a "Class M-2 Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

         Class M-2 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class M-2 Certificates.

         Class M-2 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class M-2 Pass-Through Rate on the Class M-2 Certificate Principal Balance as of such Distribution Date plus the Current Interest and Interest Carry Forward Amount portions of any previous distributions on such Class that are recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class M-2 Certificates. For purposes of calculating interest, principal distributions on a Distribution Date will be deemed to have been made on the first day of the Accrual Period in which such Distribution Date occurs.

         Class M-2 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class M-2 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class M-2 Certificates with respect to interest on such prior Distribution Dates and
(2) interest on such excess (to the extent permitted by applicable law) at the Class M-2 Pass-Through Rate for the related Accrual Period.

         Class M-2 Margin: As of any Distribution Date up to and including the Initial Optional Termination Date, 0.8000% per annum and, as of any Distribution Date after the Initial Optional Termination Date, 1.2000% per annum.

         Class M-2 Pass-Through Rate: For the first Distribution Date, 4.1200% per annum. As of any Distribution Date thereafter, the lesser of (1) One-Month LIBOR plus the Class M-2 Margin and (2) the Available Funds Cap for such Distribution Date.

         Class M-2 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount for such Distribution Date if each of the Class A Certificate Principal Balance and the Class M-1 Certificate Principal Balance has been reduced to zero and a Trigger Event exists, or as long as a Trigger Event does not exist, the excess of (1) the sum of (A) the Class A Certificate Principal

Balance (after taking into account distributions of the Class A Principal Distribution Amount on such Distribution Date), (B) the Class M-1 Certificate Principal Balance (after taking into account distributions of the Class M-1 Principal Distribution Amount on such Distribution Date) and (C) the Class M-2 Certificate Principal Balance immediately prior to such Distribution Date over
(2) the lesser of (A) 60.70% of the aggregate Stated Principal Balances of the Mortgage Loans as of the end of the immediately preceding Due Period and (B) the excess of the Stated Principal Balances of the Mortgage Loans as of the end of the immediately preceding Due Period over the Minimum Required Overcollateralization Amount; provided, however, that on any Distribution Date prior to the Stepdown Date on which the Class A Certificate Principal Balance and the Class M-1 Certificate Principal Balance have been reduced to zero, the Class M-2 Principal Distribution Amount will equal the lesser of (A) the outstanding Class M-2 Certificate Principal Balance and (B) 100% of the Principal Distribution Amount remaining after any distributions on such Class A and Class M-1 Certificates; provided, further, however, in no event will the Class M-2 Principal Distribution Amount with respect to any Distribution Date exceed the Class M-2 Certificate Principal Balance.

         Class M-2 Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (1) the Class M-2 Applied Realized Loss Amount over (2) the sum of (x) all distributions in reduction of the Class M-2 Unpaid Realized Loss Amounts on all previous Distribution Dates and (y) all increases in the Certificate Principal Balance of such Class M-2 Certificates pursuant to the last sentence of the definition of "Certificate Principal Balance."

         Class P Certificate: Any Certificate designated as a "Class P Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

         Class R Certificate: Any Certificate designated as a "Class R Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

         Class R Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class R Certificate.

         Class R Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class R Pass-Through Rate on the Class R Certificate Principal Balance as of such Distribution Date plus the Current Interest and Interest Carry Forward Amount portions of any previous distributions on such Class that are recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class R Certificate. For purposes of calculating interest, principal distributions on a Distribution Date will be deemed to have been made on the first day of the Accrual Period in which such Distribution Date occurs.

         Class R Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class R Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class R Certificate with respect to interest on such prior Distribution Dates and (2) interest on such excess (to the extent permitted by applicable law) at the Class R Pass-Through Rate for the related Accrual Period.

         Class R Margin: As of any Distribution Date up to and including the Initial Optional Termination Date, 0.0900% per annum and, as of any Distribution Date after the Initial Optional Termination Date, 0.1800% per annum.

         Class R Pass-Through Rate: For the first Distribution Date, 3.4100% per annum. As of any Distribution Date thereafter, the lesser of (1) One-Month LIBOR plus the Class R Margin and (2) the Available Funds Cap for such Distribution Date.

         Closing Date: June 28, 2005.

         Code: The Internal Revenue Code of 1986, including any successor or amendatory provisions.

         Collection Account: The separate Eligible Accounts created and initially maintained by the Servicers pursuant to Section 3.05(d) in the name of the Trustee for the benefit of the Certificateholders and designated (1) in the case of Wilshire, "Wilshire Credit Corporation, as servicer for Deutsche Bank, National Trust Company, as trustee, in trust for registered holders of Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2005-SL2" and (2) in the case of PHH, "PHH Mortgage Corporation, as servicer for Deutsche Bank, National Trust Company, as trustee, in trust for registered holders of Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2005-SL2". Funds in the Collection Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

         Combined Loan-to-Value Ratio: The fraction, expressed as a percentage, the numerator of which is the sum of (1) the original principal balance of the related Mortgage Loan and (2) any outstanding principal balances of Mortgage Loans the liens on which are senior to the lien on such related Mortgage Loan (such sum calculated at the date of origination of such related Mortgage Loan) and the denominator of which is the lesser of (A) the Appraised Value of the related Mortgaged Property and (B) the sales price of the related Mortgaged Property at time of origination.

         Compensating Interest: With respect to the Wilshire Serviced Loans, for any Distribution Date and all Principal Prepayments in full in respect of a Mortgage Loan that are received during the period from the first day of the related Prepayment Period through the last day of the calendar month preceding such Distribution Date, a payment made by Wilshire in an amount not to exceed the product of (a) one-twelfth of 0.25% and (b) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date, equal to the amount of interest at the Net Mortgage Rate for that Mortgage Loan from the date of prepayment through the 30th day of such preceding calendar month; provided that any month consisting of less than 30 days shall be deemed to consist of 30 days. With respect to the PHH Serviced Loans, for any Distribution Date and all Principal Prepayments in full in respect of a Mortgage Loan that are received during the period from the first day of the related Prepayment Period through the last day of the related Prepayment Period preceding such Distribution Date, a payment made by PHH in an amount not to exceed the product of (a) one-twelfth of 0.25% and (b) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date, equal to the amount of any Prepayment Interest Shortfall for such date.

         Current Interest: Any of the Class A-1A Current Interest, the Class A-1B Current Interest, the Class R Current Interest, the Class M-1 Current Interest, the Class M-2 Current Interest, the Class B-1 Current Interest, the Class B-2 Current Interest, the Class B-3 Current Interest, the Class B-4 Current Interest, the Class B-5 Current Interest and the Class C Current Interest.

         Custodian: The Master Servicer, in its role as Custodian.

         Cut-off Date: June 1, 2005.

         Cut-off Date Principal Balance: As to any Mortgage Loan, the unpaid principal balance thereof as of the close of business on the calendar day immediately preceding the Cut-off Date after application of all payments of principal due on or prior to the Cut-off Date, whether or not received, and all Principal Prepayments received prior to the Cut-off Date, but without giving effect to any installments of principal received in respect of Due Dates after the Cut-off Date.

         DBRS: Dominion Bond Rating Service, Inc. or any successor in interest.

         Definitive Certificates:  As defined in Section 5.06.

         Deleted Mortgage Loan: A Mortgage Loan replaced or to be replaced by a Replacement Mortgage Loan.

         Delinquent: A Mortgage Loan is "delinquent" if any payment due thereon is not made pursuant to the terms of such Mortgage Loan by the close of business on the day such payment is scheduled to be due. A Mortgage Loan is "30 days delinquent" if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was due, or, if there is no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month. With respect to any Mortgage Loan due on any day other than the first day of the month, such Mortgage Loan shall be deemed to be due on the first day of the immediately succeeding month. Similarly for "60 days delinquent," "90 days delinquent" and so on.

         Denomination: With respect to each Certificate, the amount set forth on the face thereof as the "Initial Principal Balance of this Certificate."

         Depositor: Merrill Lynch Mortgage Investors, Inc., a Delaware corporation, or any successor in interest.

         Depository: The initial Depository shall be The Depository Trust Company ("DTC"), the nominee of which is Cede & Co., or any other organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The Depository shall initially be the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York.

         Depository Agreement: With respect to Classes of Book-Entry Certificates, the agreement between the Securities Administrator and the initial Depository.

         Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

         Designated Transaction: A transaction in which the assets underlying the Certificates consist of single-family residential, multi-family residential, home equity, manufactured housing and/or commercial mortgage obligations that are secured by single-family residential, multi-family residential, commercial real property or leasehold interests therein.

         Determination Date: With respect to any Distribution Date, the 15th day of the month of such Distribution Date or, if such 15th day is not a Business Day, the immediately preceding Business Day.

         Disqualified Organization: (1) the United States, any state or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (2) any organization (other than a cooperative described in Section 521 of the Code) which is exempt from tax under Chapter 1 of Subtitle A of the Code unless such organization is subject to the tax imposed by Section 511 of the Code and (3) any organization described in Section 1381(a)(2)(C) of the Code.

         Distribution Date: The 25th day of each calendar month after the initial issuance of the Certificates, or if such 25th day is not a Business Day, the next succeeding Business Day, commencing in July 2005.

         Due Date: With respect to any Distribution Date and any Mortgage Loan, the day during the related Due Period on which a Scheduled Payment is due.

         Due Period: With respect to any Distribution Date, the period beginning on the second day of the calendar month preceding the calendar month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

         Eligible Account: An account that is (1) maintained with a depository institution the long-term unsecured debt obligations of which are rated by each Rating Agency in one of its two highest rating categories, or (2) maintained with the corporate trust department of a bank which (A) has a rating of at least Baa3 or P-3 by Moody's and (B) is either the Depositor or the corporate trust department of a national bank or banking corporation which has a rating of at least A-1 by S&P or F1 by Fitch, or (iii) an account or accounts the deposits in which are fully insured by the FDIC, or (iv) an account or accounts, acceptable to each Rating Agency without reduction or withdrawal of the rating of any Class of Certificates, as evidenced in writing, by a depository institution in which such accounts are insured by the FDIC (to the limit established by the FDIC), the uninsured deposits in which accounts are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to and acceptable to the Securities Administrator, the Trustee and each Rating Agency, the Certificateholders have a claim with respect to the funds in such account and a perfected first security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, or (v) maintained at an eligible institution whose commercial paper, short-term debt or other short-term deposits are rated at least A-1+ by S&P and F-1+ by Fitch, or (vi) maintained with a federal or state chartered depository institution the deposits in which are insured by the FDIC to the applicable limits and the short-term unsecured debt obligations of which (or, in the case of a depository institution that is a subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated A-1 by S&P, F-1 by Fitch or Prime-1 by Moody's at the time any deposits are held on deposit therein, or (vii) otherwise acceptable to each Rating Agency, as evidenced by a letter from each Rating Agency to the Securities Administrator and the Trustee.

         ERISA: The Employee Retirement Income Security Act of 1974, including any successor or amendatory provisions.

         ERISA-Qualifying Underwriting: A best efforts or firm commitment underwriting or private placement that would satisfy the requirements would satisfy the requirements of Prohibited Transaction Exemption 90-29, Exemption Application No. D-8012, 55 Fed. Reg. 21459 (1990), as amended, granted by the United States Department of Labor (or any other applicable underwriter's exemption granted by the United States Department of Labor), except, in relevant part, for the requirement that the certificates have received a rating at the time of acquisition that is in one of the three (or four, in the case of a "designated transaction") highest generic rating categories by at least one of S&P, Moody's or Fitch.

         ERISA Restricted Certificates: The Class C Certificates, Class P Certificates, Class R Certificate and Class B-5 Certificates and any other Certificate, unless the acquisition and holding of such other Certificate is covered by and exempt under an underwriter's exemption.

         Event of Default: As defined in Section 7.01 hereof.

         Excess Interest: On any Distribution Date, for the Class A-1A Certificates, Class A-1B Certificates, Class R Certificate, Class M-1 Certificates, Class M-2 Certificates, Class B-1 Certificates, Class B-2 Certificates, Class B-3 Certificates, Class B-4 Certificates and Class B-5 Certificates, the excess, if any, of (1) the amount of interest such Class of Certificates is entitled to receive on such Distribution Date at its Pass-Through Rate over (2) the amount of interest such Class of Certificates would have been entitled to receive on such Distribution Date had the Pass-Through Rate for such Class been the REMIC Pass-Through Rate.

         Excess Proceeds: With respect to any Liquidated Loan, any Liquidation Proceeds that are in excess of the sum of (1) the unpaid principal balance of such Liquidated Loan as of the date of such liquidation plus (2) interest at the Mortgage Rate from the Due Date as to which interest was last paid or advanced to Certificateholders (and not reimbursed to the related Servicer) up to the Due Date in the month in which such Liquidation Proceeds are required to be distributed on the unpaid principal balance of such Liquidated Loan outstanding during each Due Period as to which such interest was not paid or advanced.

         Exchange Act: The Securities Exchange Act of 1934, as amended.

         Extra Principal Distribution Amount: With respect to any Distribution Date, (1) prior to the Stepdown Date, the excess of (A) the sum of (i) the Aggregate Certificate Principal Balance immediately preceding such Distribution Date reduced by the Principal Funds with respect to such Distribution Date and
(ii) $33,557,342 over (B) the Pool Stated Principal Balance of the Mortgage Loans as of such Distribution Date and (2) on and after the Stepdown Date, (A) the sum of (x) the Aggregate Certificate Principal Balance immediately preceding such Distribution Date, reduced by the Principal Funds with respect to such Distribution Date and (y) the greater of (a) 14.20% of the Pool Stated Principal Balance of the Mortgage Loans and (b) the Minimum Required Overcollateralization Amount less (B) the Pool Stated Principal Balance of the Mortgage Loans as of such Distribution Date; provided, however, that if on any Distribution Date a Trigger Event is in effect, the Extra Principal Distribution Amount will not be reduced to the applicable percentage of the then-current Pool Stated Principal Balance of the Mortgage Loans (and will remain fixed at the applicable percentage of the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date immediately prior to the Trigger Event) until the next Distribution Date on which the Trigger Event is not in effect.

         Fannie Mae: A federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

         FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

         Fitch: Fitch, Inc., or any successor in interest.

         Floating Rate Certificate Carryover: With respect to a Distribution Date, in the event that the Pass-Through Rate for a Class of the Class A, Class M or Class B Certificates is based upon the Available Funds Cap, the excess of
(x) the amount of interest that such Class would have been entitled to receive on such Distribution Date had the Pass-Through Rate for that Class not been calculated based on the Available Funds Cap over (y) the amount of interest payable on such Class on such Distribution Date based on the Available Funds Cap, together with (i) the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate for such Class, without giving effect to the Available Funds
Cap) and (ii) any amount previously distributed with respect to Floating Rate Certificate Carryover for such Class that is recovered as a voidable preference by a trustee in bankruptcy.

         Freddie Mac: A corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

         Grantor Trusts: The grantor trusts described in Section 2.07 hereof.

         Initial Certificate Principal Balance: With respect to any Class A, Class M, Class B or Class C Certificate, the Certificate Principal Balance of such Certificate or any predecessor Certificate on the Closing Date as set forth in Section 5.01 hereof.

         Initial Optional Termination Date: The Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is equal to or less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

         Institutional Accredited Investors: Institutions which are "accredited investors" within the meaning of Rule 501(a)(1), (2), (3) or (7) promulgated pursuant to Regulation D.

         Insurance Policy: With respect to any Mortgage Loan included in the Trust Fund, any insurance policy, including all riders and endorsements thereto in effect with respect to such Mortgage Loan, including any replacement policy or policies for any insurance policies.

         Insurance Proceeds: Proceeds paid in respect of the Mortgage Loans pursuant to any Insurance Policy or any other insurance policy covering a Mortgage Loan, to the extent such proceeds are payable to the mortgagee under the Mortgage, a Servicer or the Trustee under the deed of trust and are not applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that such Servicer would follow in servicing mortgage loans held for its own account, in each case other than any amount included in such Insurance Proceeds in respect of Insured Expenses.

         Insured Expenses: Expenses covered by an Insurance Policy or any other insurance policy with respect to the Mortgage Loans.

         Interest Carry Forward Amount: Any of the Class A-1A Interest Carry Forward Amount, the Class A-1B Interest Carry Forward Amount, the Class R Interest Carry Forward Amount, the Class M-1 Interest Carry Forward Amount, the Class M-2 Interest Carry Forward Amount, the Class B-1 Interest Carry Forward Amount, the Class B-2 Interest Carry Forward Amount, the Class B-3 Interest Carry Forward Amount, the Class B-4 Interest Carry Forward Amount, the Class B-5 Interest Carry Forward Amount or the Class C Interest Carry Forward Amount, as the case may be.

         Interest Determination Date: With respect to the Class A, Class M and Class B-3 Certificates, (i) for any Accrual Period other than the first Accrual Period, the second LIBOR Business Day preceding the commencement of such Accrual Period and (ii) for the first Accrual Period, June 24, 2005.

         Interest Funds: With respect to any Distribution Date, the sum, without duplication, of (1) all scheduled interest due during the related Due Period and received before the related Servicer Remittance Date or advanced on or before the related Servicer Remittance Date less the Servicing Fees and the Securities Administrator Fee, (2) all Advances relating to interest with respect to the Mortgage Loans, (3) all Compensating Interest with respect to the Mortgage Loans, (4) Liquidation Proceeds with respect to the Mortgage Loans (to the extent such Liquidation Proceeds relate to interest) collected during the related Prepayment Period, (5) all proceeds of any purchase pursuant to Section
2.02 or 2.03 during the related Prepayment Period or pursuant to Section 9.01 not later than the related Determination Date (to the extent that such proceeds relate to interest) less the Servicing Fees and (6) all Prepayment Charges received with respect to the Mortgage Loans during the related Prepayment Period, less (A) all Non-

Recoverable Advances relating to interest and (B) other amounts reimbursable to a Servicer, the Master Servicer, the Securities Administrator and the Trustee pursuant to this Agreement.

         Latest Possible Maturity Date: The latest maturity date for any Mortgage Loan in the Trust Fund plus one year.

         LIBOR Business Day: Any day on which banks in the City of London, England and New York City, U.S.A. are open and conducting transactions in foreign currency and exchange.

         Liquidated Loan: With respect to any Distribution Date, a defaulted Mortgage Loan that either (a) has been liquidated through deed-in-lieu of foreclosure, foreclosure sale, trustee's sale or other realization as provided by applicable law governing the real property subject to the related Mortgage and any security agreements and as to which a Servicer has certified (in accordance with Section 3.12) in the related Prepayment Period that it has received all amounts it expects to receive in connection with such liquidation or (b) is delinquent 180 days or longer, as to which a Servicer has certified in a certificate of an officer of such Servicer delivered to the Securities Administrator and the Trustee that it does not believe that there is a reasonable likelihood that any further net proceeds will be received or recovered with respect to such Mortgage Loan.

         Liquidation Proceeds: Amounts, including Insurance Proceeds, received in connection with the partial or complete liquidation of Mortgage Loans, whether through trustee's sale, foreclosure sale, sale by a Servicer pursuant to this Agreement or otherwise or amounts received in connection with any condemnation or partial release of a Mortgaged Property and any other proceeds received in connection with an REO Property, less the sum of related unreimbursed Advances, Servicing Fees, Servicing Advances and any other expenses related to such Mortgage Loan.

         Losses: Any losses, claims, damages, liabilities or expenses collectively.

         Lower Tier REMIC: As described in the Preliminary Statement and Section 2.07.

         Lower Tier REMIC Interests: Each of the Class LTA-1A Interest, the Class LTA-1B Interest, the Class LTM-1 Interest, the Class LTM-2 Interest, the Class LTB-1 Interest, the Class LTB-2 Interest, the Class LTB-3 Interest, the Class LTB-4 Interest, the Class LTB-5 Interest, the Class LTX Interest and the Class LTR Interest.

         Lower Tier REMIC Marker Classes: Each of the classes of Lower Tier REMIC Regular Interests other than the Class LTX Interest.

         Lower Tier REMIC Regular Interests: Each of the Lower Tier REMIC Interests other than the Class LTR Interest.

         Master Servicer: Wells Fargo Bank, N.A., a national banking association, or any successor in interest.

         MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

         MERS Loan: Any Mortgage Loan registered with MERS on the MERS System.

         MERS System: The system of recording transfers of mortgage electronically maintained by MERS.

         Minimum Required Overcollateralization Amount: An amount equal to the product of (x) 0.50% and (y) the Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

         MIN: The loan number for any MERS Loan.

         MLMC: Merrill Lynch Mortgage Capital Inc., a Delaware corporation, or its successors in interest.

         MLMC Sale Agreement: The Mortgage Loan Sale and Assignment Agreement dated as of June 1, 2005 between the Depositor and MLMC.

         MLML: Merrill Lynch Mortgage Lending, Inc., a Delaware corporation, or its successors in interest.

         MLML Sale Agreement: The Mortgage Loan Sale and Assignment Agreement dated as of June 1, 2005 between the Depositor and MLML.

         MOM Loan: Any Mortgage Loan as to which MERS is acting as mortgagee, solely as nominee for the originator of such Mortgage Loan and its successors and assigns.

         Monthly Statement: The statement delivered to the Certificateholders pursuant to Section 4.05.

         Moody's: Moody's Investors Service, Inc. or any successor in interest.

         Mortgage: With respect to a Mortgage Loan, the mortgage, deed of trust or other instrument creating a second lien or a second priority ownership interest in an estate in fee simple in real property securing a Mortgage Note.

         Mortgage File: The mortgage documents listed in Section 2.01 hereof pertaining to a particular Mortgage Loan and any additional documents delivered to the Custodian to be added to the Mortgage File pursuant to this Agreement.

         Mortgage Loans: Such of the mortgage loans transferred and assigned to the Trustee pursuant to the provisions hereof as from time to time are held as a part of the Trust Fund (including any REO Property), the mortgage loans so held being identified in the Mortgage Loan Schedule, notwithstanding foreclosure or other acquisition of title of the related Mortgaged Property. Any mortgage loan that was intended by the parties hereto to be transferred to the Trust Fund as indicated by such Mortgage Loan Schedule which is in fact not so transferred for any reason shall continue to be a Mortgage Loan hereunder until the Purchase Price with respect thereto has been paid to the Trust Fund.

         Mortgage Loan Schedule: The list of Mortgage Loans (as from time to time amended by the Trustee to reflect the deletion of Deleted Mortgage Loans and the addition of Replacement Mortgage Loans pursuant to the provisions of this Agreement) transferred to the Trustee as part of the Trust Fund (for clarification purposes, the Custodian has physical possession of the Mortgage Files) and from time to time subject to this Agreement, attached hereto as Exhibit B, setting forth the following information with respect to each Mortgage
Loan:

                  (i)      the loan number;

                  (ii)     borrower name and address;

                  (iii)    the unpaid principal balance of the Mortgage Loans;

                  (iv)     the initial Mortgage Rate;

                  (v) the original maturity date and the months remaining before maturity date;

                  (vi)     the original principal balance;

                  (vii)    the Cut-off Date Principal Balance;

                  (viii)   the first payment due date of the Mortgage Loan;

                  (ix)     the Combined Loan-to-Value Ratio

                  (x) a code indicating whether the residential dwelling at the time of origination was represented to be owner-occupied;

                  (xi)     a code indicating the property type;

                  (xii)    location of the related Mortgaged Property;

                  (xiii) a code indicating whether a Prepayment Charge is applicable and, if so,

                           (A) the period during which such Prepayment Charge is in effect;

                           (B)      the amount of such Prepayment Charge;

                           (C) any limitations or other conditions on the enforceability of such Prepayment Charge; and

                           (D) any other information pertaining to the Prepayment Charge specified in the related Mortgage Note; and

                  (xiv)    the Credit Score and date obtained.

         Mortgage Note: The original executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan and all amendments, modifications and attachments thereto.

         Mortgage Pool: The aggregate of the Mortgage Loans identified in the Mortgage Loan Schedule.

         Mortgaged Property: The underlying property securing a Mortgage Loan.

         Mortgage Rate: The annual rate of interest borne by a Mortgage Note from time to time.

         Mortgagor: The obligor on a Mortgage Note.

         Net Mortgage Rate: As to each Mortgage Loan, and at any time, the per annum rate equal to the then current Mortgage Rate less the Servicing Fee Rate and the Securities Administrator Fee Rate.

         Net Rate: With respect to any interest in any REMIC and any Distribution Date, the product of (x) the weighted average Net Mortgage Rate for the Mortgage Loans calculated based on the respective

Net Mortgage Rates and the Stated Principal Balances of such Mortgage Loans as of the preceding Distribution Date (or, in the case of the first Distribution Date, as of the Cut-off Date) and (y) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Accrual Period for such interest.

         Non-Recoverable Advance: Any portion of an Advance previously made or proposed to be made by a Servicer that, in the good faith judgment of such Servicer, will not or, in the case of a current delinquency, would not, be ultimately recoverable by such Servicer from the related Mortgagor, related Liquidation Proceeds or otherwise related to the Mortgage Loans.

         Non-Recoverable Servicing Advance: Any portion of a Servicing Advance previously made or proposed to be made by a Servicer that, in the good faith judgment of such Servicer, will not or, in the case of a current Servicing Advance, would not, be ultimately recoverable by such Servicer from the related Mortgagor, related Liquidation Proceeds or otherwise related to the Mortgage Loans.

         Non-Supported Interest Shortfall: As defined in Section 4.02.

         Offered Certificates: The Class A-1A, Class A-1B, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class B-3 and Class R Certificates.

         Officer's Certificate: A certificate (1) signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a vice president (however denominated), an Assistant Vice President, the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries of the Depositor, the Master Servicer, a Servicer or the Securities Administrator (or any other officer customarily performing functions similar to those performed by any of the above designated officers and to whom, with respect to a particular matter, such matter is referred because of such officer's knowledge of and familiarity with a particular subject) or (2), if provided for in this Agreement, signed by a Servicing Officer, as the case may be, and delivered to the Depositor, the Master Servicer, a Servicer, the Securities Administrator or the Trustee, as the case may be, as required by this Agreement.

         One-Month LIBOR: With respect to any Accrual Period, the rate determined by the Securities Administrator on the related Interest Determination Date on the basis of (a) the offered rates for one-month United States dollar deposits, as such rates appear on Telerate page 3750, as of 11:00 a.m. (London time) on such Interest Determination Date or (b) if such rate does not appear on Telerate Page 3750 as of 11:00 a.m. (London time), the offered rates of the Reference Banks for one-month United States dollar deposits, as such rates appear on the Reuters Screen LIBO Page, as of 11:00 a.m. (London time) on such Interest Determination Date. If One-Month LIBOR is determined pursuant to clause
(b) above, on each Interest Determination Date, One-Month LIBOR for the related Accrual Period will be established by the Securities Administrator as follows:

                  (i) If on such Interest Determination Date two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.03125%).

                  (ii) If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period shall be the higher of (i) One-Month LIBOR as determined on the previous Interest Determination Date and (ii) the Reserve Interest Rate.

         Opinion of Counsel: A written opinion of counsel, who may be counsel for the Depositor, the Master Servicer, a Servicer or the Securities Administrator reasonably acceptable to each addressee of such opinion; provided, however, that with respect to Section 6.04 or 10.01, or the interpretation or application of the REMIC Provisions, such counsel must (1) in fact be independent of the Depositor, the Master Servicer, the related Servicer or the Securities Administrator, (2) not have any direct financial interest in the Depositor, the Master Servicer, the related Servicer or the Securities Administrator or in any Affiliate of any such party, and (3) not be connected with the Depositor, the Master Servicer, the related Servicer or the Securities Administrator as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

         Optional Termination: The termination of the trust hereunder pursuant to clause (a) of Section 9.01 hereof.

         Optional Termination Amount: The repurchase price received by the Securities Administrator in connection with any repurchase of all of the Mortgage Loans pursuant to Section 9.01.

         Optional Termination Price: On any date after the Initial Optional Termination Date, an amount equal to the sum of (A) the aggregate Stated Principal Balance of each Mortgage Loan (other than any Mortgage Loan that has become an REO Property) as of the Distribution Date on which the proceeds of the Optional Termination are distributed to the Certificateholders, plus accrued interest thereon at the applicable Mortgage Rate as of the Due Date preceding the Distribution Date on which the proceeds of the Optional Termination are distributed to Certificateholders and the fair market value of any REO Property, plus accrued interest thereon as of the Distribution Date on which the proceeds of the Optional Termination are distributed to Certificateholders, (B) any unreimbursed out-of-pocket costs and expenses owed to the Trustee, the Securities Administrator (including any amounts incurred by the Securities Administrator in connection with conducting the Auction), the Master Servicer or a Servicer and any unpaid or unreimbursed Servicing Fees, Advances and Servicing Advances, (C) any unreimbursed costs, penalties and/or damages incurred by the Trust Fund in connection with any violation relating to any of the Mortgage Loans of any predatory or abusive lending law and (D) in the event an Auction has been conducted, all reasonable fees and expenses incurred by the Securities Administrator to conduct such Auction.

         OTS: The Office of Thrift Supervision.

         Outstanding: With respect to the Certificates as of any date of determination, all Certificates theretofore executed and authenticated under this Agreement except: (1) Certificates theretofore canceled by the Securities Administrator or delivered to the Securities Administrator for cancellation; and
(2) Certificates in exchange for which or in lieu of which other Certificates have been executed by the Securities Administrator and delivered by the Securities Administrator pursuant to this Agreement.

         Outstanding Mortgage Loan: As of any Distribution Date, a Mortgage Loan with a Stated Principal Balance greater than zero that was not the subject of a Principal Prepayment in full, and that did not become a Liquidated Loan, prior to the end of the related Due Period.

         Overcollateralization Amount: As of any date of determination, the excess of (1) the Stated Principal Balance of the Mortgage Loans over (2) the Certificate Principal Balance of the Certificates (other than the Class P Certificates and the Class C Certificates).

         Ownership Interest: As to any Certificate, any ownership interest in such Certificate including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

         Pass-Through Rate: With respect to the Class A-1A Certificates, the Class A-1A Pass-Through Rate; with respect to the Class A-1B Certificates, the Class A-1B Pass-Through Rate; with respect to the Class M-1 Certificates, the Class M-1 Pass-Through Rate; with respect to the Class M-2 Certificates, the Class M-2 Pass-Through Rate; with respect to the Class B-1 Certificates, the Class B-1 Pass-Through Rate; with respect to the Class B-2 Certificates, the Class B-2 Pass-Through Rate; with respect to the Class B-3 Certificates, the Class B-3 Pass-Through Rate; with respect to the Class B-4 Certificates, the Class B-4 Pass-Through Rate; with respect to the Class B-5 Certificates, the Class B-5 Pass-Through Rate; and with respect to the Class R Certificate, the Class R Pass-Through Rate.

         Percentage Interest: With respect to:

                  (i) any Class, the percentage interest in the undivided beneficial ownership interest evidenced by such Class which shall be equal to the Certificate Principal Balance of such Class divided by the aggregate Certificate Principal Balance of all Classes; and

                  (ii) any Certificate, the Percentage Interest evidenced thereby of the related Class shall equal the percentage obtained by dividing the Denomination of such Certificate by the aggregate of the Denominations of all Certificates of such Class; except that in the case of any Class P Certificates, the Percentage Interest with respect to such Certificate shown on the face of such Certificate.

         Permitted Activities: The primary activities of the trust created pursuant to this Agreement which shall be:

                  (i) holding Mortgage Loans transferred from the Depositor and other assets of the Trust Fund, including any credit enhancement and passive derivative financial instruments that pertain to beneficial interests issued or sold to parties other than the Depositor, its Affiliates, or its agents;

                  (ii) issuing Certificates and other interests in the assets of the Trust Fund;

                  (iii) receiving collections on the Mortgage Loans and making payments on such Certificates and interests in accordance with the terms of this Agreement; and

                  (iv) engaging in other activities that are necessary or incidental to accomplish these limited purposes, which activities cannot be contrary to the status of the Trust Fund as a qualified special purpose entity under existing accounting literature.

         Permitted Investments: At any time, any one or more of the following obligations and securities:

                  (i) obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

                  (ii) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency rating the Certificates;

                  (iii) commercial or finance company paper, other than commercial or finance company paper issued by the Depositor, the Securities Administrator or any of its

                           Affiliates, which is then receiving the highest commercial or finance company paper rating of each such Rating Agency;

                  (iv) certificates of deposit, demand or time deposits, or bankers' acceptances (other than banker's acceptances issued by the Securities Administrator or any of its Affiliates) issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company are then rated one of the two highest long-term and the highest short-term ratings of each such Rating Agency for such securities;

                  (v) demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that such deposits are fully insured by the FDIC;

                  (vi) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation rated in the two highest long-term or the highest short-term ratings of each Rating Agency containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any such Rating Agency as evidenced by a letter from each Rating Agency;

                  (vii) repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (v) above;

                  (viii) securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation, other than the Securities Administrator or any of its Affiliates, incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest long term ratings of each Rating Agency;

                  (ix) interests in any money market fund (including those managed or advised by the Securities Administrator, the Trustee or their respective Affiliates) which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable long term rating by each Rating Agency rating such fund; and

                  (x) short term investment funds sponsored by any trust company or national banking association incorporated under the laws of the United States or any state thereof, other than the Securities Administrator or any of its Affiliates, which on the date of acquisition has been rated by each such Rating Agency in their respective highest applicable rating category;

provided, that no such instrument shall be a Permitted Investment if such instrument (i) evidences the right to receive interest only payments with respect to the obligations underlying such instrument, (ii) is purchased at a premium or above par or (iii) is purchased at a deep discount; provided, further, that no such instrument shall be a Permitted Investment (A) if such instrument evidences principal and interest payments derived from obligations underlying such instrument and the interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations, or (B) if it may be redeemed at a price below the purchase price (the foregoing clause
(B) not to apply to investments in units of money market funds pursuant to clause (ix) above); and provided, further, (I) that no amount beneficially owned by any REMIC (including, without limitation, any amounts collected by a Servicer but not yet deposited in the Collection Account) may be invested in investments (other than money market funds) treated as equity interests for Federal income tax purposes, unless such Servicer shall receive an Opinion of Counsel, at the expense of the party requesting that such investment be made, to the effect that such investment will not adversely affect the status of the any REMIC provided for herein as a REMIC under the Code or result in imposition of a tax on the Trust Fund or any REMIC provided for herein and (II) each such investment must be a "permitted investment" within the meaning of Section 860G(a)(5) of the Code. Permitted Investments that are subject to prepayment or call may not be purchased at a price in excess of par.

         Permitted Transferee: Any Person other than (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, International Organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers' cooperatives described in section 521 of the Code) that is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in section 860E(c)(1) of the Code) with respect to a Certificate, (iv) rural electric and telephone cooperatives described in section 1381(a)(2)(C) of the Code, and (v) a Person that is not a citizen or resident of the United States, a corporation or partnership (or other entity treated as a corporation or partnership for United States federal income tax purposes) created or organized in or under the laws of the United States or any State thereof or the District of Columbia or an estate whose income from sources without the United States is includable in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust, unless, in the case of this clause (v), such Person has furnished the transferor and the Securities Administrator with a duly completed Internal Revenue Service Form W-8ECI or applicable successor form. The terms "United States," "State" and "International Organization" shall have the meanings set forth in section 7701 of the Code. A corporation will not be treated as an instrumentality of the United States or of any State thereof for these purposes if all of its activities are subject to tax and, with the exception of the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by such government unit.

         Person: Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

         PHH: PHH Mortgage Corporation, a New Jersey corporation, or its successor in interest.

         PHH Serviced Loans: Those Mortgage Loans identified on the Mortgage Loan Schedule as being serviced by PHH.

         Pool Stated Principal Balance: As to any Distribution Date, the aggregate of the Stated Principal Balances, as of such Distribution Date, of the Mortgage Loans that were Outstanding Mortgage Loans as of such date.

         Prepayment Assumption: A rate of prepayment, as described in the Prospectus Supplement in the definition of "Modeling Assumptions," relating to the Offered Certificates or as described in the Private Placement Memorandum, relating to the Class B-4 and Class B-5 Certificates.

         Prepayment Charges: Any prepayment premium or charge payable by a Mortgagor in connection with any Principal Prepayment on a Mortgage Loan pursuant to the terms of the related Mortgage Note or Mortgage, as applicable.

         Prepayment Interest Excess: With respect to the Wilshire Serviced Loans and any Servicer Remittance Date, for each Mortgage Loan that was the subject of a Principal Prepayment in full during the portion of the related Prepayment Period occurring between the first day of the calendar month in which such Servicer Remittance Date occurs and the last day of the related Prepayment Period, an amount equal to interest (to the extent received) at the applicable Net Mortgage Rate on the amount of such Principal Prepayment for the number of days commencing on the first day of the calendar month in which such Servicer Remittance Date occurs and ending on the date on which such Principal Prepayment is so applied.

         Prepayment Interest Shortfall: With respect to the Wilshire Serviced Loans and any Distribution Date, for each Mortgage Loan that was the subject of a Principal Prepayment in full (other than a Principal Prepayment in full resulting from the purchase of a Mortgage Loan pursuant to Section 2.02, 2.03 or
9.01 hereof and other than a Principal Prepayment in full on a Mortgage Loan received during the period from and including the first day to and including the 14th day of the month of such Distribution Date), the amount, if any, by which
(i) one month's interest at the applicable Net Mortgage Rate on the Stated Principal Balance of such Mortgage Loan as of the preceding Distribution Date exceeds (ii) the amount of interest paid or collected in connection with such Principal Prepayment. With respect to the PHH Serviced Loans and any Distribution Date, for each Mortgage Loan that was the subject of a Principal Prepayment in full (other than a Principal Prepayment in full resulting from the purchase of a Mortgage Loan pursuant to Section 2.02, 2.03 or 9.01 hereof), the amount, if any, by which (i) one month's interest at the applicable Net Mortgage Rate on the Stated Principal Balance of such Mortgage Loan as of the preceding Distribution Date exceeds (ii) the amount of interest paid or collected in connection with such Principal Prepayment.

         Prepayment Period: With respect to the Wilshire Serviced Loans and any Distribution Date, the period beginning with the opening of business on the 15th day of the calendar month preceding the month in which such Distribution Date occurs (or in the case of the first Distribution Date, beginning with the opening of business on the Cut-off Date) and ending on the close of business on the 14th day of the month in which such Distribution Date occurs. With respect to the PHH Serviced Loans and any Distribution Date, the calendar month immediately preceding the month in which the Distribution Date occurs.

         Principal Distribution Amount: With respect to each Distribution Date, the sum of (i) the Principal Funds for such Distribution Date and (ii) any Extra Principal Distribution Amount for such Distribution Date.

         Principal Funds: With respect to the Mortgage Loans and any Distribution Date, the sum, without duplication, of (1) the scheduled principal due during the related Due Period and received before the related Servicer Remittance Date or advanced on or before the related Servicer Remittance Date,
(2) prepayments collected in the related Prepayment Period, (3) the Stated Principal Balance of each Mortgage Loan that was purchased by the Depositor during the related Prepayment Period or, in the case of a purchase pursuant to
Section 9.01, on the Business Day prior to such Distribution Date, (4) the amount, if any, by which the aggregate unpaid principal balance of any Replacement Mortgage Loan is less than the aggregate unpaid principal of the related Deleted Mortgage Loans delivered by a Seller in connection with a substitution of a Mortgage Loan pursuant to Section 2.03(c), (5) all Liquidation Proceeds collected during the related Prepayment Period (to the extent such Liquidation Proceeds related to principal), (6) all Subsequent Recoveries received during the related Due Period and (7) all other collections and recoveries in respect of principal during the related Prepayment Period less (A) all Non-Recoverable Advances relating to principal with respect to the Mortgage Loans and (B) other amounts reimbursable to the Servicers, the Master Servicer, the Securities Administrator and the Trustee pursuant to this Agreement allocable to principal.

         Principal Prepayment: Any Mortgagor payment or other recovery of (or proceeds with respect to) principal on a Mortgage Loan (including Mortgage Loans purchased or repurchased under Sections 2.02, 2.03 and 9.01 hereof) that is received or recovered in advance of its scheduled Due Date and is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment. Partial Principal Prepayments shall be applied by the related Servicer in accordance with the terms of the related Mortgage Note.

         Private Placement Memorandum: The Private Placement Memorandum dated June 28, 2005 relating to the private placement of the Class B-4 and Class B-5 Certificates.

         Prospectus Supplement: The Prospectus Supplement dated June 24, 2005, as supplemented by a supplement dated June 28, 2005 and a supplement dated July 5, 2005, relating to the public offering of the Offered Certificates.

         PUD: A Planned Unit Development.

         Purchase Price: With respect to any Mortgage Loan required to be repurchased by a Seller or the applicable Transferor pursuant to Section 2.02 or
2.03 hereof, an amount equal to the sum of (i) 100% of the unpaid principal balance of the Mortgage Loan as of the date of such purchase together with any unreimbursed Servicing Advances, (ii) accrued interest thereon at the applicable Mortgage Rate from (a) the date through which interest was last paid by the Mortgagor to (b) the Due Date in the month in which the Purchase Price is to be distributed to Certificateholders and (iii) any unreimbursed costs, penalties and/or damages incurred by the Trust Fund in connection with any violation relating to such Mortgage Loan of any predatory or abusive lending law.

         QIB: A "qualified institutional buyer" within the meaning of Rule 144A.

         Rating Agency: Any of Fitch, DBRS or Moody's. If any such organization or its successor is no longer in existence, "Rating Agency" shall be a nationally recognized statistical rating organization, or other comparable Person, designated by the Depositor, notice of which designation shall be given to the Trustee. References herein to a given rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers.

         Realized Loss: With respect to (1) a Liquidated Loan, the amount, if any, by which the Stated Principal Balance and accrued interest thereon at the Net Mortgage Rate exceeds the amount actually recovered by the related Servicer with respect thereto (net of reimbursement of Advances and Servicing Advances) at the time such Mortgage Loan became a Liquidated Loan or (2) with respect to a Mortgage Loan which is not a Liquidated Loan, any amount of principal that the Mortgagor is no longer legally required to pay (except for the extinguishment of debt that results from the exercise of remedies due to default by the Mortgagor).

         Record Date: With respect to any Distribution Date, the close of business on the last Business Day of the month preceding the month in which the applicable Distribution Date occurs.

         Reference Banks: Barclays Bank PLC, JPMorgan Chase Bank, N.A., Citibank, N.A., Wells Fargo Bank, N.A. and NatWest, N.A.; provided that if any of the foregoing banks are not suitable to serve as a Reference Bank, then any leading banks selected by the Securities Administrator which are engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, England, (ii) whose quotations appear on the Reuters Screen LIBO Page on the relevant Interest Determination Date and (iii) which have been designated as such by the Securities Administrator.

         Regular Certificate: Any one of the Class A-1A, Class A-1B, Class M, and Class B Certificates.

         Regulation S: Regulation S promulgated under the Securities Act or any successor provision thereto, in each case as the same may be amended from time to time; and all references to any rule, section or subsection of, or definition or term contained in, Regulation S means such rule, section, subsection, definition or term, as the case may be, or any successor thereto, in each case as the same may be amended from time to time.

          Regulation S Book-Entry Certificates: Certificates sold in offshore transactions in reliance on Regulation S in the form of one or more permanent global Certificates in definitive, fully registered form without interest coupons, which shall be deposited on behalf of the subscribers for such Certificates represented thereby with the Securities Administrator, as custodian for DTC and registered in the name of a nominee of DTC.

         Related Certificates: With respect to the Class LTA-1A Interest, the Class A-1A and Class R Certificates. With respect to the Class LTA-1B Interest, the Class A-1B Certificates. With respect to the Class LTB-1 Interest, the Class B-1 Certificates. With respect to the Class LTB-2 Interest, the Class B-2 Certificates. With respect to the Class LTB-3 Interest, the Class B-3 Certificates. With respect to the Class LTB-4 Interest, the Class B-4 Certificates. With respect to the Class LTB-5 Interest, the Class B-5 Certificates. With respect to the Class LTM-1 Interest, the Class M-1 Certificates. With respect to the Class LTM-2 Interest, the Class M-2 Certificates.

         Relief Act: The Servicemembers Civil Relief Act or any similar state or local law.

         Relief Act Shortfall: With respect to any Distribution Date and any Mortgage Loan, any reduction in the amount of interest or principal collectible on such Mortgage Loan for the most recently ended calendar month as a result of the application of the Relief Act.

         REMIC: A "real estate mortgage investment conduit" within the meaning of section 860D of the Code. References herein to "the REMICs" or "a REMIC" shall mean any of (or, as the context requires, all of) the Lower Tier REMIC and the Upper Tier REMIC.

         REMIC Pass-Through Rate: The Pass-Through Rate for a Class of Related Certificates calculated by replacing "Available Funds Cap" in such definition with "Net Rate."

         REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and proposed, temporary and final regulations and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time as well as provisions of applicable state laws.

         REMIC Regular Interests: (i) any of the rights under any of the Certificates (other than the Class P Certificates, the Class R Certificate and the Class C Certificates) other than the rights in interest rate cap contracts described in Section 2.07 and (ii) the Uncertificated Class C Interest.

         Remittance Report: As defined in Section 4.04(j) hereof.

         REO Property: A Mortgaged Property acquired by a Servicer through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

         Replacement Mortgage Loan: A Mortgage Loan substituted by a Seller for a Deleted Mortgage Loan, which must, on the date of such substitution, as confirmed in a Request for Release, substantially in the form of Exhibit I (1) have a Stated Principal Balance, after deduction of the principal portion of the Scheduled Payment due in the month of substitution, not in excess of, and not less than 90% of the Stated Principal Balance of the Deleted Mortgage Loan; (2) with respect to any Mortgage Loan, have a Mortgage Rate not less than or no more than 1% per annum higher than the Mortgage Rate of the Deleted Mortgage Loan;
(3) have a similar or higher FICO score or credit grade than that of the Deleted Mortgage Loan; (4) have a Combined Loan-to-Value Ratio no higher than that of the Deleted Mortgage Loan; (5) have a remaining term to maturity no greater than (and not more than one year less than) that of the Deleted Mortgage Loan; (6) provide for a Prepayment Charge on terms substantially similar to those of the Prepayment Charge, if any, of the Deleted Mortgage Loan; (7) have the same lien priority as the Deleted Mortgage Loan; (8) constitute the same occupancy type as the Deleted Mortgage Loan; and (9) comply with each representation and warranty set forth in Section 2.03 hereof.

         Request for Release: The Request for Release of Documents submitted by a Servicer to the Custodian, substantially in the form of Exhibit I hereto.

         Required Insurance Policy: With respect to any Mortgage Loan, any insurance policy that is required to be maintained from time to time under this Agreement.

         Required Loss Percentage: For any Distribution Date, the applicable percentage for such Distribution Date set forth in the following table:

         DISTRIBUTION DATE OCCURRING IN        REQUIRED LOSS PERCENTAGE
         ------------------------------        ------------------------
         July 2008 - June 2009                 4.75% with respect to July 2008, plus an
                                               additional 1/12th of 3.50% for each month
                                               thereafter
         July 2009 - June 2010                 8.25% with respect to July 2009, plus an
                                               additional 1/12th of 2.75% for each month
                                               thereafter
         July 2010 - June 2011                 11.00% with respect to July 2010, plus an
                                               additional 1/12th of 2.00% for each month
                                               thereafter
         July 2011 - June 2012                 13.00% with respect to July 2011, plus an
                                               additional 1/12th of 0.75% for each month
                                               thereafter
         July 2012 and thereafter              13.75%

         Required Percentage: As of any Distribution Date following a Stepdown Date, the quotient of (1) the excess of (A) the Stated Principal Balances of the Mortgage Loans as of such Distribution Date, over (B) the Certificate Principal Balance of the most senior Class of Certificates outstanding, prior to giving effect to distributions to be made on such Distribution Date and (2) the Stated Principal Balance of the Mortgage Loans as of such Distribution Date. As used herein, on any Distribution Date when any of the Class A Certificates are outstanding, the Certificate Principal Balance of the most senior Class of Certificates will equal the aggregate Certificate Principal Balance of the Class A Certificates as of such date of calculation.


         Reserve Interest Rate: With respect to any Interest Determination Date, the rate per annum that the Securities Administrator determines to be (1) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.03125%) of the one-month United States dollar lending rates which New York City banks selected by the Securities Administrator are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or (2) in the event that the Securities Administrator can determine no such arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the Securities Administrator are quoting on such Interest Determination Date to leading European banks.

         Residual Interest: An interest in the Upper Tier REMIC that is entitled to all distributions of principal and interest on the Class R Certificate other than distributions in respect of the Class LTR Interest and distributions to the extent attributable to an interest rate in excess of the Net Rate.

         Responsible Officer: When used with respect to the Securities Administrator or a Servicer, any officer of the Securities Administrator or a Servicer with direct responsibility for the administration of this Agreement and also means any other officer to whom, with respect to a particular matter, such matter is referred because of such officer's knowledge of and familiarity with the particular subject. When used with respect to the Trustee, any Managing Director, any Director, Vice President, any Assistant Vice President, any Associate, any Assistant Secretary, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers who at such time shall be officers to whom, with respect to a particular matter, the matter is referred because of the officer's knowledge of and familiarity with the particular subject and who has direct responsibility for the administration of this Agreement.

         Reuters Screen LIBO Page: The display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace such LIBO page on that service for the purpose of displaying London interbank offered rates of major banks.

         Rule 144A: Rule 144A under the Securities Act.

         Rule 144A Book-Entry Certificates: Certificates initially offered and sold in reliance on the exemption from registration under Rule 144A in the form of one or more permanent global Certificates in definitive, fully registered form without interest coupons, which shall be deposited on behalf of the subscribers for such Certificates represented thereby with the Securities Administrator, as custodian for DTC and registered in the name of a nominee of DTC.

         S&P: Standard & Poor's, a division of The McGraw-Hill Companies, Inc., or any successor in interest.

         Sale Agreement: Either of the MLMC Sale Agreement or the MLML Sale Agreement.

         Scheduled Payment: The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan.

         Section 302 Requirements: Any rules or regulations promulgated pursuant to the Sarbanes-Oxley Act of 2002 (as such may be amended from time to time).

         Securities Act: The Securities Act of 1933, as amended.

         Securities Administrator: Wells Fargo Bank, N.A., a national banking association, or any successor in interest.

         Securities Administrator Fee: A fee paid monthly to the Securities Administrator from interest collected with respect to each Mortgage Loan equal to the product of (a) the Securities Administrator Fee Rate and (b) the Stated Principal Balance of such Mortgage Loan.

         Securities Administrator Fee Rate: 0.0185% per annum for each Mortgage Loan.

         Seller: Either of MLMC or MLML.

         Servicer: Each of Wilshire and PHH, or in each case, its successor in interest. When the term "Servicers" is used, such term is referring to each Servicer acting with respect to related Mortgage Loans serviced by it.

         Servicer Advance Date: As to any Distribution Date, the related Servicer Remittance Date.

         Servicer Remittance Date: With respect to any Distribution Date, the later of two Business Days after the 15th day of the month in which such Distribution Date occurs and the 18th day (or if such day is not a Business Day, the next preceding Business Day) of the month in which such Distribution Date occurs.

         Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses incurred in the performance by a Servicer of its servicing obligations hereunder, including, but not limited to, the cost of (1) the preservation, inspection, restoration and protection of a Mortgaged Property, including without limitation advances in respect of real estate taxes and assessments, (2) any collection, enforcement or judicial proceedings, including without limitation foreclosures, collections and liquidations, (3) the conservation, management, sale and liquidation of any REO Property, (4) executing and recording instruments of satisfaction, deeds of reconveyance or Assignments of Mortgage to the extent not otherwise recovered from the related Mortgages or payable under this Agreement, (5) correcting errors of prior servicers; costs and expenses charged to the related Servicer by the Trustee or the Securities Administrator; tax tracking; title research; flood certifications; lender paid mortgage insurance, (6) obtaining or correcting any legal documentation required to be included in the Mortgage Files and reasonably necessary for the related Servicer to perform its obligations under this Agreement and (7) compliance with the obligations under Sections 3.01 and 3.10.

         Servicing Fee: As to each Mortgage Loan and any Distribution Date, an amount equal to the product of (x) the Servicing Fee Rate and (y) the Stated Principal Balance of such Mortgage Loan as of the preceding Distribution Date or, in the event of any payment of interest that accompanies a Principal Prepayment in full made by the Mortgagor, interest at the Servicing Fee Rate on the Stated Principal Balance of such Mortgage Loan as of the preceding Distribution Date for the period covered by such payment of interest.

         Servicing Fee Rate: 0.50% per annum.

         Servicing Officer: Any officer of a Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and facsimile signature appear on a list of servicing officers furnished to the Master Servicer, the Securities Administrator and the Trustee by such Servicer on the Closing Date pursuant to this Agreement, as such lists may from time to time be amended.

         Servicing Transfer Costs: In the event that a Servicer does not reimburse the Master Servicer or the Trustee under this Agreement, all costs associated with the transfer of servicing from such predecessor Servicer, including, without limitation, any costs or expenses associated with the termination of such predecessor Servicer, the appointment of a successor servicer, the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Master Servicer or any successor servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the Master Servicer or successor servicer to service the Mortgage Loans properly and effectively.

         SFAS 140: Statement of Financial Accounting Standard No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities dated September 2000, published by the Financial Accounting Standards Board of the Financial Accounting Foundation.

         Startup Day: As defined in Section 2.07 hereof.

         Stated Principal Balance: With respect to any Mortgage Loan or related REO Property (1) as of the Cut-off Date, the Cut-off Date Principal Balance thereof, and (2) as of any Distribution Date, such Cut-off Date Principal Balance, minus the sum of (A) the principal portion of the Scheduled Payments
(x) due with respect to such Mortgage Loan during each Due Period ending prior to such Distribution Date and (y) that were received by a Servicer as of the close of business on the Determination Date related to such Distribution Date or with respect to which Advances were made on the Servicer Advance Date prior to such Distribution Date and (B) all Principal Prepayments with respect to such Mortgage Loan received on or prior to the last day of the related Prepayment Period, and all Liquidation Proceeds to the extent applied by the related Servicer as recoveries of principal in accordance with Section 3.12 with respect to such Mortgage Loan, that were received by the related Servicer as of the close of business on the last day of the related Due Period. Notwithstanding the foregoing, the Stated Principal Balance of a Liquidated Loan shall be deemed to be zero.

         Stepdown Date: The later to occur of (1) the Distribution Date in July 2008 or (2) the first Distribution Date on which (A) the Class A Certificate Principal Balance (reduced by the Principal Funds with respect to such Distribution Date) is less than or equal to (B) 25.30% of the Stated Principal Balances of the Mortgage Loans as of such Distribution Date.

         Subordinated Certificates: The Class M and Class B Certificates.

         Subsequent Recovery: Any amount received on a Mortgage Loan (net of amounts reimbursed to the related Servicer related to Liquidated Mortgage Loans) subsequent to such Mortgage Loan being determined to be a Liquidated Mortgage Loan.

         Subservicing Agreement: As defined in Section 3.02(a).

         Substitution Adjustment Amount: The meaning ascribed to such term pursuant to Section 2.03(c).

         Tax Matters Person: The Person designated as "tax matters person" in the manner provided under Treasury regulation Section 1.860F-4(d) and Treasury regulation Section 301.6231(a)(7)-1.

         Transfer: Any direct or indirect transfer or sale of any Ownership Interest in a Certificate.

         Transfer Agreement: Each document set out on Exhibit J-1 and Exhibit J-2 hereto pursuant to which the related Seller acquired any Mortgage Loan from the Transferor of such Mortgage Loan.

         Transferor: Any originator of a Mortgage Loan.

         Trigger Event: With respect to the Certificates on or after the Stepdown Date, a Distribution Date on which (1) the quotient of (A) the aggregate Stated Principal Balance of all Mortgage Loans which are 60 or more days Delinquent measured on a rolling three month basis (including, for the purposes of this calculation, Mortgage Loans in foreclosure and REO Properties) and (B) the Stated Principal Balance of the Mortgage Loans as of the last day of the preceding calendar month, equals or exceeds the product of (i) 16.00% and
(ii) Required Percentage or (2) the quotient (expressed as a percentage) of (A) the aggregate Realized Losses incurred from the Cut-off Date through the last day of the calendar month preceding such Distribution Date and (B) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceeds the Required Loss Percentage.

         Trust Fund: The corpus of the trust (the "Merrill Lynch Mortgage Investors Trust, Series 2005-SL2") created hereunder consisting of (i) the Mortgage Loans and all interest and principal received on or with respect thereto on and after the Cut-off Date to the extent not applied in computing the Cut-off Date Principal Balance thereof, exclusive of interest not required to be deposited in the Collection Account; (ii) the Collection Account and the Certificate Account and all amounts deposited therein pursuant to the applicable provisions of this Agreement; (iii) property that secured a Mortgage Loan and has been acquired by foreclosure, deed in lieu of foreclosure or otherwise; (iv) the mortgagee's rights under the Insurance Policies with respect to the Mortgage Loans; and (v) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or other liquid property.

         Trustee: Deutsche Bank National Trust Company, a national banking association, not in its individual capacity, but solely in its capacity as trustee for the benefit of the Certificateholders under this Agreement, and any successor thereto, and any corporation or national banking association resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee as may from time to time be serving as successor trustee hereunder.

         Trustee Fee: The fee payable to the Trustee by the Securities Administrator pursuant to a separate agreement.

         Uncertificated Class C Interest: An uncertificated interest having (i) the same rights to payments as the Class C Certificates, and (ii) the rights to the payments treated as distributed to the Class C Certificates under Section 2.07(d), provided, however, that such interest shall have no obligation to make any payments treated as paid by the Class C Certificates pursuant to interest rate cap agreements under Section 2.07(d).

         United States Person: (i) A citizen or resident of the United States,
(ii) a corporation, partnership or other entity treated as a corporation or partnership for federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise), (iii) an estate the income of which is includible in gross income for United States tax purposes regardless of its source or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August

20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be United States Persons.

         Unpaid Realized Loss Amount: The Class M-1 Unpaid Realized Loss Amount, Class M-2 Unpaid Realized Loss Amount, Class B-1 Unpaid Realized Loss Amount, Class B-2 Unpaid Realized Loss Amount, Class B-3 Unpaid Realized Loss Amount, Class B-4 Realized Loss Amount, Class B-5 Realized Loss Amount and Class C Unpaid Realized Loss Amount, collectively.

         Upper Tier REMIC: As described in the Preliminary Statement and Section 2.07.

         USAP Report: A report in compliance with the Uniform Single Attestation Program for Mortgage Bankers delivered in accordance with Section 3.18.

         Voting Rights: The portion of the voting rights of all the Certificates that is allocated to any of the Certificates for purposes of the voting provisions hereunder. Voting Rights allocated to each Class of Certificates shall be allocated as follows: (1) 98% to the Class A-1A, Class A-1B, Class M-1, Class M-2, Class R, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates, with the allocation among such Certificates to be in proportion to the Class Certificate Principal Balance of each Class relative to the Class Certificate Principal Balance of all other Classes and (2) each Class of the Class C and Class P will be allocated 1% of the Voting Rights Certificates. Voting Rights will be allocated among the Certificates of each such Class in accordance with their respective Percentage Interests.

         Wilshire: Wilshire Credit Corporation, a Nevada corporation, or its successors in interest.

         Wilshire Serviced Loans: Those Mortgage Loans identified on the Mortgage Loan Schedule as being serviced by Wilshire.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                         REPRESENTATIONS AND WARRANTIES

         SECTION 2.01. Conveyance of Mortgage Loans.

         The Depositor, concurrently with the execution and delivery hereof, does hereby sell, transfer, assign, set over and convey to the Trustee without recourse all the right, title and interest of the Depositor in and to the assets of the Trust Fund. Such assignment includes all interest and principal received on or with respect to the Mortgage Loans on or after the Cut-off Date (other than Scheduled Payments due on the Mortgage Loans on or before the Cut-off
Date).

         It is agreed and understood by the Depositor, the Master Servicer, the Servicers, the Securities Administrator and the Trustee that it is not intended that any Mortgage Loan be included in the Trust that is, without limitation, either (i) a "High-Cost Home Loan" as defined in the New Jersey Home Ownership Act effective November 27, 2003; (ii) a "High-Cost Home Loan" as defined in the New Mexico Home Loan Protection Act effective January 1, 2004; (iii) a "High-Cost Home Mortgage Loan" as defined in the Massachusetts Predatory Home Loan Practices Act effective November 7, 2004; (iv) a "High-Cost Home Loan" as defined by the Indiana High Cost Home Loan Law effective January 1, 2005 or (v) a "High-Cost Home Loan" as defined by the Illinois High Risk Home Loan Act effective January 1, 2004.

         The Master Servicer is hereby appointed as the initial Custodian. The Master Servicer in its capacity as Custodian shall be entitled to all the rights, benefits and protections afforded the Master Servicer under this Agreement, including without limitation its rights pursuant to Section 6.03.

         In connection with such assignment, the Depositor does hereby deliver to, and deposit with, the Custodian, the following documents or instruments with respect to each Mortgage Loan:

                  (A) The Original Mortgage Note endorsed in blank or, "Pay to the order of Deutsche Bank National Trust Company, as trustee, without recourse" together with all riders thereto. The Mortgage Note shall include all intervening endorsements showing a complete chain of the title from the Transferor to [__________________].

                  (B) Except as provided below and for each Mortgage Loan that is not a MERS Loan, the original recorded Mortgage together with all riders thereto, with evidence of recording thereon, or, if the original Mortgage has not yet been returned from the recording office, a copy of the original Mortgage together with all riders thereto certified to be a true copy of the original of the Mortgage that has been delivered for recording in the appropriate recording office of the jurisdiction in which the Mortgaged Property is located and in the case of each MERS Loan, the original Mortgage together with all riders thereto, noting the presence of the MIN of the Loan and either language indicating that the Mortgage Loan is a MOM Loan or if the Mortgage Loan was not a MOM Loan at origination, the original Mortgage and the assignment thereof to MERS, with evidence of recording indicated thereon, or a copy of the Mortgage certified by the public recording office in which such Mortgage has been recorded.

                  (C) In the case of each Mortgage Loan that is not a MERS Loan, the original Assignment of each Mortgage in blank or, to "Deutsche Bank National Trust Company, as trustee."

                  (D) The original policy of title insurance (or a preliminary title report, commitment or binder if the original title insurance policy has not been received from the title insurance company).

                  (E) Originals of any intervening assignments of the Mortgage, with evidence of recording thereon or, if the original intervening assignment has not yet been returned from the recording office, a copy of such assignment certified to be a true copy of the original of the assignment which has been sent for recording in the appropriate jurisdiction in which the Mortgaged Property is located.

                  (F) Originals of all assumption and modification agreements, if any.

                  (G) If in connection with any Mortgage Loan, the Depositor cannot deliver the Mortgage, Assignments of Mortgage or assumption, consolidation or modification, as the case may be, with evidence of recording thereon, if applicable, concurrently with the execution and delivery of this Agreement solely because of a delay caused by the public recording office where such Mortgage, Assignments of Mortgage or assumption, consolidation or modification, as the case may be, has been delivered for recordation, the Depositor shall deliver or cause to be delivered to the Trustee written notice stating that such Mortgage or assumption, consolidation or modification, as the case may be, has been delivered to the appropriate public recording office for recordation. Thereafter, the Depositor shall deliver or cause to be delivered to the Trustee such Mortgage, Assignments of Mortgage or assumption, consolidation or modification, as the case may be, with evidence of recording indicated thereon, if applicable, upon receipt thereof from the public recording office. To the extent any required endorsement is not contained on a Mortgage Note or an Assignment of Mortgage, the Depositor shall make or cause to be made such endorsement.

                  (H) With respect to any Mortgage Loan, none of the Depositor, the Master Servicer, the Servicers, the Securities Administrator or the Trustee shall be obligated to cause to be recorded the Assignment of Mortgage referred to in this Section 2.01. In the event an Assignment of Mortgage is not recorded, the Master Servicer or the related Servicer, as applicable, shall have no liability for its failure to receive and act on notices related to such Assignment of Mortgage.

         The ownership of each Mortgage Note, the Mortgage and the contents of the related Mortgage File is vested in the Trustee on behalf of the Certificateholders. None of the Depositor, the Master Servicer, the Servicers or the Securities Administrator shall take any action inconsistent with such ownership and shall not claim any ownership interest therein. The Depositor, the Master Servicer, the Servicers and the Securities Administrator shall respond to any third party inquiries with respect to ownership of the Mortgage Loans by stating that such ownership is held by the Trustee on behalf of the Certificateholders. Mortgage documents relating to the Mortgage Loans not delivered to the Custodian are and shall be held in trust by the related Servicer, for the benefit of the Trustee as the owner thereof, and the related Servicer's possession of the contents of each Mortgage File so retained is for the sole purpose of servicing the related Mortgage Loan, and such retention and possession by the related Servicer, is in a custodial capacity only. The Depositor agrees to take no action inconsistent with the Trustee's ownership of the Mortgage Loans, to promptly indicate to all inquiring parties that the Mortgage Loans have been sold and to claim no ownership interest in the Mortgage Loans.

         It is the intention of this Agreement that the conveyance of the Depositor's right, title and interest in and to the Trust Fund pursuant to this Agreement shall constitute a purchase and sale and not a loan. If a conveyance of Mortgage Loans from a Seller to the Depositor is characterized as a pledge and not a sale, then the Depositor shall be deemed to have transferred to the Trustee all of the Depositor's right, title and interest in, to and under the obligations of such Seller deemed to be secured by said pledge; and it is the intention of this Agreement that the Depositor shall also be deemed to have granted to the Trustee a first priority security interest in all of the Depositor's right, title, and interest in, to and under the obligations of each Seller to the Depositor deemed to be secured by said pledge and that the Custodian shall be deemed to be an independent custodian for purposes of perfection of the security interest granted to the Trustee. If the conveyance of the Mortgage Loans from the Depositor to the Trustee is characterized as a pledge, it is the intention of this Agreement that this Agreement shall constitute a security agreement under applicable law, and that the Depositor shall be deemed to have granted to the Trustee a first priority security interest in all of the Depositor's right, title and interest in, to and under the Mortgage Loans, all payments of principal of or interest on such Mortgage Loans, all other rights relating to and payments made in respect of the Trust Fund, and all proceeds of any thereof. If the trust created by this Agreement terminates prior to the satisfaction of the claims of any Person in any Certificates, the security interest created hereby shall continue in full force and effect and the Trustee shall be deemed to be the collateral agent for the benefit of such Person.

         In addition to the conveyance made in the first paragraph of this
Section 2.01, the Depositor does hereby convey, assign and set over to the Trustee for the benefit of the Certificateholders its rights and interests under the Sale Agreements, including the Depositor's right, title and interest in the representations and warranties contained in the Sale Agreements, the rights in the Transfer Agreements described therein, and the benefit of the repurchase obligations and the obligation of the Sellers contained in the Sale Agreements to take, at the request of the Depositor or the Trustee, all action on its part which is reasonably necessary to ensure the enforceability of a Mortgage Loan. The Trustee hereby accepts such assignment, and shall be entitled to exercise all rights of the Depositor under the Sale Agreements as if, for such purpose, it were the Depositor. The foregoing sale, transfer, assignment, set-over, deposit and conveyance does not and is not intended to result in creation or assumption by the Trustee of any obligation of the Depositor, the Sellers, or any other Person in connection with the Mortgage Loans or any other agreement or instrument relating thereto.

         SECTION 2.02. Acceptance by the Trustee of the Mortgage Loans.

         Except as set forth in the exception report delivered contemporaneously herewith (the "Exception Report"), the Custodian acknowledges receipt of the Mortgage Note for each Mortgage Loan and delivery of a Mortgage File (but does not acknowledge receipt of all documents required to be included in such Mortgage File) with respect to each Mortgage Loan and declares that it holds and will hold such documents and any other documents constituting a part of the Mortgage Files delivered to it in trust for the use and benefit of all present and future Certificateholders. The Depositor will cause the related Seller to repurchase any Mortgage Loan to which a material exception was taken in the Exception Report unless such exception is cured to the satisfaction of the Trustee within 45 Business Days of the Closing Date.

         The Custodian agrees, for the benefit of Certificateholders, to review each Mortgage File delivered to it within 60 days after the Closing Date to ascertain and to certify, within 70 days of the Closing Date, to the Depositor, the Master Servicer, the Trustee and the related Servicer that all documents required by Section 2.01 (A)-(B), (C) (if applicable), and (D)-(E), and the documents if actually received by it, under Section 2.01(F), have been executed and received, and that such documents relate to the Mortgage Loans identified in Exhibit B that have been conveyed to it. The Custodian shall have no obligation to verify whether the documents under Section 2.01(F) exist. If the Custodian finds any document or documents constituting a part of a Mortgage File to be missing or defective (that is, mutilated, damaged, defaced or unexecuted) in any material respect, the Custodian shall promptly (and in any event within no more than five Business Days) after such finding so notify the Trustee, the Master Servicer, the related Servicer, the related Seller and the Depositor. In addition, the Custodian shall also notify the Trustee, the Master Servicer, the related Servicer, the related Seller and the Depositor if the original Mortgage with evidence of recording thereon with respect to a Mortgage Loan is not received within 70 days of the Closing Date; if it has not been received because of a delay caused by the public recording office where such Mortgage has been delivered for recordation, the Depositor shall deliver or cause to be delivered to the Custodian and the Trustee written notice stating that such Mortgage has been delivered to the appropriate public recording office for recordation and thereafter the Depositor shall deliver or cause to be delivered such Mortgage with evidence of recording thereon upon receipt thereof from the public recording office. The Trustee shall request that the related Seller correct or cure such omission, defect or other irregularity, or substitute a Mortgage Loan pursuant to the provisions of Section 2.03(c), within 90 days from the date the related Seller was notified of such omission or defect and, if the related Seller does not correct or cure such omission or defect within such period, that the related Seller purchase such Mortgage Loan from the Trust Fund within 90 days from the date the Trustee notified the related Seller of such omission, defect or other irregularity at the Purchase Price of such Mortgage Loan. The Purchase Price for any Mortgage Loan purchased pursuant to this Section 2.02 shall be paid to the related Servicer and deposited by such Servicer in the Certificate Account or Collection Account, as appropriate, promptly upon receipt, and the Custodian, upon receipt of a Request for Release, shall promptly release to the related Seller the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment, without recourse, as shall be requested by the related Seller and necessary to vest in the related Seller or its designee, as the case may be, any Mortgage Loan released pursuant hereto, and the Trustee and the Custodian shall have no further responsibility with regard to such Mortgage Loan. It is understood and agreed that the obligation of the related Seller to purchase, cure or substitute any Mortgage Loan as to which a material defect in or omission of a constituent document exists shall constitute the sole remedy respecting such defect or omission available to the Trustee on behalf of Certificateholders. The preceding sentence shall not, however, limit any remedies available to the Certificateholders, the Depositor or the Trustee pursuant to the Sale Agreement, Transfer Agreement or any Bring Down Letter. The Trustee and the Custodian shall be under no duty or obligation to inspect, review and examine such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, recordable, duly authorized, sufficient, legal, valid or appropriate to the represented purpose, or that they have actually been recorded, or that they are other than what they purport to be on their face. The Servicers, the Master Servicer, the Securities Administrator, the Custodian and the Trustee shall keep confidential the name of each Mortgagor except as required for performance of this Agreement and the Servicers, the Master Servicer, the Securities Administrator, the Custodian and the Trustee shall not solicit any such Mortgagor for the purpose of refinancing the related Mortgage Loan; notwithstanding anything herein to the contrary, the foregoing shall not be construed to prohibit (i) disclosure of any and all information that is or becomes publicly known, or information obtained by the Trustee, a Servicer, the Master Servicer, the Securities Administrator or the Custodian from sources other than the other parties hereto, (ii) disclosure of any and all information (A) if required to do so by any applicable law, rule or regulation,
(B) to any government agency or regulatory body having or claiming authority to regulate or oversee any aspects of the business of the Trustee, a Servicer, the Master Servicer, the Securities Administrator or the Custodian or that of any Affiliate, (C) pursuant to any subpoena, civil investigation demand or similar demand or request of any court, regulatory authority, arbitrator or arbitration to which the Trustee, a Servicer, the Master Servicer, the Securities Administrator or the Custodian or any Affiliate or an officer, director, employer or shareholder thereof is a party or (D) to any Affiliate, independent or internal auditor, agent, employee or attorney of the Trustee, a Servicer, the Master Servicer, the Securities Administrator or the Custodian having a need to know the same, provided that the Trustee, such Servicer, the Master Servicer, the Securities Administrator or the Custodian, as applicable, advises such recipient of the confidential nature of the information being disclosed, or
(iii) any other disclosure authorized by the Depositor.

         Within 70 days of the Closing Date, the Custodian shall deliver to the Depositor, the Master Servicer, the Trustee and the Servicers the Custodian Certification, substantially in the form of Exhibit D attached hereto, evidencing the completeness of the Mortgage Files, with any exceptions noted thereto.

         SECTION 2.03. Representations, Warranties and Covenants of the
Depositor.

                  (a) The Depositor hereby represents and warrants to the Servicers, the Master Servicer, the Securities Administrator and the Trustee as follows, as of the date hereof:

                  (i) The Depositor is duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has full power and authority (corporate and other) necessary to own or hold its properties and to conduct its business as now conducted by it and to enter into and perform its obligations under this Agreement and the Sale Agreements.

                  (ii) The Depositor has the full corporate power and authority to execute, deliver and perform, and to enter into and consummate the transactions contemplated by, this Agreement and the Sale Agreements and has duly authorized, by all necessary corporate action on its part, the execution, delivery and performance of this Agreement and the Sale Agreements; and this Agreement and the Sale Agreements, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, subject, as to enforceability, to (i) bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and (ii) general principles of equity, regardless of whether enforcement is sought in a proceeding in equity or at law.

                  (iii) The execution and delivery of this Agreement and the Sale Agreements by the Depositor, the consummation of the transactions contemplated by this Agreement and the Sale Agreements, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Depositor and will not (A) result in a material breach of any term or provision of the charter or by-laws of the Depositor or (B) materially conflict with, result in a violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which the Depositor is a party or by which it may be bound or (C) constitute a material violation of any statute, order or regulation applicable to the Depositor of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Depositor; and the Depositor is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair the Depositor's ability to perform or meet any of its obligations under this Agreement.

                  (iv) No litigation is pending, or, to the best of the Depositor's knowledge, threatened, against the Depositor that would materially and adversely affect the execution, delivery or enforceability of this Agreement and the Sale Agreements or the ability of the Depositor to perform its obligations under this Agreement and the Sale Agreements in accordance with the terms hereof.

                  (v) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Depositor of, or compliance by the Depositor with, this Agreement and the Sale Agreements or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, the Depositor has obtained the same. The Depositor hereby represents and warrants to the Trustee with respect to each Mortgage Loan as of the Closing Date, and following the transfer of the Mortgage Loans to it by the related Seller, the Depositor had good title to the Mortgage Loans and the Mortgage Notes were subject to no offsets, claims, liens, mortgage, pledge, charge, security interest, defenses or counterclaims.

                  (b) The representations and warranties of each Transferor with respect to the related Mortgage Loans in the applicable Transfer Agreement, which have been assigned to the Trustee hereunder, were made as of the date specified in the applicable Transfer Agreement and brought forward to the Closing Date pursuant to the related Bring Down Letter, except as otherwise noted on Exhibit J-1 or Exhibit J-2. The representations and warranties of each Transferor with respect to the Mortgage Loans contained in the Bring Down Letter were made as of the Closing Date, except as otherwise noted on Exhibit J-1 or Exhibit J-2. The representations and warranties of the related Seller with respect to the Mortgage Loans contained in the related Sale Agreement were made as of the Closing Date. To the extent that any fact, condition or event with respect to a Mortgage Loan constitutes a breach of both (i) a representation or warranty of the applicable Transferor under the applicable Transfer Agreement and (ii) a representation or warranty of the related Seller under the related Sale Agreement, the obligations of the related Seller under the related Sale Agreement shall be enforced against the Transferor or such Seller, as applicable, as set forth in such Sale Agreement. The Trustee acknowledges that the related Seller shall have no obligation or liability with respect to any breach of a representation or warranty made by it with respect to any related Mortgage Loans, except as otherwise set forth in the related Sale Agreement, if the fact, condition or event constituting such breach also constitutes a breach of a representation or warranty made by the related Transferor in the related Transfer Agreement, without regard to whether the related Transferor fulfills its contractual obligations in respect of such representation or warranty. The Trustee also acknowledges that the related Seller shall have no obligation or liability with respect to any breach of a representation or warranty made solely by the Transferors with respect to the Mortgage

Loans, without regard to whether the related Transferor fulfills its contractual obligations in respect of such representation or warranty. The Trustee further acknowledges that the Depositor shall have no obligation or liability with respect to any breach of any representation or warranty with respect to the Mortgage Loans (except as set forth in Section 2.03(a)(v)) under any circumstances.

         In addition to the representations and warranties of the Transferors in the Transfer Agreements that were brought forward to the Closing Date pursuant to the Bring Down Letter, with respect to each Mortgage Loan, each Transferor made certain additional covenants regarding such Mortgage Loan, as set forth in the related Transfer Agreement. With respect to any breach of such additional covenants that materially and adversely affects the interests of the Certificateholders in such Mortgage Loan, the related Seller shall (1) use reasonable efforts to enforce such covenant against the related Transferor and
(2) if the related Seller successfully enforces any obligation of the related Transferor to repurchase such Mortgage Loan, the related Seller shall repurchase such Mortgage Loan in accordance with this Section 2.03. If the related Seller does not successfully enforce the obligation, if any, of the Transferor to repurchase a Mortgage Loan with respect to any breach of any such additional covenants, the related Seller shall have no obligation or right to repurchase or cure such Mortgage Loan.

                  (c) Upon discovery by any of the Depositor, the Master Servicer, the Securities Administrator, a Servicer or the Trustee of a breach of any of such representations and warranties that adversely and materially affects the value of the related Mortgage Loan, Prepayment Charges or the interests of the Certificateholders, the party discovering such breach shall give prompt written notice to the other parties. Within 90 days of the discovery of such breach of any representation or warranty, the applicable Transferor or the related Seller, as applicable, shall either (a) cure such breach in all material respects, (b) repurchase such Mortgage Loan or any property acquired in respect thereof from the Trustee at the Purchase Price or (c) within the two year period following the Closing Date, substitute a Replacement Mortgage Loan for the affected Mortgage Loan. In the event of discovery of a breach of any representation and warranty of any Transferor or the related Seller, the Trustee's rights shall be enforced under the applicable Transfer Agreement and the related Sale Agreement for the benefit of Certificateholders. If a breach of the representations and warranties set forth in the Transfer Agreement hereof exists solely due to the unenforceability of a Prepayment Charge, the Trustee or the other party having notice thereof shall notify the related Servicer thereof and not seek to enforce the repurchase remedy provided for herein unless such Mortgage Loan is not current. In the event of a breach of the representations and warranties with respect to the Mortgage Loans set forth in a Transfer Agreement, the Trustee shall enforce the right of the Trust Fund to be indemnified for such breach of representation and warranty. In the event that such breach relates solely to the unenforceability of a Prepayment Charge, amounts received in respect of such indemnity up to the amount of such Prepayment Charge shall be distributed pursuant to Section 4.04(b)(i). As provided in each Sale Agreement, if a Seller substitutes for a Mortgage Loan for which there is a breach of any representations and warranties in the related Transfer Agreement which adversely and materially affects the value of such Mortgage Loan and such substitute mortgage loan is not a Replacement Mortgage Loan, under the terms of each Sale Agreement, the applicable Seller will, in exchange for such substitute Mortgage Loan, (i) provide the applicable Purchase Price for the affected Mortgage Loan or (ii) within two years of the Closing Date, substitute such affected Mortgage Loan with a Replacement Mortgage Loan. Any such substitution shall not be effected prior to the additional delivery to the Custodian of a Request for Release substantially in the form of Exhibit I and shall not be effected unless it is within two years of the Startup Day. Each Seller indemnifies and holds the Trust Fund, the Trustee, the Depositor, the Master Servicer, the Securities Administrator, the Servicers and each Certificateholder harmless against any and all taxes, claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, fees and expenses that the Trust Fund, the Trustee, the Depositor, the Master Servicer, the Securities Administrator, the Servicers and any Certificateholder may sustain in connection with any actions of such Seller relating to a repurchase of a Mortgage Loan other than in compliance with the terms of this Section 2.03 and the related Sale Agreement, to the extent that any such action causes (i) any federal or state tax to be imposed on the Trust Fund or any REMIC provided for herein, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup day" under Section 860G(d)(1) of the Code, or (ii) any REMIC created hereunder to fail to qualify as a REMIC at any time that any Certificate is outstanding. In furtherance of the foregoing, if the Transferor or a Seller, as applicable, is not a member of MERS and repurchases a Mortgage Loan which is registered on the MERS System, the Transferor or the related Seller, as applicable, at its own expense and without any right of reimbursement, shall cause MERS to execute and deliver an assignment of the Mortgage in recordable form to transfer the Mortgage from MERS to the Transferor or the related Seller, as applicable, and shall cause such Mortgage to be removed from registration on the MERS System in accordance with MERS' rules and regulations.

         With respect to any Mortgage Loan repurchased by a Seller pursuant to the related Sale Agreement or by any Transferor pursuant to the applicable Transfer Agreement, the principal portion of the funds received by the Securities Administrator in respect of such repurchase of a Mortgage Loan will be considered a Principal Prepayment and shall be deposited in the Certificate Account pursuant to Section 3.05. Upon receipt by the Custodian of notice from the Securities Administrator of receipt by the Securities Administrator of the full amount of the Purchase Price for a Deleted Mortgage Loan, and upon receipt by the Custodian of the Mortgage File for a Replacement Mortgage Loan substituted for a Deleted Mortgage Loan, the Custodian shall release and the Trustee shall reassign to the related Seller or the applicable Transferor, as applicable, the related Mortgage File for the Deleted Mortgage Loan and the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as shall be necessary to vest in such party or its designee or assignee title to any Deleted Mortgage Loan released pursuant hereto, free and clear of all security interests, liens and other encumbrances created by this Agreement, which instruments shall be prepared by the Depositor, the related Seller or the related Transferor, and the Trustee, the Securities Administrator and the Custodian shall have no further responsibility with respect to the Mortgage File relating to such Deleted Mortgage Loan.

         With respect to each Replacement Mortgage Loan to be delivered to the Custodian pursuant to the terms of this Article II in exchange for a Deleted Mortgage Loan: (i) the applicable Transferor or the related Seller, as applicable, must deliver to the Custodian the Mortgage File for the Replacement Mortgage Loan containing the documents set forth in Section 2.01 along with a written certification certifying as to the Mortgage Loan satisfying all requirements under the definition of Replacement Mortgage Loan and the delivery of such Mortgage File and containing the granting language set forth in Section 2.01; and (ii) the Depositor will be deemed to have made, with respect to such Replacement Mortgage Loan, each of the representations and warranties made by it with respect to the related Deleted Mortgage Loan. The Custodian shall review the Mortgage File with respect to each Replacement Mortgage Loan and certify to the Depositor that all documents required by Section 2.01(A)-(B), (C) (if applicable), and (D)-(E) have been executed and received.

         For any month in which a Seller substitutes one or more Replacement Mortgage Loans for one or more Deleted Mortgage Loans, such Seller will determine the amount (if any) by which the aggregate principal balance of all such Replacement Mortgage Loans as of the date of substitution and the aggregate Prepayment Charges with respect to such Replacement Mortgage Loans is less than the aggregate Stated Principal Balance (after application of the principal portion of the Scheduled Payment due in the month of substitution) and aggregate Prepayment Charges of all such Deleted Mortgage Loans. An amount equal to the aggregate of the deficiencies described in the preceding sentence (such amount, the "Substitution Adjustment Amount") plus an amount equal to any unreimbursed costs, penalties and/or damages incurred by the Trust Fund in connection with any violation relating to such Deleted Mortgage Loan of any predatory or abusive lending law shall be remitted by such Seller to the Securities Administrator for deposit into the Certificate Account by such Seller on the Determination Date for the Distribution Date relating to the Prepayment Period during which the related Mortgage Loan became required to be purchased or replaced hereunder.

         Notwithstanding any other provision of this Agreement, the right to substitute Mortgage Loans pursuant to this Article II shall be subject to the additional limitations that no substitution of a Replacement Mortgage Loan for a Deleted Mortgage Loan shall be made unless the Trustee and the Securities Administrator shall have received an Opinion of Counsel (at the expense of the party seeking to make the substitution) that, under current law, such substitution will not (A) affect adversely the status of any REMIC established hereunder as a REMIC, or of the related "regular interests" as "regular interests" in any such REMIC, or (B) cause any such REMIC to engage in a "prohibited transaction" or prohibited contribution pursuant to the REMIC Provisions.

         The Depositor shall amend the Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan from the terms of this Agreement and the substitution of the Replacement Mortgage Loan or Replacement Mortgage Loans. Upon such substitution by a Seller, such Replacement Mortgage Loan or Replacement Mortgage Loans shall constitute part of the Mortgage Pool and shall be subject in all respects to the terms of this Agreement and the applicable Sale Agreement, including all applicable representations and warranties thereof included in the applicable Sale Agreement as of the date of substitution.

                  (d) It is understood and agreed that the representations, warranties and indemnification (i) set forth in this Section 2.03, (ii) of the related Seller and the Depositor set forth in the related Sale Agreement and assigned to the Trustee by the Depositor hereunder and (iii) of each Transferor, assigned by the related Seller to the Depositor pursuant to the related Sale Agreement and assigned to the Trustee by the Depositor hereunder shall each survive delivery of the Mortgage Files and the Assignment of Mortgage of each Mortgage Loan to the Trustee and shall continue throughout the term of this Agreement.

                  (e) The Depositor shall deliver a copy of the Mortgage Loan Schedule to the Servicer on the Closing Date.

         SECTION 2.04. Representations and Warranties of the Master Servicer; Representations and Warranties of the Servicers; Representations and Warranties of the Securities Administrator.

                  (a) The Master Servicer hereby represents and warrants to the Depositor, the Servicers and the Trustee as follows, as of the date hereof:

                           (i) The Master Servicer is duly organized and is
validly existing as a national banking association and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Master Servicer.

                           (ii) The Master Servicer has the power and authority
to master service each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate, the transactions contemplated by this Agreement and has duly authorized by all necessary action on the part of the Master Servicer the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of the Master Servicer, enforceable against the Master Servicer in accordance with its terms, except that (A) the enforceability hereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (B) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding hereunder may be brought.

                           (iii) The execution and delivery of this Agreement by
the Master Servicer, the master servicing of the Mortgage Loans under this Agreement, the consummation of any other of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Master Servicer and will not (A) result in a material breach of any term or provision of the charter or by-laws of the Master Servicer or (B) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which the Master Servicer is a party or by which it may be bound, or (C) constitute a material violation of any statute, order or regulation applicable to the Master Servicer of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Master Servicer; and the Master Servicer is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair the Master Servicer's ability to perform or meet any of its obligations under this Agreement.

                           (iv) The Master Servicer, or an Affiliate thereof, is
an approved servicer of mortgage loans for Fannie Mae and for Freddie Mac.

                           (v) No litigation is pending or, to the best of the
Master Servicer's knowledge, threatened, against the Master Servicer that would materially and adversely affect the execution, delivery or enforceability of this Agreement or its performance of any of its other obligations under this Agreement in accordance with the terms hereof.

                           (vi) No consent, approval, authorization or order of
any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer of, or compliance by the Master Servicer with, this Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, the Master Servicer has obtained the same, except for approvals, authorizations or orders that may be required for performance with regard to individual Mortgage Loans.

                  (b) Wilshire hereby represents and warrants to the Depositor, the Master Servicer, the Securities Administrator and the Trustee as follows, as of the date hereof:

                           (i) Wilshire is duly organized and is validly
existing as a corporation in good standing under the laws of the State of Nevada and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by Wilshire in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such state, to the extent necessary to ensure its ability to enforce each Mortgage Loan, to service the Mortgage Loans in accordance with the terms of this Agreement and to perform any of its other obligations under this Agreement in accordance with the terms hereof.

                           (ii) Wilshire has the corporate power and authority
and to service each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary corporate action on the part of Wilshire the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of Wilshire, enforceable against Wilshire in accordance with its terms, except that (a) the enforceability hereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and
(b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                           (iii) The execution and delivery of this Agreement by
Wilshire, the servicing of the Mortgage Loans under this Agreement, the consummation of any other of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of Wilshire and will not (A) result in a material breach of any term or provision of the charter or by-laws of Wilshire or (B) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which Wilshire is a party or by which it may be bound, or (C) constitute a material violation of any statute, order or regulation applicable to Wilshire of any court, regulatory body, administrative agency or governmental body having jurisdiction over Wilshire; and Wilshire is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair Wilshire's ability to perform or meet any of its obligations under this Agreement.

                           (iv) Wilshire is an approved servicer of mortgage
loans for Fannie Mae and is an approved servicer of mortgage loans for Freddie Mac.

                           (v) No litigation is pending or, to the best of
Wilshire's knowledge, threatened, against Wilshire that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of Wilshire to service the Mortgage Loans or to perform any of its other obligations under this Agreement in accordance with the terms hereof.

                           (vi) No consent, approval, authorization or order of
any court or governmental agency or body is required for the execution, delivery and performance by Wilshire of, or compliance by Wilshire with, this Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, Wilshire has obtained the same.

                           (vii) Wilshire has fully furnished and will fully
furnish (for the period it serviced the Mortgage Loans), in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company on a monthly basis.

                  (c) PHH hereby represents and warrants to the Depositor, the Master Servicer, the Securities Administrator and the Trustee as follows, as of the date hereof:

                           (i) PHH is duly organized and is validly existing as
a corporation in good standing under the laws of the State of New Jersey and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by PHH in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such state, to the extent necessary to ensure its ability to enforce each Mortgage Loan, to service the Mortgage Loans in accordance with the terms of this Agreement and to perform any of its other obligations under this Agreement in accordance with the terms hereof.

                           (ii) PHH has the corporate power and authority and to
service each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary corporate action on the part of PHH the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of PHH, enforceable against PHH in accordance with its terms, except that (a) the enforceability hereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                           (iii) The execution and delivery of this Agreement by
PHH, the servicing of the Mortgage Loans under this Agreement, the consummation of any other of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of PHH and will not (A) result in a material breach of any term or provision of the charter or by-laws of PHH or (B) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which PHH is a party or by which it may be bound, or (C) constitute a material violation of any statute, order or regulation applicable to PHH of any court, regulatory body, administrative agency or governmental body having jurisdiction over PHH; and PHH is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair PHH's ability to perform or meet any of its obligations under this Agreement.

                           (iv) PHH is an approved servicer of mortgage loans
for Fannie Mae and is an approved servicer of mortgage loans for Freddie Mac.

                           (v) No litigation is pending or, to the best of PHH's
knowledge, threatened, against PHH that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of PHH to service the Mortgage Loans or to perform any of its other obligations under this Agreement in accordance with the terms hereof.

                           (vi) No consent, approval, authorization or order of
any court or governmental agency or body is required for the execution, delivery and performance by PHH of, or compliance by PHH with, this Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, PHH has obtained the same.

                           (vii) PHH has fully furnished and will fully furnish
(for the period it serviced the Mortgage Loans), in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company on a monthly basis.

                  (d) The Securities Administrator hereby represents and warrants to the Depositor, the Master Servicer, the Servicers and the Trustee as of the date hereof:

                           (i) The Securities Administrator is duly organized
and is validly existing as a national banking association and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Securities Administrator.

                           (ii) The Securities Administrator has the full
corporate power and authority to execute, deliver and perform, and to enter into and consummate, the transactions contemplated by this Agreement and has duly authorized by all necessary corporate action on the part of the Securities Administrator the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of the Securities Administrator, enforceable against the Securities Administrator in accordance with its terms, except that (a) the enforceability hereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding hereunder may be brought.

                           (iii) The execution and delivery of this Agreement by
the Securities Administrator, the consummation of any other of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Securities Administrator and will not (A) result in a material breach of any term or provision of the charter or by-laws of the Securities Administrator or (B) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which the Securities Administrator is a party or by which it may be bound, or (C) constitute a material violation of any statute, order or regulation applicable to the Securities Administrator of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Securities Administrator; and the Securities Administrator is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair the Securities Administrator's ability to perform or meet any of its obligations under this Agreement.

                           (iv) No litigation is pending or, to the best of the
Securities Administrator's knowledge, threatened, against the Securities Administrator that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Securities Administrator to perform any of its other obligations under this Agreement in accordance with the terms hereof.

                           (v) No consent, approval, authorization or order of
any court or governmental agency or body is required for the execution, delivery and performance by the Securities Administrator of, or compliance by the Securities Administrator with, this Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, the Securities Administrator has obtained the same.

         SECTION 2.05. Substitutions and Repurchases of Mortgage Loans which are not "Qualified Mortgages".

         Upon discovery by the Depositor, the Master Servicer, a Servicer, the Securities Administrator or the Trustee that any Mortgage Loan does not constitute a "qualified mortgage" within the meaning of section 860G(a)(3) of the Code, the party discovering such fact shall promptly (and in any event within 5 Business Days of discovery) give written notice thereof to the other parties. In connection therewith, the Depositor shall, at the Depositor's option, either (i) substitute, if the conditions in Section 2.03(c) with respect to substitutions are satisfied, a Replacement Mortgage Loan for the affected Mortgage Loan, or (ii) repurchase the affected Mortgage Loan within 90 days of such discovery in the same manner as it would a Mortgage Loan for a breach of representation or warranty contained in Section 2.03. The Trustee, upon the written direction of the Depositor, shall reconvey to the Depositor the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty contained in Section 2.03.

         SECTION 2.06. Authentication and Delivery of Certificates.

         The Trustee acknowledges the transfer and assignment to it of the Trust Fund and, concurrently with such transfer and assignment, the Securities Administrator has caused to be authenticated and delivered to or upon the order of the Depositor, in exchange for the Mortgage Loans, Certificates duly authenticated by the Authenticating Agent in authorized denominations evidencing ownership of the entire Trust Fund. The Trustee agrees to hold the Trust Fund and exercise the rights referred to above for the benefit of all present and future Holders of the Certificates and to perform its duties set forth in this Agreement in accordance with the provisions hereof.

         SECTION 2.07. REMIC Elections.

                  (a) The Depositor hereby instructs and authorizes the Securities Administrator to make an appropriate election to treat each of the Upper Tier REMIC and the Lower Tier REMIC as a REMIC. The Trustee, upon written direction of, and submission of such returns to the Trustee by the Securities Administrator, shall sign the returns providing for such elections and such other tax or information returns which are required to be signed by the Trustee under applicable law. This Agreement shall be construed so as to carry out the intention of the parties that each of the Upper Tier REMIC and the Lower Tier REMIC be treated as a REMIC at all times prior to the date on which the Trust Fund is terminated.

                  (b) The Preliminary Statement sets forth the designations and "latest possible maturity date" for federal income tax purposes of all interests created hereby. The "Startup Day" for purposes of the REMIC Provisions shall be the Closing Date. Each REMIC's fiscal year shall be the calendar year.

                  The Lower Tier REMIC shall consist of all of the assets of the Trust Fund (other than (i) amounts distributable to the Class P Certificates pursuant to Section 4.04(b)(i) hereof, (ii) the interests issued by the Lower Tier REMIC and (iii) the grantor trusts described in Section 2.07 hereof. The Lower Tier REMIC shall issue the Class LTA-1A Interest, Class LTA-1B Interest, Class LTB-1 Interest, Class LTB-2 Interest, Class LTB-3 Interest, Class LTB-4 Interest, Class LTB-5 Interest, Class LTM-1 Interest, Class LTM-2 Interest and Class LTX Interest which shall be designated as regular interests of such REMIC and shall issue the Class LTR Interest that shall be designated as the sole class of residual interest in the Lower Tier REMIC. Each of the Lower Tier REMIC Regular Interests shall have the characteristics set forth in its definition.

                  The assets of the Upper Tier REMIC shall be the Lower Tier REMIC Regular Interests. The REMIC Regular Interests shall be designated as the regular interests in the Upper Tier REMIC and the Residual Interest shall be designated as the sole class of residual interest in the Upper Tier REMIC. For federal income tax purposes, the pass-through rate on each REMIC Regular Interest (other than the Uncertificated Class C Interest) and on the sole class of residual interest in the Upper Tier REMIC shall be subject to a cap equal to the Net Rate.

                  The beneficial ownership of the Class LTR Interest and the Residual Interest shall be represented by the Class R Certificate. The Class LTR Interest shall not have a principal balance or bear interest.

                  (c) The "tax matters person" with respect to each REMIC for purposes of the REMIC Provisions shall be the beneficial owner of the Class R Certificate; provided, however, that the Holder of a Class R Certificate, by its acceptance thereof, irrevocably appoints the Securities Administrator as its agent and attorney-in-fact to act as "tax matters person" with respect to each REMIC for purposes of the REMIC Provisions. If there is more than one beneficial owner of the Class R Certificate, the "tax matters person" shall be the Person with the greatest percentage interest in the Class R Certificate and, if there is more than one such Person, shall be determined under Treasury regulation
Section 1.860F-4(d) and Treasury regulation Section 301.6231(a)(7)-1.

                  (d) It is intended that the rights of each Class of the Class A, Class M and Class B Certificates to receive payments in respect of Excess Interest shall be treated as a right in interest rate cap contracts written by the Class C Certificateholders in favor of the holders of each Class of the Class A, Class M and Class B Certificates and such shall be accounted for as property held separate and apart from the regular interests in the Upper Tier REMIC held by the holders of the Class A (other than the Class R Certificate), Class M and Class B Certificates and the residual interest in the Upper Tier REMIC held by the holder of the Class R Certificate. For information reporting requirements, the rights of the Class A, Class M and Class B Certificates to receive payments in respect of Excess Interest shall be assumed to have zero value or a de minimis value. This provision is intended to satisfy the requirements of Treasury Regulations Section 1.860G-2(i) for the treatment of property rights coupled with REMIC interests to be separately respected and shall be interpreted consistently with such regulation. On each Distribution Date, to the extent that any of the Class A, Class M and Class B Certificates receive payments of Excess Interest, such amounts will be treated as distributed by the Upper-Tier REMIC to the Class C Certificates pro rata in payment of the amounts specified in Section 4.04(g) and then paid to the relevant Class of Certificates pursuant to the related interest rate cap agreement.

                  (e) The parties intend that the portion of the Trust Fund consisting of the Uncertificated Class C Interest and the obligation of the holders of the Class C Certificates to pay amounts of Excess Interest to the holders of the Class A, Class M and Class B Certificates shall be treated as a "grantor trust" under the Code, and the provisions hereof shall be interpreted consistently with this intention. In furtherance of such intention, the Securities Administrator shall (i) furnish or cause to be furnished to the holders of the Class C Certificates information regarding their allocable share, if any, of the income with respect to such grantor trust, (ii) file or cause to be filed with the Internal Revenue Service Form 1041 (together with any necessary attachments) and such other forms as may be applicable and (iii) comply with such information reporting obligations with respect to payments from such grantor trust to the holders of Class A, Class M, Class B and Class C Certificates as may be applicable under the Code.

                  (f) The parties intend that the portion of the Trust Fund consisting of the right to receive payments distributable to the Class P Certificates pursuant to Section 4.04(b)(i) hereof shall be treated as a "grantor trust" under the Code, and the provisions hereof shall be interpreted consistently with this intention. In furtherance of such intention, the Securities Administrator shall (i) furnish or cause to be furnished to the holders of the Class P Certificates information regarding their allocable share of the income with respect to such grantor trust and (ii) file or cause to be filed with the Internal Revenue Service Form 1041 (together with any necessary attachments) and such other forms as may be applicable.

                  (g) [RESERVED]

                  (h) All payments of principal and interest at the Net Mortgage Rate on each of the Mortgage Loans (other than payments distributable to the Class P Certificates pursuant to Section 4.04(b)(i) hereof) received from the Mortgage Loans shall be paid to the Lower Tier REMIC Regular

Interests until the principal balance of all such interests have been reduced to zero and any losses allocated to such interests have been reimbursed. Any excess amounts shall be distributed to the Class LTR Interest. On each Distribution Date, an amount equal to 50% of the increase in the Overcollateralization Amount shall be payable as a reduction of the principal amounts of the Lower Tier REMIC Marker Classes (with such amount allocated among the Lower Tier REMIC Marker Classes so that each Lower Tier REMIC Marker Class will have its principal reduced by an amount equal to 50% of any increase in the Overcollateralization Amount that results in a reduction in the principal balance of its Related Certificates) and will be accrued and added to the principal balance of the Class LTX Interest. All payments of scheduled principal and prepayments of principal on the Mortgage Loans shall be allocated 50% to the Class LTX Interest and 50% to the Lower Tier REMIC Marker Classes (with principal payments allocated to each of the Lower Tier REMIC Marker Classes in an amount equal to 50% of the principal amounts distributed to the Related Certificates in reduction of their principal amounts). Notwithstanding the preceding sentence, an amount equal to the principal payments that result in a reduction in the Overcollateralization Amount shall be treated as payable entirely to the Class LTX Interest. Realized Losses that are allocated to the Certificates shall be applied to the Lower Tier REMIC Marker Classes and the Class LTX Interest so that after all distributions have been made on each Distribution Date (i) the principal balance of each of the Lower Tier REMIC Marker Classes is equal to 50% of the principal balance of the Related Certificates and (ii) the principal balance of the Class LTX Interest is equal to the sum of (x) 50% of the aggregate Stated Principal Balance of the Mortgage Loans and (y) 50% of the Overcollateralization Amount. Each Lower Tier REMIC Marker Class shall be entitled to receive an amount equal to 50% of all amounts distributed to the Related Certificates in respect of unreimbursed amounts of Realized Losses. The Class LTX Interest shall be entitled to receive all other amounts distributed to the Certificates in respect of unreimbursed amounts of Realized Losses.

                  If on any Distribution Date the Certificate Principal Balance of any Class of Certificates is increased pursuant to the last sentence of the definition of "Certificate Principal Balance", then there shall be an equivalent increase in the principal amounts of the Lower Tier REMIC Regular Interests, with such increase allocated (before the making of distributions and the allocation of losses on the Lower Tier REMIC Regular Interests on such Distribution Date) among the Lower Tier REMIC Regular Interests so that (i) each of the Lower Tier Marker Classes has a principal balance equal to 50% of the principal balance of the Related Certificates, (ii) the Class LTX Interest has a principal balance equal to the sum of (x) 50% of the aggregate Stated Principal Balance of the Mortgage Loans and (y) 50% of the Overcollateralization Amount.

                  (i) In the event that any REMIC provided for herein fails to qualify as a REMIC, loses its status as a REMIC or incurs federal, state or local taxes as a result of a prohibited transaction or prohibited contribution under the REMIC Provisions due to the negligent performance by a Servicer of its duties and obligations set forth herein, each Servicer shall indemnify the Trustee, the Securities Administrator, the Master Servicer and the Trust Fund against any and all Losses resulting from such negligence; provided, however, that a Servicer shall not be liable for any such Losses attributable to the action or inaction of the Trustee, the Securities Administrator, the Master Servicer, the Depositor or the Holder of a Class R Certificate, as applicable, nor for any such Losses resulting from misinformation provided by the Holder of such Class R Certificate on which such Servicer has relied. The foregoing shall not be deemed to limit or restrict the rights and remedies of the Holder of such Class R Certificate now or hereafter existing at law or in equity. Notwithstanding the foregoing, however, in no event shall a Servicer have any liability (1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement, (2) for any Losses other than those arising out of a negligent performance by such Servicer of its duties and obligations set forth herein, and (3) for any special or consequential damages to Certificateholders (in addition to payment of principal and interest on the Certificates).

                  (j) In the event that any REMIC provided for herein fails to qualify as a REMIC, loses its status as a REMIC or incurs federal, state or local taxes as a result of a prohibited transaction or prohibited contribution under the REMIC Provisions due to the negligent performance by the Securities Administrator of its duties and obligations set forth herein, the Securities Administrator shall indemnify the Servicers and the Trust Fund against any and all Losses resulting from such negligence; provided, however, that the Securities Administrator shall not be liable for any such Losses attributable to the action or inaction of a Servicer, the Master Servicer, the Depositor, the Trustee or the Holder of a Class R Certificate, as applicable, nor for any such Losses resulting from misinformation provided by the Holder of such Class R Certificate on which the Securities Administrator has relied. The foregoing shall not be deemed to limit or restrict the rights and remedies of the Holder of such Class R Certificate now or hereafter existing at law or in equity. Notwithstanding the foregoing, however, in no event shall the Securities Administrator have any liability (1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement, (2) for any Losses other than those arising out of a negligent performance by the Securities Administrator of its duties and obligations set forth herein, and (3) for any special or consequential damages to Certificateholders (in addition to payment of principal and interest on the Certificates).

         SECTION 2.08. [RESERVED]

         SECTION 2.09. Covenants of the Servicers.

         Each Servicer hereby covenants to each of the other parties to this Agreement as follows:

                  (a) such Servicer shall comply in the performance of its obligations under this Agreement with all reasonable rules and requirements of the insurer under each Required Insurance Policy;

                  (b) no written information, certificate of an officer, statement furnished in writing or written report delivered to the Depositor, the Master Servicer, the Securities Administrator or the Trustee, any Affiliate of the Depositor, the Master Servicer, the Securities Administrator, or the Trustee and prepared by a Servicer pursuant to this Agreement will be inaccurate in any material respect, provided, however, that such Servicer shall not be responsible for inaccurate information provided to it by third parties.

         SECTION 2.10. [RESERVED]

         SECTION 2.11. Permitted Activities of the Trust. The Trust is created for the object and purpose of engaging in the Permitted Activities.

         SECTION 2.12. Qualifying Special Purpose Entity. For purposes of SFAS 140, the parties hereto intend that the Trust Fund shall be treated as a "qualifying special purpose entity" as such term is used in SFAS 140 and any successor rule thereto and its power and authority as stated in Section 2.11 of this Agreement shall be limited in accordance with paragraph 35 or SFAS 140.

                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF MORTGAGE LOANS

         SECTION 3.01. Servicers to Service Mortgage Loans.

         For and on behalf of the Certificateholders, each Servicer shall service and administer the Mortgage Loans for which it is responsible in accordance with its respective Accepted Servicing Practices. In connection with such servicing and administration, each Servicer shall have full power and authority, acting alone and/or through subservicers as provided in Section 3.02 hereof, to do or cause to be done any and all things that it may deem necessary or desirable in connection with such servicing and administration, including but not limited to, the power and authority, subject to the terms hereof (i) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages (but only in the manner provided in this Agreement),
(iii) to collect any Insurance Proceeds and other Liquidation Proceeds and (iv) subject to Section 3.12(a), to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan; provided that, subject to Section 6.03, no Servicer shall take any action that is inconsistent with or prejudices the interests of the Trust Fund or the Certificateholders in any Mortgage Loan serviced by it under this Agreement or the rights and interests of the other parties to this Agreement except as otherwise required by this Agreement or by law. Notwithstanding anything in this Agreement to the contrary, no Servicer shall make or permit any modification, waiver or amendment of any term of any Mortgage Loan which would cause any of the REMICs provided for herein to fail to qualify as a REMIC or result in the imposition of any tax under Section 860G(a) or 860G(d) of the Code. Each Servicer shall represent and protect the interest of the Trust Fund in the same manner as it currently protects its own interest in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a Mortgage Loan, but in any case not in any manner that is a lesser standard than that provided in the first sentence of this Section 3.01. Without limiting the generality of the foregoing, each Servicer, in its own name or in the name of the Depositor and the Trustee, is hereby authorized and empowered by the Depositor and the Trustee, when such Servicer believes it appropriate in its reasonable judgment, to execute and deliver, on behalf of the Trustee, the Depositor, the Certificateholders or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, subordinations and all other comparable instruments, with respect to the Mortgage Loans, and with respect to the Mortgaged Properties held for the benefit of the Certificateholders. Each Servicer shall prepare and deliver to the Depositor, the Securities Administrator and/or the Trustee such documents requiring execution and delivery by any or all of them as are necessary or appropriate to enable such Servicer to service and administer the Mortgage Loans, to the extent that such Servicer is not permitted to execute and deliver such documents pursuant to the preceding sentence. Upon receipt of such documents, the Depositor, the Securities Administrator and/or the Trustee shall execute such documents and deliver them to the related Servicer. For purposes of this Section 3.01, the Trustee hereby grants to each Servicer a limited power of attorney to execute and file any and all documents necessary to fulfill the obligations of such Servicer under this
Section 3.01.

         No Servicer shall be required to make any Servicing Advance with respect to a Mortgage Loan that is 150 days or more delinquent.

         Each Servicer shall deliver a list of Servicing Officers to the Master Servicer and the Trustee by the Closing Date.

         Each Servicer will transmit full-file credit reporting data for each Mortgage Loan pursuant to Fannie Mae Guide Announcement 97-02 and that for each Mortgage Loan, such Servicer agrees that it shall report one of the following statuses each month as follows: current, delinquent (30-, 60-, 90-days, etc.), foreclosed or charged-off.

         Each Servicer further is authorized and empowered by the Trustee, on behalf of the Certificateholders and the Trustee, in its own name or in the name of the Sub-Servicer, when such Servicer or the Sub-Servicer, as the case may be, believes it is appropriate in its best judgment to register any Mortgage Loan on the MERS System, or cause the removal from the registration of any Mortgage Loan on the MERS System, to execute and deliver, on behalf of the Trustee and the Certificateholders or any of them, any and all instruments of assignment and other comparable instruments with respect to such assignment or re-recording of a Mortgage in the name of MERS, solely as nominee for the Trustee and its successors and assigns. Any reasonable expenses incurred in connection with the actions described in the preceding sentence or as a result of MERS discontinuing or becoming unable to continue operations in connection with the MERS System, shall be subject to withdrawal by such Servicer from the Collection Account.

         With respect to any Mortgage Loan, the related Servicer may consent to the refinancing of the prior senior lien relating to such Mortgage Loan, provided that the following requirements are met:

                  (a) the resulting Combined Loan-to-Value Ratio of such Mortgage Loan is no higher than the Combined Loan-to-Value Ratio prior to such refinancing; and

                  (b) the interest rate for the loan evidencing the refinanced senior lien is no more than 2.0% higher than the interest rate on the loan evidencing the existing senior lien immediately prior to the date of such refinancing; and

                  (c) the loan evidencing the refinanced senior lien is not subject to negative amortization.

         SECTION 3.02. Servicing and Subservicing; Enforcement of the Obligations of Servicers.

                  (a) Each Servicer may arrange for the subservicing of any Mortgage Loan by a subservicer, which may be an Affiliate (each, a "subservicer") pursuant to a subservicing agreement (each, a "Subservicing Agreement") including, at such Servicer's option, if requested to do so by the Holder of the Class C Certificate; provided, however, that (i) such subservicing arrangement and the terms of the related subservicing agreement must provide for the servicing of such Mortgage Loans in a manner consistent with the servicing arrangements contemplated hereunder and (ii) that such agreement would not result in a withdrawal or downgrading by any Rating Agency of the ratings of any Certificates evidenced by a letter to that effect delivered by each Rating Agency to the Depositor. Notwithstanding the provisions of any subservicing agreement, any of the provisions of this Agreement relating to agreements or arrangements between any Servicer and a subservicer or reference to actions taken through a subservicer or otherwise, the applicable Servicer shall remain obligated and liable to the Depositor, the Master Servicer, the Trustee and the Certificateholders for the servicing and administration of the Mortgage Loans in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such subservicing agreements or arrangements or by virtue of indemnification from the subservicer and to the same extent and under the same terms and conditions as if such Servicer alone were servicing and administering the Mortgage Loans. Every subservicing agreement entered into by a Servicer shall contain a provision giving any successor servicer the option to terminate such agreement in the event a successor servicer is appointed. All actions of the each subservicer performed pursuant to the related subservicing agreement shall be performed as an agent of the applicable Servicer with the same force and effect as if performed directly by such Servicer. Each Servicer shall deliver to the Master Servicer copies of all subservicing agreements. The Trustee shall have no obligations, duties or liabilities with respect to a subservicer, including without limitation, any obligation, duty or liability to monitor such subservicer or to pay a subservicer's fees and expenses.

                  (b) For purposes of this Agreement, each Servicer shall be deemed to have received any collections, recoveries or payments with respect to the related Mortgage Loans that are received by a subservicer regardless of whether such payments are remitted by the subservicer to such Servicer.

         SECTION 3.03. Rights of the Depositor and the Trustee in Respect of the Servicers.

         None of the Securities Administrator, the Trustee nor the Depositor shall have any responsibility or liability for any action or failure to act by a Servicer, and none of them is obligated to supervise the performance of a Servicer hereunder or otherwise.

         SECTION 3.04. Master Servicer to Act as Servicer.

         Subject to Sections 6.04, 7.02 and 11.02, in the event that a Servicer shall for any reason no longer be a servicer hereunder (including by reason of an Event of Default), the Master Servicer or its designee shall, within a period of time not to exceed ninety (90) days from the date of notice of termination or resignation, thereupon assume all of the rights and obligations of such Servicer hereunder arising thereafter (except that the Master Servicer shall not be (i) liable for losses of such Servicer pursuant to Section 3.10 hereof or any acts or omissions of such predecessor servicer hereunder, (ii) obligated to make Advances or Servicing Advances if it is prohibited from doing so by applicable law, (iii) obligated to effectuate repurchases or substitutions of Mortgage Loans hereunder, including pursuant to Section 2.02 or 2.03 hereof, (iv) responsible for any expenses of such Servicer pursuant to Section 2.03 or (v) deemed to have made any representations and warranties hereunder, including pursuant to Section 2.04 or the first paragraph of Section 6.02 hereof; provided, however that the Master Servicer (subject to clause (ii) above) or its designee, in its capacity as the successor servicer, shall immediately assume the terminated or resigning Servicer's obligation to make Advances and Servicing Advances). No such termination or resignation shall affect any obligation of a Servicer to pay amounts owed under this Agreement and to perform its duties under this Agreement until its successor assumes all of its rights and obligations hereunder. If a Servicer shall for any reason no longer be a servicer (including by reason of any Event of Default), the Master Servicer (or any other successor servicer) may, at its option, succeed to any rights and obligations of such Servicer under any subservicing agreement in accordance with the terms thereof; provided, however, that the Master Servicer (or any other successor servicer) shall not incur any liability or have any obligations in its capacity as servicer under a subservicing agreement arising prior to the date of such succession unless it expressly elects to succeed to the rights and obligations of such Servicer thereunder; and such Servicer shall not thereby be relieved of any liability or obligations under the subservicing agreement arising prior to the date of such succession. To the extent any costs or expenses, including without limitation, Servicing Transfer Costs incurred by the Master Servicer or the Trustee in connection with this Section 3.04 or Section 11.02, are not paid by the applicable Servicer pursuant to this Agreement within 30 days of the date of the Master Servicer's invoice thereof, such amounts shall be payable out of the Certificate Account; provided that if such Servicer has been terminated by reason of an Event of Default, the terminated servicer shall reimburse the Trust Fund for any such expense incurred by the Trust Fund upon receipt of a reasonably detailed invoice evidencing such expenses. If the Master Servicer is unwilling or unable to act as servicer, the Master Servicer shall seek to appoint a successor servicer that is eligible in accordance with the criteria specified this Agreement.

         Each Servicer shall, upon request of the Master Servicer, but at the expense of such Servicer if such Servicer has been terminated by reason of an Event of Default, deliver to the assuming party all documents and records relating to each subservicing agreement and the Mortgage Loans then being serviced and otherwise use its best efforts to effect the orderly and efficient transfer of the subservicing agreement to the assuming party.

         SECTION 3.05. Collection of Mortgage Loan Payments; Collection Account; Certificate Account.

                  (a) Each Servicer shall make reasonable efforts in accordance with Accepted Servicing Practices to collect all payments called for under the terms and provisions of the Mortgage Loans to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any related Required Insurance Policy. Consistent with the foregoing, each Servicer may in its discretion (i) waive any late payment charge or, if applicable, any default interest charge, or (ii) subject to Section 3.01, extend the due dates for payments due on a Mortgage Note for a period not greater than 180 days; provided, however, that any extension pursuant to clause (ii) above shall not affect the amortization schedule of any Mortgage Loan for purposes of any computation hereunder, except as provided below. In the event of any such arrangement pursuant to clause (ii) above, subject to Section 4.01, the related Servicer shall make any Advances on the related Mortgage Loan during the scheduled period in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements. Notwithstanding the foregoing, in the event that any Mortgage Loan is in default or, in the judgment of the related Servicer, such default is reasonably foreseeable, the related Servicer, consistent with the standards set forth in
Section 3.01, may also waive, modify or vary any term of such Mortgage Loan (including modifications that would change the Mortgage Rate, forgive the payment of principal or interest or extend the final maturity date of such Mortgage Loan), accept payment from the related Mortgagor of an amount less than the Stated Principal Balance in final satisfaction of such Mortgage Loan, or consent to the postponement of strict compliance with any such term or otherwise grant indulgence to any Mortgagor (any and all such waivers, modifications, variances, forgiveness of principal or interest, postponements, or indulgences collectively referred to herein as "forbearance"), provided, however, that in determining which course of action permitted by this sentence it shall pursue, each Servicer shall adhere to the standards of Section 3.01. Each Servicer's analysis supporting any forbearance and the conclusion that any forbearance meets the standards of Section 3.01 shall be reflected in writing in the Mortgage File.

                  (b) No Servicer will waive any Prepayment Charge or portion thereof unless, (i) the enforceability thereof shall have been limited by bankruptcy, insolvency, moratorium, receivership or other similar laws relating to creditors' rights generally or is otherwise prohibited by law, or (ii) the collectability thereof shall have been limited due to acceleration in connection with a foreclosure or other involuntary payment, or (iii) the related Servicer has not been provided with information sufficient to enable it to collect the Prepayment Charge, or (iv) in the related Servicer's reasonable judgment as described in Section 3.01 hereof, (x) such waiver relates to a default or a reasonably foreseeable default, (y) such waiver would maximize recovery of total proceeds taking into account the value of such Prepayment Charge and related Mortgage Loan and (z) doing so is standard and customary in servicing similar Mortgage Loans (including any waiver of a Prepayment Charge in connection with a refinancing of a Mortgage Loan that is related to a default or a reasonably foreseeable default), or (v) the collection of the Prepayment Charge or of a similar type of prepayment premium would be considered "predatory" or "illegal" pursuant to written guidance published by any applicable federal, state or local regulatory authority having jurisdiction over such matters or has been challenged by any such authority, or (vi) there is a certified class action in which a similar type of prepayment premium is being challenged. Except as provided in the preceding sentence, in no event will a Servicer waive a Prepayment Charge in connection with a refinancing of a Mortgage Loan that is not related to a default or a reasonably foreseeable default. If a Servicer waives or does not collect all or a portion of a Prepayment Charge relating to a Principal Prepayment in full or in part due to any action or omission of the Servicer, other than as provided above, such Servicer shall deposit the amount of such Prepayment Charge (or such portion thereof as had been waived for deposit) into the Collection Account for distribution in accordance with the terms of this Agreement.

                  (c) No Servicer shall be required to institute or join in litigation with respect to collection of any payment (whether under a Mortgage, Mortgage Note or otherwise or against any public or governmental authority with respect to a taking or condemnation) if it reasonably believes that enforcing the provision of the Mortgage or other instrument pursuant to which such payment is required is prohibited by applicable law.

                  (d) Each Servicer shall establish and initially maintain, on behalf of the Certificateholders, a Collection Account. The Servicer shall deposit into such Collection Account daily, within two Business Days of receipt thereof, in immediately available funds, the following payments and collections received or made by it on and after the Cut-Off Date with respect to the Mortgage Loans:

                           (i) all payments on account of principal, including
Principal Prepayments, on the Mortgage Loans, other than principal due on the Mortgage Loans on or prior to the Cut-off Date;

                           (ii) all payments on account of interest on the
Mortgage Loans net of the related Servicing Fee permitted under Section 3.15, other than (x) interest due on the Mortgage Loans on or prior to the Cut-off Date and (y) Prepayment Interest Excess;

                           (iii) all Liquidation Proceeds, other than proceeds
to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with such Servicer's normal servicing procedures;

                           (iv) all Subsequent Recoveries;

                           (v) all Compensating Interest;

                           (vi) any amount required to be deposited by such
Servicer pursuant to Section 3.05(g) in connection with any losses on Permitted Investments;

                           (vii) any amounts required to be deposited by such
Servicer pursuant to Section 3.10 hereof;

                           (viii) all Advances made by such Servicer pursuant to
Section 4.01;

                           (ix) all Prepayment Charges; and

                           (x) any other amounts required to be deposited
hereunder.

         The foregoing requirements for remittance by the Servicers into the Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, late payment charges, insufficient funds charges and payments in the nature of assumption fees (i.e. fees related to the assumption of a Mortgage Loan upon the purchase of the related Mortgaged Property and other similar ancillary fees (other than Prepayment Charges) if collected, and any Prepayment Interest Excess need not be remitted by the Servicers. Rather, such fees and charges may be retained by the Servicers as additional servicing compensation. In the event that a Servicer shall remit any amount not required to be remitted and not otherwise subject to withdrawal pursuant to Section 3.08 hereof, it may at any time withdraw or direct the Securities Administrator, or such other institution maintaining the Collection Account, to withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding. Each Servicer shall maintain adequate records with respect to all withdrawals made pursuant to this Section. All funds deposited in the Collection Account shall be held in trust for the

Certificateholders until withdrawn in accordance with Section 3.08. In no event shall the Securities Administrator incur liability for withdrawals from the Collection Account at the direction of a Servicer.

         Each Servicer shall give notice to the Securities Administrator and the Trustee of the location of the Collection Account maintained by it when established and prior to any change thereof. Not later than twenty days after each Distribution Date, each Servicer shall forward to the Securities Administrator, the Trustee and the Depositor the most current available bank statement for the Collection Account. Copies of such statement shall be provided by the Securities Administrator to any Certificateholder and to any Person identified to the Securities Administrator as a prospective transferee of a Certificate, upon request at the expense of the requesting party, provided such statement is delivered by the applicable Servicer to the Securities Administrator.

                  (e) The Securities Administrator shall establish and maintain, on behalf of the Certificateholders, the Certificate Account. The Securities Administrator shall, promptly upon receipt, deposit or cause to be deposited in the Certificate Account and retain therein the following:

                           (i) the aggregate amount withdrawn by the Servicers
from the Collection Account and required to be deposited in the Certificate Account;

                           (ii) the Purchase Price and any Substitution
Adjustment Amount;

                           (iii) any amount required to be deposited by the
Securities Administrator pursuant to Section 3.05(g) in connection with any losses on Permitted Investments; and

                           (iv) the Optional Termination Amount paid by the
winning bidder at the Auction or by Wilshire pursuant to Section 9.01.

         Any amounts received by the Securities Administrator prior to 1:00 p.m. New York City time (or such earlier deadline for investment in the Permitted Investments designated by the Securities Administrator) which are required to be deposited in the Certificate Account by the Servicers or Master Servicer shall be invested in Permitted Investments on the Business Day on which they were received. The foregoing requirements for remittance by the Servicers and Master Servicer and deposit by the Servicers and Master Servicer into the Certificate Account shall be exclusive. If a Servicer fails to remit any funds due by the time designated herein, such Servicer shall pay to the Securities Administrator, for its own account, interest accrued on such funds at the prime rate as set forth in The Wall Street Journal from and including the applicable due date, to but excluding the day such funds are paid to the Securities Administrator. In the event that a Servicer or the Master Servicer shall remit any amount not required to be remitted and not otherwise subject to withdrawal pursuant to
Section 3.08 hereof, it may at any time withdraw such amount from the Certificate Account, any provision herein to the contrary notwithstanding. All funds deposited in the Certificate Account shall be held by the Securities Administrator in trust for the Certificateholders until disbursed in accordance with this Agreement or withdrawn in accordance with Section 3.08. In no event shall the Securities Administrator incur liability for withdrawals from the Certificate Account at the direction of a Servicer or the Master Servicer. The Securities Administrator shall give notice to the Master Servicer and each Servicer of the location of the Certificate Account maintained by it when established and prior to any change thereof.

                  (f) Each institution that maintains the Collection Account, or the Certificate Account shall invest the funds in each such account, as directed by the related Servicer or the Securities Administrator, as applicable, in writing, in Permitted Investments, which shall mature not later than (i) in the case of the Collection Account the Business Day preceding the related Servicer Remittance Date (except that if such Permitted Investment is an obligation of the institution that maintains such

Collection Account or is otherwise immediately available, then such Permitted Investment shall mature not later than the Servicer Remittance Date) and (ii) in the case of the Certificate Account, the Business Day immediately preceding the first Distribution Date that follows the date of such investment (except that if such Permitted Investment is an obligation of the institution that maintains such Certificate Account or is otherwise immediately available, then such Permitted Investment shall mature not later than such Distribution Date) and, in each case, shall not be sold or disposed of prior to its maturity. All such Permitted Investments shall be made in the name of the Trustee for the benefit of the Certificateholders. All income and gain net of any losses realized from amounts on deposit in the Collection Account shall be for the benefit of the related Servicer as servicing compensation and shall be remitted to it monthly as provided herein. The amount of any losses incurred in the Collection Account in respect of any such investments shall be deposited by the related Servicer in the Collection Account out of such Servicer's own funds immediately as realized. All income and gain net of any losses realized from amounts on deposit in the Certificate Account shall be for the benefit of the Securities Administrator and shall be remitted to or withdrawn by it monthly as provided herein. The amount of any losses incurred in the Certificate Account in respect of any such investments shall be deposited by the Securities Administrator in the Certificate Account out of the Securities Administrator's own funds immediately as realized.

         SECTION 3.06. Collection of Taxes, Assessments and Similar Items; Escrow Accounts.

         To the extent required by the related Mortgage Note, each Servicer shall establish and maintain one or more accounts (each, an "Escrow Account") and deposit and retain therein all collections from the Mortgagors (or advances by such Servicer) for the payment of taxes, assessments, hazard insurance premiums or comparable items for the account of the Mortgagors. Nothing herein shall require a Servicer to compel a Mortgagor to establish an Escrow Account in violation of applicable law.

         Withdrawals of amounts so collected from the Escrow Accounts may be made only to effect timely payment of taxes, assessments, hazard insurance premiums, condominium or PUD association dues, or comparable items, to reimburse the related Servicer out of related collections for any payments made pursuant to Sections 3.01 hereof (with respect to taxes and assessments and insurance premiums) and 3.10 hereof (with respect to hazard insurance), to refund to any Mortgagors any sums as may be determined to be overages, to pay interest, if required by law or the terms of the related Mortgage or Mortgage Note, to Mortgagors on balances in the Escrow Account or to clear and terminate the Escrow Account at the termination of this Agreement in accordance with Section
9.01 hereof. The Escrow Accounts shall not be a part of the Trust Fund.

         SECTION 3.07. Access to Certain Documentation and Information Regarding the Mortgage Loans.

         Upon reasonable advance notice in writing if required by federal regulation, the related Servicer will provide to each Certificateholder that is a savings and loan association, bank or insurance company certain reports and reasonable access to information and documentation regarding the Mortgage Loans sufficient to permit such Certificateholder to comply with applicable regulations of the OTS or other regulatory authorities with respect to investment in the Certificates; provided, that the related Servicer shall be entitled to be reimbursed by each such Certificateholder for actual expenses incurred by such Servicer in providing such reports and access.

         The Servicers may from time to time provide the Depositor, and any Person designated by the Depositor, with certain reports and reasonable access to information and documentation regarding the Mortgage Loans.

         SECTION 3.08. Permitted Withdrawals from the Collection Account and Certificate Account.

                  (a) Each Servicer may from time to time, make withdrawals from the Collection Account for the following purposes:

                           (i) to pay to such Servicer (to the extent not
previously paid to or withheld by such Servicer), as servicing compensation in accordance with Section 3.15, that portion of any payment of interest that equals the Servicing Fee for the period with respect to which such interest payment was made, and, as additional servicing compensation, those other amounts set forth in Section 3.15;

                           (ii) to reimburse such Servicer for Advances made by
it (or to reimburse the Advance Financing Person for Advances made by it) with respect to the Mortgage Loans, such right of reimbursement pursuant to this subclause (ii) being limited to amounts received on particular Mortgage Loan(s) (including, for this purpose, Liquidation Proceeds) that represent late recoveries of payments of principal and/or interest on such particular Mortgage Loan(s) in respect of which any such Advance was made;

                           (iii) to reimburse such Servicer for any
Non-Recoverable Advance previously made and any Non-Recoverable Servicing Advances previously made to the extent that, in the case of Non-Recoverable Servicing Advances, reimbursement therefor constitutes "unanticipated expenses" within the meaning of Treasury Regulation Section 1.860G-1(b)(3)(ii);

                           (iv) to pay to such Servicer earnings on or
investment income with respect to funds in or credited to the Collection
Account;

                           (v) to reimburse such Servicer from Insurance
Proceeds for Insured Expenses covered by the related Insurance Policy;

                           (vi) [reserved];

                           (vii) to pay such Servicer any unpaid Servicing Fees
and to reimburse it for any unreimbursed Servicing Advances (to the extent that reimbursement for Servicing Advances would constitute an "unanticipated expense" within the meaning of Treasury Regulation Section 1.860-1(b)(3)(ii)), such Servicer's right to reimbursement of Servicing Advances pursuant to this subclause (vi) with respect to any Mortgage Loan being limited to amounts received on particular Mortgage Loan(s) (including, for this purpose, Liquidation Proceeds and purchase and repurchase proceeds) that represent late recoveries of the payments for which such advances were made pursuant to Section
3.01 or Section 3.06;

                           (viii) to pay to the Depositor or such Servicer, as
applicable, with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to Section 2.02, 2.03 or 3.12, all amounts received thereon and not taken into account in determining the related Stated Principal Balance of such repurchased Mortgage Loan;

                           (ix) to reimburse such Servicer, the Master Servicer,
the Securities Administrator or the Depositor for expenses incurred by any of them in connection with the Mortgage Loans or Certificates and reimbursable pursuant to Section 3.04, Section 3.25, Section 6.03 or Section 11.02(c) hereof provided that reimbursement therefor would constitute "unanticipated" expenses within the meaning of Treasury Regulation Section 1.860G-1(b)(3)(ii);

                           (x) to reimburse the Trustee for enforcement expenses
reasonably incurred in respect of a breach or defect giving rise to the purchase obligation in Section 2.03 that were incurred in the Purchase Price of the Mortgage Loans including any expenses arising out of the enforcement of the purchase obligation; provided that any such expenses will be reimbursable under this subclause (x) only to the that such expenses would constitute "unanticipated expenses" within the meaning of Treasury Regulation Section 1.860G-1(b)(3)(ii) if paid by one of the REMICs provided for herein;

                           (xi) to pay such Servicer any unpaid Servicing Fees
for any Mortgage Loan upon such Mortgage Loan being charged off and upon termination of the obligations of such Servicer;

                           (xii) to withdraw pursuant to Section 3.05 any amount
deposited in the Collection Account and not required to be deposited therein;
and

                           (xiii) to clear and terminate the Collection Account
upon termination of this Agreement pursuant to Section 9.01 hereof.

         In addition, no later than 4:00 p.m. Eastern Time on the Servicer Remittance Date, each Servicer shall cause to be withdrawn from the Collection Account the Interest Funds and the Principal Funds (other than amounts payable to the Securities Administrator and the Trustee), to the extent on deposit, and such amount shall be deposited in the Certificate Account; provided, however, if the Securities Administrator does not receive such Interest Funds and Principal Funds on the Servicer Remittance Date, the applicable Servicer shall pay, out of its own funds, interest on such amount at a rate equal to the "prime rate" as published by Wells Fargo Bank, N.A. at such time for each date or part thereof.

         Each Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account.

         Each Servicer shall provide written notification to the Securities Administrator on or prior to the next succeeding Servicer Remittance Date upon making any withdrawals from the Collection Account pursuant to subclauses (iii) and (vii) above.

         Unless otherwise specified, any amounts reimbursable to a Servicer or the Trustee from amounts on deposit in the Collection Account or the Certificate Accounts shall be deemed to come from first, Interest Funds, and thereafter, Principal Funds for the related Distribution Date.

                  (b) The Securities Administrator shall withdraw funds from the Certificate Account for distribution to the Certificateholders in the manner specified in this Agreement (and shall withhold from the amounts so withdrawn, the amount of any taxes that it is authorized to retain pursuant to this Agreement). In addition, the Securities Administrator may from time to time make withdrawals from the Certificate Account for the following purposes:

                           (i) to withdraw pursuant to Section 3.05 any amount
deposited in the Certificate Account and not required to be deposited therein;

                           (ii) to clear and terminate the Certificate Account
upon termination of the Agreement pursuant to Section 9.01 hereof (after paying all amounts necessary to the Trustee, the Securities Administrator, the Master Servicer or any Servicer in connection with any such termination);

                           (iii) to pay to the Securities Administrator the
Securities Administrator Fee and reimburse the Securities Administrator, the Master Servicer or the Trustee for any fees, expenses and indemnification reimbursable pursuant to this Agreement, including without limitation Sections 3.04, 6.03, 8.05, 8.06 and 11.02 hereof; and

                           (iv) to pay to the Securities Administrator earnings
on or investment income with respect to funds in or credited to the Certificate Account.

         SECTION 3.09. [RESERVED]

         SECTION 3.10. [RESERVED]

         SECTION 3.11. Enforcement of Due-On-Sale Clauses; Assumption
Agreements.

         When a Mortgaged Property has been or is about to be conveyed by the Mortgagor, the related Servicer shall, except as set forth below, to the extent it has knowledge of such conveyance or prospective conveyance, exercise its rights to accelerate the maturity of the related Mortgage Loan under any "due-on-sale" clause contained in the related Mortgage or Mortgage Note; provided, however, that the related Servicer shall not exercise any such right if the "due-on-sale" clause, in the reasonable belief of such Servicer, is not enforceable under applicable law; provided, further, that such Servicer shall not take any action in relation to the enforcement of any "due-on-sale" clause which would adversely affect or jeopardize coverage under any Required Insurance Policy. An Opinion of Counsel at the expense of the related Servicer (which expense shall constitute a Servicing Advance) delivered to the Master Servicer, the Trustee and the Depositor shall conclusively establish the reasonableness of such Servicer's belief that any "due-on-sale" clause is not enforceable under applicable law. In such event, the related Servicer shall make reasonable efforts to enter into an assumption and modification agreement with the Person to whom such property has been or is about to be conveyed, pursuant to which such Person becomes liable under the Mortgage Note and, unless prohibited by applicable law or the Mortgage, the Mortgagor remains liable thereon. If the foregoing is not permitted under applicable law, the related Servicer is authorized to enter into a substitution of liability agreement with such Person, pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the Note. In addition to the foregoing, the related Servicer shall not be required to enforce any "due-on-sale" clause if in the reasonable judgment of such Servicer, entering into an assumption and modification agreement with a Person to whom such property shall be conveyed and releasing the original Mortgagor from liability would be in the best interests of the Certificateholders. The Mortgage Loan, as assumed, shall conform in all respects to the requirements, representations and warranties of this Agreement. The related Servicer shall notify the Custodian that any such assumption or substitution agreement has been completed by forwarding to the Custodian the original copy of such assumption or substitution agreement (indicating the Mortgage File to which it relates) which copy shall be added by the Custodian to the related Mortgage File and which shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. The related Servicer shall be responsible for recording any such assumption or substitution agreements. In connection with any such assumption or substitution agreement, the Monthly Payment on the related Mortgage Loan shall not be changed but shall remain as in effect immediately prior to the assumption or substitution, the stated maturity or outstanding principal amount of such Mortgage Loan shall not be changed nor shall any required monthly payments of principal or interest be deferred or forgiven. Any fee collected by a Servicer for consenting to any such conveyance or entering into an assumption or substitution agreement shall be retained by or paid to such Servicer as additional servicing compensation.

         Notwithstanding the foregoing paragraph or any other provision of this Agreement, a Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any assumption which such Servicer may be restricted by law from preventing, for any reason whatsoever.

         SECTION 3.12. Realization Upon Defaulted Mortgage Loans; Determination of Excess Proceeds; Special Loss Mitigation.

                  (a) Each Servicer shall use reasonable efforts consistent with the servicing standard set forth in Section 3.01 to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of Delinquent payments. In connection with such foreclosure or other conversion, each Servicer shall follow such practices and procedures as it shall deem necessary or advisable and as shall be normal and usual in its general mortgage servicing activities and the requirements of the insurer under any Required Insurance Policy; provided, however, that no Servicer shall be required to expend its own funds in connection with the restoration of any property that shall have suffered damage due to an uninsured cause unless it shall determine (i) that such restoration will increase the proceeds of liquidation of the Mortgage Loan after reimbursement to itself of such expenses and (ii) that such expenses will be recoverable to it through Liquidation Proceeds (respecting which it shall have priority for purposes of withdrawals from the Collection Account pursuant to
Section 3.08 hereof). Each Servicer shall be responsible for all other costs and expenses incurred by it in any such proceedings; provided, however, that it shall be entitled to reimbursement thereof from the proceeds of liquidation of the related Mortgaged Property, as contemplated in Section 3.08 hereof. If a Servicer has knowledge that a Mortgaged Property that it is contemplating acquiring in foreclosure or by deed-in-lieu of foreclosure is located within a one-mile radius of any site with environmental or hazardous waste risks known to it, it will, prior to acquiring the Mortgaged Property, consider such risks and only take action in accordance with Accepted Servicing Practices.

         With respect to any REO Property, the deed or certificate of sale shall be taken in the name of the Trustee or its nominee. Pursuant to its efforts to sell such REO Property, the applicable Servicer shall either itself or through an agent selected by such Servicer protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the Certificateholders, rent the same, or any part thereof, as such Servicer deems to be in the best interest of itself and the Certificateholders for the period prior to the sale of such REO Property. The related Servicer or an Affiliate thereof may receive usual and customary real estate referral fees for real estate brokers in connection with the listing and disposition of REO Property. The related Servicer shall prepare a statement with respect to each REO Property that has been rented showing the aggregate rental income received and all expenses incurred in connection with the management and maintenance of such REO Property at such times as is necessary to enable such Servicer to comply with the reporting requirements of the REMIC Provisions. The net monthly rental income, if any, from such REO Property shall be deposited in the Collection Account no later than the close of business on each Determination Date. The related Servicer shall perform the tax reporting and withholding related to foreclosures, abandonments and cancellation of indebtedness income as specified by Sections 1445, 6050J and 6050P of the Code by preparing and filing such tax and information returns, as may be required.

         In the event that the Trust Fund acquires any Mortgaged Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the related Servicer shall dispose of such Mortgaged Property prior to the expiration of three years from the end of the year of its acquisition by the Trust Fund or, at the expense of the Trust Fund, obtain, in accordance with applicable procedures for obtaining an automatic extension of the grace period, more than 60 days prior to the day on which such three-year period would otherwise expire, an extension of the three-year grace period, in which case such property must be disposed of prior to the end of such extension, unless the Trustee and the Securities Administrator shall have been supplied with an Opinion of Counsel (such Opinion of Counsel not to be an expense of the Trustee or the Securities Administrator), to the effect that the holding by the Trust Fund of such Mortgaged Property subsequent to such three-year period or extension will not result in the imposition of taxes on "prohibited transactions" of the Trust Fund or any of the REMICs provided for herein as defined in section 860F of the Code or cause any of the REMICs provided for herein to fail to qualify as a REMIC at any time that any Certificates are outstanding, in which case the Trust Fund may continue to hold such Mortgaged Property (subject to any conditions contained in such Opinion of Counsel). Notwithstanding any other provision of this Agreement, no Mortgaged Property acquired by the Trust Fund shall be held, rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would
(i) cause such Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of section 860G(a)(8) of the Code or (ii) subject the Trust Fund or any REMIC provided for herein to the imposition of any federal, state or local income taxes on the income earned from such Mortgaged under section 860G(c) of the Code or otherwise, unless the related Servicer or the Depositor has agreed to indemnify and hold harmless the Trustee and the Trust Fund with respect to the imposition of any such taxes.

         The decision of a Servicer to foreclose on a defaulted Mortgage Loan shall be subject to a determination by such Servicer that the proceeds of such foreclosure would exceed the costs and expenses of bringing such a proceeding. The income earned from the management of any Mortgaged Properties acquired through foreclosure or other judicial proceeding, net of reimbursement to the related Servicer for expenses incurred (including any property or other taxes) in connection with such management and net of unreimbursed Servicing Fees, Advances, Servicing Advances and any management fee paid or to be paid with respect to the management of such Mortgaged Property, shall be applied to the payment of principal of, and interest on, the related defaulted Mortgage Loans (with interest accruing as though such Mortgage Loans were still current) and all such income shall be deemed, for all purposes in this Agreement, to be payments on account of principal and interest on the related Mortgage Notes and shall be deposited into the Collection Account. To the extent the income received during a Prepayment Period is in excess of the amount attributable to amortizing principal and accrued interest at the related Mortgage Rate on the related Mortgage Loan, such excess shall be considered to be a partial Principal Prepayment for all purposes hereof.

         The Liquidation Proceeds from any liquidation of a Mortgage Loan, net of any payment to a Servicer as provided above, shall be deposited in the Collection Account on the next succeeding Determination Date following receipt thereof for distribution on the related Distribution Date.

         The proceeds of any Liquidated Loan, as well as any recovery resulting from a partial collection of Liquidation Proceeds or any income from an REO Property, will be applied in the following order of priority: first, to reimburse the related Servicer for any related unreimbursed Servicing Advances and Servicing Fees, pursuant to Section 3.08(a)(vi) or this Section 3.12; second, to reimburse the related Servicer for any unreimbursed Advances, pursuant to Section 3.08(a)(ii) or this Section 3.12; third, to any Prepayment Charges and then to accrued and unpaid interest (to the extent no Advance has been made for such amount) on the Mortgage Loan or related REO Property, at the Net Mortgage Rate to the Due Date occurring in the month in which such amounts are required to be distributed; and fourth, as a recovery of principal of the Mortgage Loan.

                  (b) On each Determination Date, each Servicer shall determine the respective aggregate amounts of Excess Proceeds, if any, that occurred in the related Prepayment Period.

                  (c) [RESERVED]

                  (d) With respect to such of the Mortgage Loans as come into and continue in default, the related Servicer will decide, in its reasonable business judgment, whether to (i) foreclose upon the Mortgaged Properties securing those Mortgage Loans pursuant to Section 3.12(a), (ii) write off the unpaid principal balance of the Mortgage Loans as bad debt (provided that the related Servicer has determined that no net recovery is possible through foreclosure proceedings or other liquidation of the related Mortgaged Property),
(iii) take a deed in lieu of foreclosure, (iv) accept a short sale or short refinance; (v) arrange for a repayment plan, or (vi) agree to a modification of such Mortgage Loan. As to any Mortgage Loan that becomes 120 days delinquent, the related Servicer will be required to obtain a broker's price opinion, the cost of which will be reimbursable as a Servicing Advance. After obtaining the broker's price opinion, the related Servicer will determine, in its reasonable business judgment, whether a net recovery is possible through foreclosure proceedings or other liquidation of the related Mortgage Property. If the related Servicer determines that no such recovery is possible, it must charge off the related Mortgage Loan at the time it becomes 180 days delinquent. Once a Mortgage Loan has been charged off, the related Servicer will discontinue making Advances, such Servicer will not be entitled to Servicing Fees (except as provided below) with respect to such Mortgage Loan, and the Mortgage Loan will be treated as a Liquidated Mortgage Loan. If the related Servicer determines that such net recovery is possible through foreclosure proceedings or other liquidation of the related Mortgaged Property on a Mortgage Loan that becomes 180 days delinquent, such Servicer may continue making Advances, and such Servicer will be required to notify the Trustee and the Securities Administrator of such decision.

                  (e) Any Mortgage Loan that is charged off, pursuant to (d) above, may continue to be serviced by the related Servicer for the Certificateholders using specialized collection procedures (including foreclosure, if appropriate). The related Servicer will be entitled to Servicing Fees and reimbursement of expenses in connection with such Mortgage Loans after the date of charge off, only to the extent of funds available from any recoveries on any such Mortgage Loans. Any such Mortgage Loans serviced in accordance with the specialized collection procedures shall be serviced for approximately six months. Any net recoveries received on such Mortgage Loans during such six month period will be treated as Subsequent Recoveries. On the date which is six months after the date on which the applicable Servicer begins servicing such Mortgage Loans using the specialized collection procedures, unless specific net recoveries are anticipated by such Servicer on a particular Mortgage Loan, such charged off loan will be released to the majority holder of the Class C Certificates and thereafter, (i) the majority holder of the Class C Certificates will be entitled to any amounts subsequently received in respect of any such released loans, (ii) the majority holder of the Class C Certificates may designate any servicer to service any such released loan and (iii) the majority holder of the Class C Certificates may sell any such released loan to a third party.

         SECTION 3.13. Trustee and Custodian to Cooperate; Release of Mortgage Files.

         Upon the payment in full of any Mortgage Loan, or the receipt by a Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, such Servicer will promptly notify the Custodian or its designee by delivering a Request for Release substantially in the form of
Exhibit I. Upon receipt of a copy of such request, the Custodian shall promptly release the related Mortgage File to the related Servicer, the cost of which may be charged to such Servicer by the Custodian, and such Servicer is authorized to cause the removal from the registration on the MERS System of any such Mortgage if applicable, and such Servicer, on behalf of the Trustee shall execute and deliver the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Mortgage together with the Mortgage Note with written evidence of cancellation thereon. Expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Mortgagor to the extent permitted by law, and otherwise to the Trust Fund to the extent such expenses constitute "unanticipated expenses" within the meaning of Treasury Regulations Section 1.860G-(1)(b)(3)(ii). From time to time and as shall be appropriate for the servicing or foreclosure of any Mortgage Loan, including for collection under any policy of flood insurance, any fidelity bond or errors or omissions policy, or for the purposes of effecting a partial release of any Mortgaged Property from the lien of the Mortgage or the making of any corrections to the Mortgage Note or the Mortgage or any of the other documents included in the Mortgage File, the Custodian shall, upon delivery to it of a Request for Release in the form of Exhibit I signed by a Servicing Officer, release the Mortgage File to the related Servicer, and the cost of delivery of the Mortgage File may be charged to such Servicer by the Custodian. Subject to the further limitations set forth below, the related Servicer shall cause the Mortgage File or documents so released to be returned to the Custodian when the need therefor by such Servicer no longer exists, unless the Mortgage Loan is liquidated and the proceeds thereof are deposited in the Collection Account.

         Each Request for Release may be delivered to the Custodian (i) via mail or courier, (ii) via facsimile or (iii) by such other means, including, without limitation, electronic or computer readable medium, as the related Servicer and the Custodian shall mutually agree. The Custodian shall release the related Mortgage File(s) within five (5) Business Days of receipt of a properly completed Request for Release pursuant to clauses (i), (ii) or (iii) above. Receipt of a properly completed Request for Release shall be authorization to the Custodian to release such Mortgage Files, provided the Custodian has determined that such Request for Release has been executed, with respect to clauses (i) or (ii) above, or approved, with respect to clause (iii) above, by an authorized Servicing Officer of the related Servicer, and so long as the Custodian complies with its duties and obligations under this Agreement. If the Custodian is unable to release the Mortgage Files within the period previously specified, the Custodian shall immediately notify the related Servicer indicating the reason for such delay. The related Servicer shall not pay penalties or damages due to the Custodian's or its designee's negligent failure to release the related Mortgage File or the Custodian's or its designee's negligent failure to execute and release documents in a timely manner, and such amounts shall be Servicer Advances.

         On each day that the related Servicer remits to the Custodian Requests for Releases pursuant to clauses (ii) or (iii) above, such Servicer shall also submit to the Custodian a summary of the total number of such Requests for Releases requested on such day by the same method as described in such clauses
(ii) and (iii).

         If the related Servicer at any time seeks to initiate a foreclosure proceeding in respect of any Mortgaged Property as authorized by this Agreement, such Servicer may deliver or cause to be delivered to the Trustee or its designee, for signature, as appropriate or on behalf of the Trustee, execute any court pleadings, requests for trustee's sale or other documents necessary to effectuate such foreclosure or any legal action brought to obtain judgment against the Mortgagor on the Mortgage Note or the Mortgage or to obtain a deficiency judgment or to enforce any other remedies or rights provided by the Mortgage Note or the Mortgage or otherwise available at law or in equity. Notwithstanding the foregoing, the related Servicer shall cause possession of any Mortgage File or of the documents therein that shall have been released by the Custodian to be returned to the Custodian promptly after possession thereof shall have been released by the Custodian unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Collection Account, and the related Servicer shall have delivered to the Custodian a Request for Release in the form of Exhibit I or (ii) the Mortgage File or document shall have been delivered to an attorney or to a public trustee or other public official as required by law for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property and the related Servicer shall have delivered to the Custodian an Officer's Certificate of a Servicing Officer certifying as to the name and address of the Person to which the Mortgage File or the documents therein were delivered and the purpose or purposes of such delivery.

         SECTION 3.14. Documents, Records and Funds in Possession of Servicers to be Held for the Trustee.

         All Mortgage Files and funds collected or held by, or under the control of, a Servicer in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds, including but not limited to, any funds on deposit in the Collection Account, shall be held by such Servicer for and on behalf of the Trustee and shall be and remain the sole and exclusive property of the Trust Fund, subject to the applicable provisions of this Agreement. Each Servicer also agrees that it shall not create, incur or subject any Mortgage File or any funds that are deposited in the Collection Account or in any Escrow Account, or any funds that otherwise are or may become due or payable to the Trustee or the Securities Administrator for the benefit of the Certificateholders, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, or assert by legal action or otherwise any claim or right of set off against any Mortgage File or any funds collected on, or in connection with, a Mortgage Loan, except, however, that a Servicer shall be entitled to set off against and deduct from any such funds any amounts that are properly due and payable to such Servicer under this Agreement.

         SECTION 3.15. Servicing Compensation.

         As compensation for its activities hereunder, each Servicer shall be entitled to retain or withdraw from the Collection Account out of each payment of interest on a Mortgage Loan included in the Trust Fund an amount equal to interest at the applicable Servicing Fee Rate on the Stated Principal Balance of the related Mortgage Loan as of the immediately preceding Distribution Date.

         Additional servicing compensation in the form of any Excess Proceeds, late payment fees, assumption fees (i.e. fees related to the assumption of a Mortgage Loan upon the purchase of the related Mortgaged Property) and similar fees payable by the Mortgagor, Prepayment Interest Excess, and all income and gain net of any losses realized from Permitted Investments in the Collection Account shall be retained by the related Servicer to the extent not required to be deposited in the Collection Account pursuant to Sections 3.05, or 3.12(a) hereof. Each Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided in this Agreement. In no event shall the Trustee be liable for any Servicing Fee or for any differential between the Servicing Fee and the amount necessary to induce a successor servicer to act as successor servicer under this Agreement.

         SECTION 3.16. Access to Certain Documentation.

         Each Servicer shall provide to the OTS and the FDIC and to comparable regulatory authorities supervising Holders of the Certificates and the examiners and supervisory agents of the OTS, the FDIC and such other authorities, as applicable, access to the documentation regarding the Mortgage Loans required by applicable regulations of the OTS and the FDIC. Such access shall be afforded without charge, but only upon reasonable and prior written request and during normal business hours at the offices of the related Servicer designated by it provided, that the related Servicer shall be entitled to be reimbursed by each such Certificateholder for actual expenses incurred by such Servicer in providing such reports and access. Nothing in this Section shall limit the obligation of the Servicers to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of a Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.

         SECTION 3.17. Annual Statement as to Compliance.

         Pursuant to this Agreement, each Servicer shall deliver to the Depositor, the Securities Administrator, the Master Servicer and the Trustee on or before March 15 of each year beginning in 2006 (or such other date as to which the Depositor gives such Servicer at least 30 days prior notice) in order to remain in compliance with the Section 302 Requirements, an Officer's Certificate stating, as to each signatory thereof, that (i) a review of the activities of such Servicer during the preceding calendar year and of performance under this Agreement or a similar agreement has been made under such officer's supervision, and (ii) to the best of such officers' knowledge, based on such review, such Servicer has fulfilled all of its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officers and the nature and status thereof. The Master Servicer shall forward a copy of each such statement received by it to each Rating Agency. Copies of such statement shall be provided by the Securities Administrator to any Certificateholder upon written request at the Certificateholder's expense, provided such statement has been delivered by the applicable Servicer to the Securities Administrator.

         SECTION 3.18. Annual Independent Public Accountants' Servicing Statement; Financial Statements.

         On or before March 15 of each year, beginning in 2006 or such other date in order to remain in compliance with the Section 302 Requirements, each Servicer at its expense shall cause a nationally recognized firm of independent public accountants (who may also render other services to such Servicer or any Affiliate thereof) that is a member of the American Institute of Certified Public Accountants to furnish a USAP Report to the Securities Administrator, the Trustee, the Master Servicer and the Depositor. Copies of the USAP Report shall be provided by the Securities Administrator to any Certificateholder upon request at the Certificateholder's expense, provided such report has been delivered by the applicable Servicer to the Securities Administrator.

         SECTION 3.19. [RESERVED]

         SECTION 3.20. [RESERVED]

         SECTION 3.21. Annual Certificate by Securities Administrator.

         For so long as the Master Servicer and the Securities Administrator are the same Person, the Securities Administrator shall not be required to satisfy or perform the terms of Section 3.21(a) and (b).

                  (a) On or before March 15 of each year (commencing in 2006), an officer of the Securities Administrator shall execute and deliver an Officer's Certificate, signed by a Responsible

Officer of the Securities Administrator or any officer to whom that officer reports, to the Depositor and the Master Servicer for the benefit of the Depositor and the Master Servicer and their respective officers, directors and Affiliates, certifying as to the matters described in the Officer's Certificate attached hereto as Exhibit K.

                  (b) The Securities Administrator shall indemnify and hold harmless the Depositor, the Master Servicer, the Trustee and their respective officers, directors, agents and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach by the Securities Administrator or any of its officers, directors, agents or Affiliates of its obligations under this Section 3.21, any material misstatement or omission in the Officer's Certificate required under this Section or the negligence, bad faith or willful misconduct of the Securities Administrator in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Depositor and the Master Servicer, then the Securities Administrator agrees that it shall contribute to the amount paid or payable by the Depositor or the Master Servicer as a result of the losses, claims, damages or liabilities of the Depositor or the Master Servicer in such proportion as is appropriate to reflect the relative fault of the Securities Administrator on the one hand and of the Depositor and the Master Servicer on the other in connection with a breach of the Securities Administrator's obligations under this Section 3.21, any material misstatement or omission in the Officer's Certificate required under this Section or the Securities Administrator's negligence, bad faith or willful misconduct in connection therewith.

         SECTION 3.22. Annual Certificate by Servicers.

                  (a) Within 15 days prior to the date on which a Form 10-K is required to be filed with a Certification by the Master Servicer, each Servicer shall execute and deliver an Officer's Certificate in the form of Exhibit L attached hereto, signed by the senior officer in charge of servicing of such Servicer or any officer to whom that officer reports, to the Master Servicer and Depositor for the benefit of the Master Servicer and Depositor and their respective officers, directors and Affiliates.

                  (b) Each Servicer shall indemnify and hold harmless the Securities Administrator, the Trustee, the Master Servicer and the Depositor and their respective officers, directors, agents and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach by a Servicer or any of its officers, directors, agents or Affiliates of its obligations under Section 3.17, Section 3.18 and this Section 3.22, any material misstatement or omission in the Officer's Certificate required under this Section or the negligence, bad faith or willful misconduct of such Servicer in connection therewith. If the indemnification provided for in this Section 3.22 is unavailable or insufficient to hold harmless the Securities Administrator, the Master Servicer and the Depositor, then the applicable Servicer agrees that it shall contribute to the amount paid or payable by the Securities Administrator, the Master Servicer and the Depositor as a result of the losses, claims, damages or liabilities of the Depositor and the Master Servicer in such proportion as is appropriate to reflect the relative fault of the Depositor and the Master Servicer on the one hand and such Servicer on the other in connection with a breach of such Servicer's obligations under this
Section 3.22, any material misstatement or omission in the Officer's Certificate required under this Section or such Servicer's negligence, bad faith or willful misconduct in connection therewith.

         SECTION 3.23. Prepayment Charge Reporting Requirements.

         Promptly after each Distribution Date, each Servicer shall provide to the Depositor and the Master Servicer the following information with regard to each Mortgage Loan that has prepaid during the related Prepayment Period:

                  (i)      loan number;

                  (ii)     current Mortgage Rate;

                  (iii)    current principal balance;

                  (iv)     original principal balance;

                  (v)      Prepayment Charge amount due; and

                  (vi)     Prepayment Charge amount collected.

         SECTION 3.24. Information to the Securities Administrator.

         Two Business Days after the 15th day of each month, but not later than the 18th day of each month, each Servicer shall furnish to the Master Servicer a delinquency report in the form set forth in Exhibit M-1, a monthly remittance advice in the form set forth in Exhibit M-2 and a realized loss report in the form set forth in Exhibit M-3 (or such other form or forms as the Master Servicer and the Servicers may from time to time agree) for the period ending on the last Business Day of the preceding month; provided, however, that in the event the 18th day is not a Business Day, the aforementioned reports shall be furnished by each Servicer to the Master Servicer on the next Business Day; and provided, further, that in the event there are three non-Business Days preceding the 18th day, Wilshire will (a) furnish to the Master Servicer, on or before the 18th day of the month, the aforementioned reports, which will not include information arising from the related Prepayment Period, and (b) furnish to the Master Servicer, by 3:00 P.M., EST on the next succeeding Business Day after the 18th day, a cumulative version of the aforementioned reports which includes such information arising from the related Prepayment Period.

         SECTION 3.25. Indemnification.

                  (a) With respect to, but only to the extent of, the related Mortgage Loans as to which each Servicer is responsible, each Servicer shall indemnify the Sellers, the Trust Fund, the Trustee, the Depositor, the Securities Administrator, the Master Servicer and their officers, directors, employees and agents and hold each of them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that any of such parties may sustain in any way related to the failure of such Servicer to perform its duties and service the related Mortgage Loans in compliance with the terms of this agreement by reason of negligence, willful misfeasance or bad faith in the performance of its duties or by reason of reckless disregard of obligations and duties hereunder. Each Servicer immediately shall notify the Sellers, the Trustee, the Securities Administrator, the Master Servicer and the Depositor or any other relevant party if a claim is made by a third party with respect to such party and this Agreement or the related Mortgage Loans and, if subject to this indemnification obligation, assume (with the prior written consent of the indemnified party, which consent shall not be unreasonably withheld or delayed) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or any of such parties in respect of such claim. Each Servicer shall follow any reasonable written instructions received from the Master Servicer in connection with such claim, it being understood that the Master Servicer shall have no duty to monitor or give instructions with respect to such claims, and a Servicer will not have any liability for following such instructions. Each Servicer shall provide the Depositor, the Securities Administrator and the Master Servicer with a written report of all expenses and advances incurred by such Servicer pursuant to this Section 3.25(a), and such Servicer shall promptly reimburse itself from the assets of the Trust Fund in the Collection Account for all amounts advanced by it pursuant to the preceding sentence except when the claim in any way relates to the gross negligence, bad faith or willful misconduct of such Servicer. The provisions of this paragraph shall survive the termination of this Agreement and the payment of the outstanding Certificates.

                  (b) The Master Servicer shall indemnify the Sellers, the Trust Fund, the Trustee, the Securities Administrator, the Servicers and the Depositor and their officers, directors, employees and agents and hold each of them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that any of such parties may sustain in any way related to the failure of the Master Servicer to perform its duties and master service the Mortgage Loans in compliance with the terms of this Agreement. The Master Servicer immediately shall notify the Sellers, the Trustee, the Servicers, the Securities Administrator and the Depositor or any other relevant party if a claim is made by a third party with respect to this Agreement or the Mortgage Loans, assume (with the prior written consent of the indemnified party, which consent shall not be unreasonably withheld or delayed) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or any of such parties in respect of such claim. The Master Servicer shall follow any written instructions received from the Trustee in connection with such claim it being understood that the Trustee shall have no duty to monitor or give instructions with respect to such claims. The Master Servicer shall provide the Servicers, the Securities Administrator, the Trustee and the Depositor with a written report of all expenses and advances incurred by the Master Servicer pursuant to this Section 3.25(b), and the Master Servicer shall promptly reimburse itself from the assets of the Trust Fund in the Collection Account for all amounts advanced by it pursuant to the preceding sentence except when the claim in any way relates to the failure of the Master Servicer to service and administer the Mortgage Loans in material compliance with the terms of this Agreement or the negligence, bad faith or willful misconduct of the Master Servicer. The provisions of this paragraph shall survive the termination of this Agreement and the payment of the outstanding Certificates.

                  (c) The Securities Administrator shall indemnify the Sellers, the Trust Fund, the Trustee, the Servicers, the Master Servicer and the Depositor and their officers, directors, employees and agents and hold each of them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that any of such parties may sustain in any way related to the failure of the Securities Administrator to perform its duties in compliance with the terms of this Agreement. The Securities Administrator immediately shall notify the Sellers, the Trustee, the Servicers, the Master Servicer and the Depositor or any other relevant party if a claim is made by a third party with respect to this Agreement or the Mortgage Loans, assume (with the prior written consent of the indemnified party, which consent shall not be unreasonably withheld or delayed) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or any of such parties in respect of such claim. The Securities Administrator shall follow any written instructions received from the Trustee in connection with such claim it being understood that the Trustee shall have no duty to monitor or give instructions with respect to such claims. The Securities Administrator shall provide the Trustee, the Servicers, the Master Servicer and the Depositor with a written report of all expenses and advances incurred by the Securities Administrator pursuant to this Section 3.25(c), and the Securities Administrator shall promptly reimburse itself from the assets of the Trust Fund in the Certificate Account for all amounts advanced by it pursuant to the preceding sentence except when the claim in any way relates to the failure of the Securities Administrator to perform its duties in material compliance with the terms of this Agreement or the negligence, bad faith or willful misconduct of the Securities Administrator. The provisions of this paragraph shall survive the termination of this Agreement and the payment of the outstanding Certificates.

         SECTION 3.26. Nonsolicitation.

         For as long as Wilshire services the Mortgage Loans, Wilshire covenants that it will not, and that it will ensure that its Affiliates and agents will not, directly solicit or provide information for any other party to solicit for prepayment or refinancing of any of the Mortgage Loans by the related Mortgagors. For as long as PHH services the Mortgage Loans, PHH covenants that it will not, and that it will ensure that its Affiliates and agents will not, directly solicit or provide information for any other party to solicit for prepayment or refinancing of any of the Mortgage Loans by the related Mortgagors. It is understood that the promotions undertaken by the Servicers or their Affiliates or agents which are directed to the general public at large, or certain segments thereof, shall not constitute solicitation as that term is used in this Section 3.26.

         SECTION 3.27. High Cost Mortgage Loans.

         In the event that a Servicer reasonably determines that a Mortgage Loan may be a "high cost mortgage loan", "high cost home", "covered", "high cost", "high risk home", "predatory" or similarly classified loan under any applicable state, federal or local law, such Servicer may notify the Depositor, the Master Servicer and Trustee thereof; such Servicer may terminate its servicing thereof; and such determination shall be deemed to materially and adversely affect the interests of the Certificateholders in such Mortgage Loan and the related Transferor, or the applicable Seller, in event the Transferor does not do so, will repurchase the Mortgage Loan within a 30 day period from the date of the notice in the manner described in Section 2.05.

                                   ARTICLE IV

                                  DISTRIBUTIONS

         SECTION 4.01. Advances.

                  (a) Subject to the conditions of this Article IV, a Servicer, as required below, shall make an Advance and deposit such Advance in the Collection Account. Each such Advance shall be remitted to the Collection Account no later than 4:00 p.m. Eastern time on the Servicer Advance Date in immediately available funds. A Servicer shall be obligated to make any such Advance only to the extent that such advance would not be a Non-Recoverable Advance. If a Servicer shall have determined that it has made a Non-Recoverable Advance or that a proposed Advance or a lesser portion of such Advance would constitute a Non-Recoverable Advance, such Servicer shall deliver (i) to the Securities Administrator for the benefit of the Certificateholders, funds constituting the remaining portion of such Advance, if applicable, and (ii) to the Depositor, each Rating Agency and the Master Servicer an Officer's Certificate setting forth the basis for such determination. A Servicer may, in its sole discretion, make an Advance with respect to the principal portion of the final Scheduled Payment on a Balloon Loan, but such Servicer is under no obligation to do so; provided, however, that nothing in this sentence shall affect such Servicer's obligation under this Section 4.01 to Advance the interest portion of the final Scheduled Payment with respect to a Balloon Loan as if such Balloon Loan were a fully amortizing Mortgage Loan. If a Mortgagor does not pay its final Scheduled Payment on a Balloon Loan when due, the related Servicer shall Advance (unless it determines in its good faith judgment that such amounts would constitute a Non-Recoverable Advance) a full month of interest (net of the Servicing

Fee) on the Stated Principal Balance thereof each month until its Stated Principal Balance is reduced to zero.

         In lieu of making all or a portion of such Advance from its own funds, a Servicer may (i) cause to be made an appropriate entry in its records relating to the Collection Account that any amount held for future distribution has been used by such Servicer in discharge of its obligation to make any such Advance and (ii) transfer such funds from the Collection Account to the Certificate Account. In addition, each Servicer shall have the right to reimburse itself for any such Advance from amounts held from time to time in the Collection Account to the extent such amounts are not then required to be distributed. Any funds so applied and transferred pursuant to the previous two sentences shall be replaced by the applicable Servicer by deposit in the Collection Account no later than the close of business on the Servicer Advance Date on which such funds are required to be distributed pursuant to this Agreement. Each Servicer shall be entitled to be reimbursed from the Collection Account for all Advances of its own funds made pursuant to this Section as provided in Section 3.08. The obligation to make Advances with respect to any Mortgage Loan shall continue until the earlier of (i) such Mortgage Loan is paid in full, (ii) the related Mortgaged Property or related REO Property has been liquidated or until the purchase or repurchase thereof (or substitution therefor) from the Trust Fund pursuant to any applicable provision of this Agreement, except as otherwise provided in this Section 4.01, (iii) the applicable Servicer determines in its good faith judgment that such amounts would constitute a Non-Recoverable Advance as provided in the preceding paragraph or (iv) the date on which such Mortgage Loan becomes 150 days delinquent as set forth below.

                  (b) Notwithstanding anything in this Agreement to the contrary (including, but not limited to, Sections 3.01 and 4.01(a) hereof), no Advance or Servicing Advance shall be required to be made hereunder by a Servicer if such Advance or Servicing Advance would, if made, constitute a Non-Recoverable Advance or a Non-Recoverable Servicing Advance. The determination by a Servicer that it has made a Non-Recoverable Advance or a Non-Recoverable Servicing Advance or that any proposed Advance or Servicing Advance, if made, would constitute a Non-Recoverable Advance or a Non-Recoverable Servicing Advance, respectively, shall be evidenced by an Officer's Certificate of such Servicer delivered to the Depositor and the Master Servicer. In addition, no Servicer shall be required to advance any Relief Act Shortfalls.

                  (c) Notwithstanding the foregoing, no Servicer shall be required to make any Advances for any Mortgage Loan after such Mortgage Loan becomes 150 days delinquent. The applicable Servicer shall identify such delinquent Mortgage Loans in the Servicer Statement referenced in Section 3.24. In addition, the applicable Servicer shall provide the Master Servicer with an Officer's Certificate listing such delinquent Mortgage Loans and certifying that such loans are 150 days or more delinquent.

         SECTION 4.02. Reduction of Servicing Compensation in Connection with Prepayment Interest Shortfalls.

         In the event that any Mortgage Loan is the subject of a Prepayment Interest Shortfall, the related Servicer shall, from amounts in respect of the Servicing Fee for such Distribution Date, deposit into the Collection Account, as a reduction of the Servicing Fee for such Distribution Date, no later than the Servicer Advance Date immediately preceding such Distribution Date, an amount up to the Prepayment Interest Shortfall. In case of such deposit, the related Servicer shall not be entitled to any recovery or reimbursement from the Depositor, the Master Servicer, the Securities Administrator, the Trustee, the Trust Fund or the Certificateholders. With respect to any Distribution Date, to the extent that the Prepayment Interest Shortfall exceeds Compensating Interest (such excess, a "Non-Supported Interest Shortfall"), such Non-Supported Interest Shortfall shall reduce the Current Interest with respect to each

Class of Certificates, pro rata based upon the amount of interest each such Class would otherwise be entitled to receive on such Distribution Date.

         SECTION 4.03. Distributions on the REMIC Interests.

         On each Distribution Date, amounts on deposit in the Certificate Account shall be treated for federal income tax purposes as applied to distributions on the interests in the Lower Tier REMIC in an amount sufficient to make the distributions on the respective Certificates on such Distribution Date in accordance with the provisions of Section 4.04.

         SECTION 4.04. Distributions.

                  (a) Reserved.

                  (b) On each Distribution Date, the Securities Administrator shall make the following distributions from the Certificate Account of an amount equal to the Interest Funds in the following order of priority:

                           (i) to the Class P Certificates, an amount equal to
any Prepayment Charges collected on the Mortgage Loans during the related Prepayment Period and all amounts paid by the Servicers, the Sellers or the Transferor in respect of Prepayment Charges pursuant to this Agreement or the Transfer Agreement, as applicable, and all amounts received in respect of any indemnification paid as a result of a Prepayment Charge being unenforceable in breach of the representations and warranties set forth in a Sale Agreement or the related Transfer Agreement, in each case for the related Prepayment Period;

                           (ii) to each class of the Class A Certificates, the
Current Interest and any Interest Carry Forward Amount with respect to such Class; provided, however, if such amount is not sufficient to make a full distribution of the Current Interest and any Interest Carry Forward Amount with respect to the Class A Certificates, such amount will be distributed pro rata among each Class of the Class A Certificates based on the ratio of (x) the Current Interest and Interest Carry Forward Amount for each Class of the Class A Certificates to (y) the total amount of Current Interest and any Interest Carry Forward Amount for the Class A Certificates in the aggregate;

                           (iii) to the Class M-1 Certificates, the Class M-1
Current Interest and any Class M-1 Interest Carry Forward Amount;

                           (iv) to the Class M-2 Certificates, the Class M-2
Current Interest and any Class M-2 Interest Carry Forward Amount;

                           (v) to the Class B-1 Certificates, the Class B-1
Current Interest and any Class B-1 Interest Carry Forward Amount;

                           (vi) to the Class B-2 Certificates, the Class B-2
Current Interest and any Class B-2 Interest Carry Forward Amount;

                           (vii) to the Class B-3 Certificates, the Class B-3
Current Interest and any Class B-3 Interest Carry Forward Amount;

                           (viii) to the Class B-4 Certificates, the Class B-4
Current Interest and any Class B-4 Interest Carry Forward Amount;

                           (ix) to the Class B-5 Certificates, the Class B-5
Current Interest and any Class B-5 Interest Carry Forward Amount; and

                           (x) any remainder pursuant to Section 4.04(f) hereof.

                  (c) [Reserved]

                  (d) On each Distribution Date, the Securities Administrator shall make the following distributions from the Certificate Account of an amount equal to the Principal Distribution Amount in the following order of priority, and each such distribution shall be made only after all distributions pursuant to Section 4.04(b) above shall have been made until such amount shall have been fully distributed for such Distribution Date:

                           (i) to the Class R Certificate, the Class A-1A
Certificates and the Class A-1B Certificates, sequentially, the Class A Principal Distribution Amount, until the Certificate Principal Balances thereof have been reduced to zero; provided however, that on and after the Distribution Date on which the aggregate Certificate Principal Balance of the Class M Certificates and the Class B Certificates has been reduced to zero, the Class A Principal Distribution Amount shall be allocated pro rata among each class of Class A Certificates, based on their respective Certificate Principal Balances, until their respective Certificate Principal Balances have been reduced to zero;

                           (ii) to the Class M-1 Certificates, the Class M-1
Principal Distribution Amount;

                           (iii) to the Class M-2 Certificates, the Class M-2
Principal Distribution Amount;

                           (iv) to the Class B-1 Certificates, the Class B-1
Principal Distribution Amount;

                           (v) to the Class B-2 Certificates, the Class B-2
Principal Distribution Amount;

                           (vi) to the Class B-3 Certificates, the Class B-3
Principal Distribution Amount;

                           (vii) to the Class B-4 Certificates, the Class B-4
Principal Distribution Amount;

                           (viii) to the Class B-5 Certificates, the Class B-5
Principal Distribution Amount; and

                           (ix) any remainder pursuant to Section 4.04(f)
hereof.

                  (e) [Reserved].

                  (f) On each Distribution Date, the Securities Administrator shall make the following distributions up to the following amounts from the Certificate Account of the remainders pursuant to Section 4.04(b)(x) and (d)(ix) hereof and each such distribution shall be made only after all distributions pursuant to Sections 4.04(b) and (d) above shall have been made until such remainders shall have been fully distributed for such Distribution Date:

                           (i) for distribution as part of the Principal
Distribution Amount, the Extra Principal Distribution Amount;

                           (ii) to the Class M-1 Certificates, the Class M-1
Unpaid Realized Loss Amount;

                           (iii) to the Class M-2 Certificates, the Class M-2
Unpaid Realized Loss Amount;

                           (iv) to the Class B-1 Certificates, the Class B-1
Unpaid Realized Loss Amount;

                           (v) to the Class B-2 Certificates, the Class B-2
Unpaid Realized Loss Amount;

                           (vi) to the Class B-3 Certificates, the Class B-3
Unpaid Realized Loss Amount;

                           (vii) to the Class B-4 Certificates, the Class B-4
Unpaid Realized Loss Amount;

                           (viii) to the Class B-5 Certificates, the Class B-5
Unpaid Realized Loss Amount;

                           (ix) to the Class A, Class M and Class B
Certificates, on a pro rata basis, based upon outstanding Floating Rate Certificate Carryover for each such Class, the Floating Rate Certificate Carryover for each Class; and

                           (x) the remainder pursuant to Section 4.04(g) hereof.

                  (g) on each Distribution Date, the Securities Administrator shall allocate the remainders pursuant to Section 4.04(f)(x) as follows:

                           (i) to the Class C Certificates in the following
order of priority, (I) the Class C Current Interest, (II) the Class C Interest Carry Forward Amount, (III) as principal on the Class C Certificate until the Certificate Principal Balance of the Class C Certificates has been reduced to zero and (IV) the Class C Unpaid Realized Loss Amount; and

                           (ii) the remainder pursuant to Section 4.04(h)
hereof.

                  (h) On each Distribution Date, the Securities Administrator shall allocate the remainder pursuant to Section 4.04(g)(ii) hereof (i) to the Securities Administrator to reimburse any indemnification amounts owing to the Master Servicer and the Securities Administrator from the Trust Fund pursuant to
Section 6.03 and (ii) to the Class R Certificate and such distributions shall be made only after all preceding distributions shall have been made until such remainder shall have been fully distributed.

                  (i) On each Distribution Date, after giving effect to distributions on such Distribution Date, the Securities Administrator shall allocate the Applied Realized Loss Amount for the Certificates to reduce the Certificate Principal Balances of the Class C Certificates and the Subordinated Certificates in the following order of priority:

                           (i) to the Class C Certificates, until the Class C
Certificate Principal Balance is reduced to zero;

                           (ii) to the Class B-5 Certificates until the Class
B-5 Certificate Principal Balance is reduced to zero;

                           (iii) to the Class B-4 Certificates until the Class
B-4 Certificate Principal Balance is reduced to zero;

                           (iv) to the Class B-3 Certificates until the Class
B-3 Certificate Principal Balance is reduced to zero;

                           (v) to the Class B-2 Certificate until the Class B-2
Principal Balance is reduced to zero;

                           (vi) to the Class B-1 Certificate until the Class B-1
Principal Balance is reduced to zero;

                           (vii) to the Class M-2 Certificates until the Class
M-2 Certificate Principal Balance is reduced to zero; and

                           (viii) to the Class M-1 Certificates until the Class
M-1 Certificate Principal Balance is reduced to zero.

                  (j) Subject to Section 9.02 hereof respecting the final distribution, on each Distribution Date the Securities Administrator shall make distributions to each Certificateholder of record on the preceding Record Date either by wire transfer in immediately available funds to the account of such holder at a bank or other entity having appropriate facilities therefor, if such Holder has so notified the Securities Administrator at least five (5) Business Days prior to the related Record Date or, if not, by check mailed by first class mail to such Certificateholder at the address of such holder appearing in the Certificate Register. Notwithstanding the foregoing, but subject to Section 9.02 hereof respecting the final distribution, distributions with respect to Certificates registered in the name of a Depository shall be made to such Depository in immediately available funds.

         In accordance with this Agreement, each Servicer shall prepare and deliver a report (the "Remittance Report") to the Securities Administrator in the form of a computer readable magnetic tape (or by such other means as the related Servicer and the Securities Administrator may agree from time to time) containing such data and information as to permit the Securities Administrator to prepare the Monthly Statement to Certificateholders and make the required distributions for the related Distribution Date. The Securities Administrator will prepare the Monthly Report based solely upon the information received from the Servicers.

         SECTION 4.05. Monthly Statements to Certificateholders.

                  (a) Not later than each Distribution Date based solely on information provided by the Servicers, the Securities Administrator shall prepare and make available on its website located at www.ctslink.com to each Holder of a Class of Certificates of the Trust Fund, the Servicers, the Master Servicer, the Trustee, the Rating Agencies and the Depositor a statement setting forth for the Certificates:

                           (i) the amount of the related distribution to Holders
of each Class allocable to principal, separately identifying (A) the aggregate amount of any Principal Prepayments included therein, (B) the aggregate of all scheduled payments of principal included therein, (C) the Extra Principal Distribution Amount, if any, and (D) the aggregate amount of Prepayment Charges, if any;

                           (ii) the amount of such distribution to Holders of
each Class allocable to interest, together with any Non-Supported Interest Shortfalls allocated to each Class;

                           (iii) any Interest Carryforward Amount for each Class
of the Class A, Class M and Class B Certificates;

                           (iv) the Class Certificate Principal Balance of each
Class after giving effect (i) to all distributions allocable to principal on such Distribution Date and (ii) the allocation of any Applied Realized Loss Amounts for such Distribution Date;

                           (v) the Pool Stated Principal Balance for such
Distribution Date;

                           (vi) the amount of the Servicing Fees paid to or
retained by the Servicers, and any amounts constituting reimbursement or indemnification of the Servicers, Master Servicer, Securities Administrator or Trustee;

                           (vii) the Pass-Through Rate for each Class of
Certificates for such Distribution Date;

                           (viii) the amount of Advances included in the
distribution on such Distribution Date;

                           (ix) the cumulative amount of (A) Realized Losses and
(B) Applied Realized Loss Amounts to date;

                           (x) the amount of (A) Realized Losses and (B) Applied
Realized Loss Amounts with respect to such Distribution Date;

                           (xi) the number and aggregate principal amounts of
Mortgage Loans (A) Delinquent (exclusive of Mortgage Loans in foreclosure) (1) 31 to 60 days, (2) 61 to 90 days and (3) 91 or more days, and (B) in foreclosure and Delinquent (1) 31 to 60 days, (2) 61 to 90 days and (3) 91 or more days, in each case as of the close of business on the last day of the calendar month preceding such Distribution Date;

                           (xii) the total number and principal balance of any
REO Properties as of the close of business on the last day of the calendar month preceding such Distribution Date;

                           (xiii) the aggregate Stated Principal Balance of all
Liquidated Loans as of the preceding Distribution Date;

                           (xiv) whether a Trigger Event has occurred;

                           (xv) with respect to each Class of Certificates, any
Interest Carry Forward Amount with respect to such Distribution Date for each such Class, any Interest Carry Forward Amount paid for each such Class and any remaining Interest Carry Forward Amount for each such Class;

                           (xvi) with respect to each Class of Certificates, any
Floating Rate Certificate Carryover with respect to such Distribution Date for each such Class, any Floating Rate Certificate Carryover paid for each such Class and any remaining Floating Rate Certificate Carryover for each such Class;

                           (xvii) the number and Stated Principal Balance (as of
the preceding Distribution Date) of any Mortgage Loans which were purchased or repurchased during the preceding Due Period and since the Cut-off Date;

                           (xviii) the number of Mortgage Loans for which
Prepayment Charges were received during the related Prepayment Period and, for each such Mortgage Loan, the amount of Prepayment Charges received during the related Prepayment Period and in the aggregate of such amounts for all such Mortgage Loans since the Cut-off Date;

                           (xix) [RESERVED];

                           (xx) the amount and purpose of any withdrawal from
the Collection Account pursuant to Section 3.08(a)(v); and

                           (xxi) the amount of any payments to each Class of
Certificates that are treated as payments received in respect of a REMIC Regular Interest or REMIC "residual interest" and the amount of any payments to each Class of Certificates that are not treated as payments received in respect of a REMIC Regular Interest or REMIC "residual interest".

                  (b) The Securities Administrator will make the Monthly Statement (and, at its option, any additional files containing the same information in an alternative format) available each month to Certificateholders, other parties to this Agreement and any other interested parties via the Securities Administrator's Internet website. The Securities Administrator's Internet website shall initially be located at "www.ctslink.com". Assistance in using the website can be obtained by calling the Securities Administrator's customer service desk at (301) 815-6600. Parties that are unable to use the website are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Securities Administrator shall have the right to change the way the monthly statements to Certificateholders are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Securities Administrator shall provide timely and adequate notification to all above parties regarding any such changes.

         The Securities Administrator shall also be entitled to rely on but shall not be responsible for the content or accuracy of any information provided by third parties for purposes of preparing the monthly statement and may affix thereto any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

         As a condition to access the Securities Administrator's internet website, the Securities Administrator may require registration and the acceptance of a disclaimer. The Securities Administrator will not be liable for the dissemination of information in accordance with this Agreement.

                  (c) If so requested in writing within a reasonable period of time after the end of each calendar year, the Securities Administrator shall make available on its website or cause to be furnished to each Person who at any time during the calendar year was a Certificateholder of record, a statement containing the information set forth in clauses (a)(i) and (a)(ii) of this
Section 4.05 aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Securities Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Securities Administrator pursuant to any requirements of the Code as are from time to time in effect.

                  (d) Upon filing with the Internal Revenue Service, the Securities Administrator shall furnish to the Holders of the Class R Certificate the Form 1066 and each Form 1066Q and shall respond promptly to written requests made not more frequently than quarterly by any Holder of Class R Certificate with respect to the following matters: The original projected principal and interest cash flows on the Closing Date on each Class of regular and residual interests created hereunder and on the Mortgage Loans, based on the Prepayment Assumption;

                           (i) The projected remaining principal and interest
cash flows as of the end of any calendar quarter with respect to each Class of regular and residual interests created hereunder and the Mortgage Loans, based on the Prepayment Assumption;

                           (ii) The Prepayment Assumption and any interest rate
assumptions used in determining the projected principal and interest cash flows described above;

                           (iii) The original issue discount (or, in the case of
the Mortgage Loans, market discount) or premium accrued or amortized through the end of such calendar quarter with respect to each Class of regular or residual interests created hereunder and to the Mortgage Loans, together with each constant yield to maturity used in computing the same;

                           (iv) The treatment of losses realized with respect to
the Mortgage Loans or the regular interests created hereunder, including the timing and amount of any cancellation of indebtedness income of the REMICs with respect to such regular interests or bad debt deductions claimed with respect to the Mortgage Loans;

                           (v) The amount and timing of any non-interest
expenses of the REMICs; and

                           (vi) Any taxes (including penalties and interest)
imposed on the REMICs, including, without limitation, taxes on "prohibited transactions," "contributions" or "net income from foreclosure property" or state or local income or franchise taxes.

         The information pursuant to clauses (i), (ii), (iii) and (iv) above shall be provided by the Depositor pursuant to Section 8.12.

                                    ARTICLE V

                                THE CERTIFICATES

         SECTION 5.01. The Certificates.

         The Certificates shall be substantially in the forms attached hereto as exhibits. The Certificates shall be issuable in registered form, in the minimum dollar denominations, integral dollar multiples in excess thereof (except that one Certificate of each Class may be issued in a different amount which must be in excess of the applicable minimum dollar denomination) and aggregate dollar denominations as set forth in the following table:

                                                                     Original Certificate
                              Minimum        Integral Multiples in   Principal Balance or
Class                       Denomination       Excess of Minimum       Notional Amount
-----                      ---------------   ---------------------   --------------------

A-1A                       $     25,000.00      $          1.00      $197,815,000.00
A-1B                       $     25,000.00      $          1.00      $120,865,000.00
M-1                        $     25,000.00      $          1.00      $ 44,701,000.00
M-2                        $     25,000.00      $          1.00      $ 39,024,000.00
B-1                        $     25,000.00      $          1.00      $ 23,651,000.00
B-2                        $     25,000.00      $          1.00      $  9,460,000.00
B-3                        $     25,000.00      $          1.00      $  9,224,000.00
B-4                        $     25,000.00      $          1.00      $  8,514,000.00
B-5                        $     25,000.00      $          1.00      $  8,514,000.00
C                                       (1)                  (1)                 100%
P                                       (2)                  (2)                  (2)
R                          $        100.00                  N/A      $        100.00

----------

         (1) The Class C Certificates shall not have minimum dollar denominations or certificate notional amount and shall be issued in a minimum percentage interest of 25%. The initial Overcollateralization Amount is $10,870,518.53.

         (2) The Class P Certificates shall not have a minimum dollar denomination or Certificate Principal Balance and shall be issued in a minimum percentage interest of 100%.

         The Certificates shall be executed by manual or facsimile signature on behalf of the Securities Administrator by an authorized officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Securities Administrator shall bind the Trust Fund, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such authentication and delivery. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form set forth as attached hereto executed by the Authenticating Agent by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. On the Closing Date, the Authenticating Agent shall authenticate the Certificates to be issued at the written direction of the Depositor, or any Affiliate thereof.

         The Class B-4 and Class B-5 Certificates sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of one or more permanent global certificates in definitive, fully registered form without interest coupons with the applicable legends set forth in Exhibit A hereto added to the form of each such Certificate (each, a "Regulation S Book-Entry Certificate"), which shall be deposited on behalf of the Holders of such Certificates represented thereby with the Securities Administrator, as custodian for DTC and registered in the name of a nominee of DTC, duly executed and authenticated by the Securities Administrator and the Authenticating Agent as hereinafter provided. The aggregate principal amounts of the Regulation S Book-Entry Certificates may from time to time be increased or decreased by adjustments made on the records of the Securities Administrator or DTC or its nominee, as the case may be, as hereinafter provided.

         The Class B-4 and Class B-5 Certificates sold in reliance on Rule 144A shall be issued initially in the form of one or more permanent global certificates in definitive, fully registered form without interest coupons with the applicable legends set forth in Exhibit A hereto added to the form of each such Certificate (each, a "Rule 144A Book-Entry Certificate"), which shall be deposited on behalf of the Holders of such Certificates represented thereby with the Securities Administrator, as custodian for DTC and registered in the name of a nominee of DTC, duly executed and authenticated by the Securities Administrator and the Authenticating Agent as hereinafter provided. The aggregate principal amounts of the Rule 144A Book-Entry Certificates may from time to time be increased or decreased by adjustments made on the records of the Securities Administrator or DTC or its nominee, as the case may be, as hereinafter provided.

         SECTION 5.02. Certificate Register; Registration of Transfer and Exchange of Certificates.

                  (a) The Securities Administrator shall maintain, or cause to be maintained in accordance with the provisions of Section 5.09 hereof, a Certificate Register for the Trust Fund in which, subject to the provisions of subsections (b) and (c) below and to such reasonable regulations as it may prescribe, the Securities Administrator shall provide for the registration of Certificates and of Transfers and exchanges of Certificates as herein provided. Upon surrender for registration of Transfer of any Certificate, the Authenticating Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class and of like aggregate Percentage Interest.

         At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest upon surrender of the Certificates to be exchanged at the office or agency of the Securities Administrator. Whenever any Certificates are so surrendered for exchange, the Securities Administrator shall execute and the Authenticating Agent shall authenticate and deliver the Certificates that the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of Transfer or exchange shall be accompanied by a written instrument of Transfer in form satisfactory to the Securities Administrator duly executed by the holder thereof or his attorney duly authorized in writing.

         No service charge to the Certificateholders shall be made for any registration of Transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any Transfer or exchange of Certificates may be required. All Certificates surrendered for registration of Transfer or exchange shall be canceled and subsequently destroyed by a Securities Administrator in accordance with such Securities Administrator's customary procedures.

         No Transfer of a Class B-4, Class B-5, Class C or Class P Certificate shall be made unless such Transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under the Securities Act and such state securities laws. In the event that a Transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such Transfer and such Certificateholder's prospective transferee shall (except with respect to the initial transfer of a Class B-4, Class B-5, Class C or Class P Certificate by Merrill Lynch & Co.) each certify to the Securities Administrator in writing the facts surrounding the Transfer in substantially the form set forth in Exhibit F and (i) deliver a letter in substantially the form of either Exhibit G or Exhibit H or (ii) there shall be delivered to the Securities Administrator an Opinion of Counsel that such Transfer may be made pursuant to an exemption from the Securities Act, which Opinion of Counsel shall not be an expense of the Depositor, the Securities Administrator or the Trustee. The Depositor shall provide to any Holder of a Class B-4, Class B-5, Class C or Class P Certificate and any prospective transferee designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for Transfer of any such Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A. The Securities Administrator shall cooperate with the Depositor in providing the

Rule 144A information referenced in the preceding sentence, including providing to the Depositor such information in the possession of the Securities Administrator regarding the Certificates, the Mortgage Loans and other matters regarding the Trust Fund as the Depositor shall reasonably request to meet its obligation under the preceding sentence. Each Holder of a Class B-4, Class B-5, Class C or Class P Certificate desiring to effect such Transfer shall, and does hereby agree to, indemnify the Depositor, the Securities Administrator and the Trustee against any liability that may result if the Transfer is not so exempt or is not made in accordance with such federal and state laws.

         By acceptance of a Regulation S Global Security, whether upon original issuance or subsequent transfer, each Holder of such a Certificate acknowledges the restrictions on the transfer of such Certificate set forth thereon and agrees that it will only transfer such a Certificate as provided herein. In addition, each Holder of a Regulation S Global Security shall be deemed to have represented and warranted to the Depositor, the Securities Administrator and any of their respective successors that: (i) such Person is not a "U.S. person" within the meaning of Regulation S and was, at the time the buy order was originated, outside the United States and (ii) such Person understands that such Certificates have not been registered under the Securities Act and that (x) until the expiration of the 40-day distribution compliance period (within the meaning of Regulation S), no offer, sale, pledge or other transfer of such Certificates or any interest therein shall be made in the United States or to or for the account or benefit of a U.S. person (each as defined in Regulation S),
(y) if in the future it decides to offer, resell, pledge or otherwise transfer such Certificates, such Certificates may be offered, resold, pledged or otherwise transferred only (A) to a person which the seller reasonably believes is a "qualified institutional buyer" as defined in Rule 144A under the Securities Act, that is purchasing such Certificates for its own account or for the account of a qualified institutional buyer to which notice is given that the transfer is being made in reliance on Rule 144A or (B) in an offshore transaction (as defined in Regulation S) in compliance with the provisions of Regulation S, in each case in compliance with the requirements of this Agreement; and it will notify such transferee of the transfer restrictions specified in this Section.

         No transfer of an ERISA Restricted Certificate that is a Class R Certificate may be made to any Person unless the Securities Administrator has received a representation that such Person is not an employee benefit plan subject to Title I of ERISA, a plan subject to Section 4975 of the Code or a plan subject to any state, local, federal, non-U.S. or other law substantively similar to the foregoing provisions of ERISA or the Code ("Similar Law"), or to any Person directly or indirectly acquiring such Certificate by, on behalf of, or with any assets of any such plan (collectively, "Plan"). Each Person to whom a Class R Certificate is to be transferred shall be required or deemed to represent that it is not a Plan.

         No transfer of an ERISA-Restricted Certificate (other than the Class R Certificate) shall be made to any Person unless the Securities Administrator has received (A) a representation that such transferee is not a Plan, or (B) if the Certificate has been the subject of an ERISA-Qualifying Underwriting, a representation that such transferee is an insurance company that is acquiring the Certificate with assets of an "insurance company general account," as defined in Section V(e) of Prohibited Transaction Class Exemption ("PTCE") 95-60, and the acquisition and holding of the Certificate are covered and exempt under Sections I and III of PTCE 95-60, or (C) solely in the case of any such Certificate that is a Definitive Certificate, an Opinion of Counsel satisfactory to the Securities Administrator, and upon which the Securities Administrator shall be entitled to rely, to the effect that the acquisition and holding of such Certificate will not constitute or result in a nonexempt prohibited transaction under Title I of ERISA or Section 4975 of the Code, or a violation of Similar Law, and will not subject the Trustee, the Master Servicer, the Securities Administrator, the Servicers or the Depositor to any obligation in addition to those expressly undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Securities Administrator, the Trustee, the Master Servicer, the Servicers or the Depositor.

         For purposes of the two immediately preceding paragraphs of this Subsection 5.02(a), other than clause (C) in the immediately preceding paragraph, the representations as set forth therein shall be deemed to have been made to the Securities Administrator by the transferee's acceptance of an ERISA Restricted Certificate (or the acceptance by a Certificate Owner of the beneficial interest in any Class of ERISA Restricted Certificates). Notwithstanding any other provision herein to the contrary, any purported transfer of an ERISA Restricted Certificate to or on behalf of a Plan without the delivery to the Securities Administrator of a representation or an Opinion of Counsel satisfactory to the Securities Administrator as described above shall be void and of no effect. The Securities Administrator shall not be under any liability to any Person for any registration or transfer of any ERISA Restricted Certificate that is in fact not permitted by this Section 5.02(a), nor shall the Securities Administrator be under any liability for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Securities Administrator in accordance with the foregoing requirements. The Securities Administrator shall be entitled, but not obligated, to recover from any Holder of any ERISA Restricted Certificate that was in fact a Plan and that held such Certificate in violation of this Section 5.02(a) all payments made on such ERISA Restricted Certificate at and after the time it commenced such holding. Any such payments so recovered shall be paid and delivered to the last preceding Holder of such Certificate that is not a Plan.

                  (b) Each Person who has or who acquires any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions:

                           (i) Each Person holding or acquiring any Ownership
Interest in a Class R Certificate shall be a Permitted Transferee and shall promptly notify the Securities Administrator of any change or impending change in its status as a Permitted Transferee.

                           (ii) No Ownership Interest in a Class R Certificate
may be purchased, transferred or sold, directly or indirectly, except in accordance with the provisions hereof. No Ownership Interest in a Class R Certificate may be registered on the Closing Date or thereafter transferred, and the Securities Administrator shall not register the Transfer of any Class R Certificate unless, in addition to the certificates required to be delivered to the Securities Administrator under subparagraph (a) above, the Securities Administrator shall have been furnished with an affidavit (a "Transfer Affidavit") of the initial owner or the proposed transferee in the form attached hereto as Exhibit E-1 and an affidavit of the proposed transferor in the form attached hereto as Exhibit E-2. In the absence of a contrary instruction from the transferor of a Class R Certificate, declaration (11) in Appendix A of the Transfer Affidavit may be left blank. If the transferor requests by written notice to the Securities Administrator prior to the date of the proposed transfer that one of the two other forms of declaration (11) in Appendix A of the Transfer Affidavit be used, then the requirements of this Section 5.02(b)(ii) shall not have been satisfied unless the Transfer Affidavit includes such other form of declaration.

                           (iii) Each Person holding or acquiring any Ownership
Interest in a Class R Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Class R Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Class R Certificate and (C) not to Transfer its Ownership Interest in a Class R Certificate or to cause the Transfer of an Ownership Interest in a Class R Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee. Further, no transfer, sale or other disposition of any Ownership Interest in a Class R Certificate may be made to a person who is not a U.S. Person (within the meaning of section 7701 of the Code) unless such person furnishes the transferor and the

Securities Administrator with a duly completed and effective Internal Revenue Service Form W-8ECI (or any successor thereto) and the Securities Administrator consents to such transfer, sale or other disposition in writing.

                           (iv) Any attempted or purported Transfer of any
Ownership Interest in a Class R Certificate in violation of the provisions of this Section 5.02(b) shall be absolutely null and void and shall vest no rights in the purported Transferee. If any purported transferee shall become a Holder of a Class R Certificate in violation of the provisions of this Section 5.02(b), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Class R Certificate. The Securities Administrator shall be under no liability to any Person for any registration of Transfer of a Class R Certificate that is in fact not permitted by Section 5.02(a) and this Section 5.02(b) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered after receipt of the related Transfer Affidavit. The Securities Administrator shall be entitled but not obligated to recover from any Holder of a Class R Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Class R Certificate at and after either such time. Any such payments so recovered by the Securities Administrator shall be paid and delivered by the Securities Administrator to the last preceding Permitted Transferee of such Certificate.

                           (v) At the option of the Holder of the Class R
Certificate, the Class LTR Interest and the residual interest in the Upper Tier REMIC may be severed and represented by separate certificates (with the separate certificate that represents the Residual Interest also representing all rights of the Class R Certificate to distributions attributable to a Pass-Through Rate on the Class R Certificate in excess of the Net Rate); provided, however, that such separate certification may not occur until the Securities Administrator receives an Opinion of Counsel to the effect that separate certification in the form and manner proposed would not result in the imposition of federal tax upon the Trust Fund or any of the REMICs provided for herein or cause any of the REMICs provided for herein to fail to qualify as a REMIC; and provided further, that the provisions of Sections 5.02(a) and (b) will apply to each such separate certificate as if the separate certificate were a Class R Certificate. If, as evidenced by an Opinion of Counsel, it is necessary to preserve the REMIC status of any of the REMICs provided for herein, the Class LTR Interest and the Residual Interest in the Upper Tier REMIC shall be severed and represented by separate certificates (with the separate certificate that represents the Residual Interest also representing all rights of the Class R Certificate to distributions attributable to a Pass-Through Rate on the Class R Certificate in excess of the Net Rate).

         The restrictions on Transfers of a Class R Certificate set forth in this Section 5.02(b) shall cease to apply (and the applicable portions of the legend on a Class R Certificate may be deleted) with respect to Transfers occurring after delivery to the Securities Administrator of an Opinion of Counsel, which Opinion of Counsel shall not be an expense of the Securities Administrator or the Depositor, to the effect that the elimination of such restrictions will not cause any of the REMICs provided for herein to fail to qualify as a REMIC at any time that the Certificates are outstanding or result in the imposition of any tax on the Trust Fund, any REMIC provided for herein, a Certificateholder or another Person. Each Person holding or acquiring any Ownership Interest in a Class R Certificate hereby consents to any amendment of this Agreement that, based on an Opinion of Counsel furnished to the Securities Administrator, is reasonably necessary (a) to ensure that the record ownership of, or any beneficial interest in, a Class R Certificate is not transferred, directly or indirectly, to a Person that is not a Permitted Transferee and (b) to provide for a means to compel the Transfer of a Class R Certificate that is held by a Person that is not a Permitted Transferee to a Holder that is a Permitted Transferee.

                  (c) The transferor of the Class R Certificate shall notify the Securities Administrator in writing upon the transfer of the Class R Certificate.

                  (d) Additional Restrictions on Class B-4 and Class B-5 Certificates.

         The Class B-4 and Class B-5 Certificates may not be offered or sold except to (i) QIBs in reliance on the exemption from the registration requirements of the Securities Act provided by Rule 144A that are "United States Persons" for purposes of the Code, (ii) Institutional Accredited Investors, that are United States Persons (as defined by Regulation S) for purposes of the Code or (iii) outside the United States, persons who are not U.S. persons (as defined by Regulation S) in offshore transactions in compliance with Regulation S.

         To permit compliance with the foregoing in connection with any proposed transfer of the Class B-4 and Class B-5 Certificates, the Securities Administrator shall cooperate with the Depositor in furnishing, upon the request of any Certificateholder, to such Certificateholder or Certificate Owner and a prospective transferee designated by such Certificateholder, the information required to be delivered under Rule 144A(d)(4).

                  Each Certificateholder, by its acceptance of a Class B-4 or Class B-5 Certificate, will be deemed to have represented and agreed as follows (terms used in this section that are defined in Rule 144A are used herein as defined therein):

                           (1) It (A)(i) is a QIB, (ii) is aware that the sale
                  of the Class B-4 or Class B-5 Certificates, as applicable, is being made in reliance on Rule 144A and (iii) is acquiring such Certificates for its own account or for the account of a QIB, as the case may be, (B)(i) is an Institutional Accredited Investor, (ii) is purchasing the Class B-4 or Class B-5 Certificates being sold to it for its own account or for certain qualified institutional accounts and (iii) is not acquiring such Class B-4 or Class B-5 Certificates with a view to any resale or distribution thereof other than in accordance with the restrictions set forth below or (C) (i) is not a U.S. person (as defined by Regulation S), (ii) was at the time the buy order was originated outside the United States and (iii) until the expiration of the 40-day distribution compliance period (within the meaning of Regulation S), no offer, sale, pledge or other transfer of such Certificates or any interest thereon shall be made in the United States or to or for the account or benefit of a U.S. person (as defined by Regulation
                  S).

                           (2) It understands that the Class B-4 and Class B-5
                  Certificates have not been and will not be registered under the Securities Act and may not be reoffered, resold, pledged or otherwise transferred except (A)(i) to a Person whom it reasonably believes is a QIB in a transaction meeting the requirements of Rule 144A, (ii) to an Institutional Accredited Investor in a transaction exempt from the registration requirements of the Securities Act, or (iii) outside the United States, to Persons who are not U.S. persons (as defined by Regulation S) in offshore transactions in compliance with Regulation S and (B) in accordance with all applicable securities laws of the states of the United States.

                           (3) It understands that any Class B-4 or Class B-5
                  Certificates acquired by it pursuant to clause (1)(B) above will be in the form of definitive physical certificates ("Certificates") bearing the legend set forth in in paragraph
                  (4) below.

                           (4) The Class B-4 and Class B-5 Certificates will
                  bear a legend to the following effect:

                           THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE "1940 ACT") OR ANY STATE SECURITIES OR "BLUE SKY" LAWS, AND MAY NOT, DIRECTLY OR INDIRECTLY, BE SOLD OR OTHERWISE TRANSFERRED, OR OFFERED FOR SALE, UNLESS SUCH TRANSFER IS NOT SUBJECT TO REGISTRATION UNDER THE ACT, THE 1940 ACT AND ANY APPLICABLE STATE SECURITIES LAWS AND SUCH TRANSFER ALSO COMPLIES WITH THE OTHER PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT. IF THE CERTIFICATE IS A DEFINITIVE CERTIFICATE, NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE UNLESS THE SECURITIES ADMINISTRATOR SHALL HAVE RECEIVED, IN FORM AND SUBSTANCE SATISFACTORY TO THE SECURITIES ADMINISTRATOR (A) AN INVESTMENT LETTER FROM THE PROSPECTIVE INVESTOR; AND (B) REPRESENTATIONS FROM THE TRANSFEROR REGARDING THE OFFERING AND SALE OF THE CERTIFICATES.

                           THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE ONLY (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE ACT, (B) TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D, OR (D)
                           OUTSIDE THE UNITED STATES TO A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED BY REGULATION S OF THE ACT ("REGULATION S")) IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S, AND IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND SUBJECT TO THE SECURITIES ADMINISTRATOR'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER TO REQUIRE THE DELIVERY OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING IN THE POOLING AND SERVICING AGREEMENT.

                           Any Class B-4 or Class B-5 Certificate acquired
                  pursuant to Regulation S will bear the following two legends in replacement of the legends above:

                           THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF WITHIN THE UNITED STATES (AS DEFINED IN RULES 901 THROUGH 905 OF THE ACT ("REGULATION S")) OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, A U.S. PERSON (AS DEFINED IN

                           REGULATION S), IN THE ABSENCE OF SUCH REGISTRATION, UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

                           THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES (A) THAT, UNTIL THE EXPIRATION OF THE APPLICABLE "DISTRIBUTION COMPLIANCE PERIOD" WITHIN THE MEANING OF REGULATION S, ANY OFFER, SALE, PLEDGE OR OTHER TRANSFER OF THIS CERTIFICATE SHALL NOT BE MADE IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON (EACH AS DEFINED IN REGULATION S) AND (B) TO OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS CERTIFICATE WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, A U.S. PERSON (EACH AS DEFINED IN REGULATION S) ONLY
                           (1) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE ACT, (2) TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (3) TO AN INSTITUTIONAL ACCREDITED INVESTOR AS DEFINED IN RULE 501(A)(1),
                           (2), (3) OR (7) OF REGULATION D, OR (4) OUTSIDE THE UNITED STATES TO A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED BY REGULATION S OF THE ACT ("REGULATION S")) IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S, AND IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND SUBJECT TO THE SECURITIES ADMINISTRATOR'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER TO REQUIRE THE DELIVERY OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING IN THE POOLING AND SERVICING AGREEMENT.

                           (5) Any information the purchaser desires concerning
                  the Class B-4 or Class B-5 Certificates or any other matter relevant to its decision to purchase the Class B-4 or Class B-5 Certificates is or has been made available to it.

         The transferor of a Class B-4 or Class B-5 Certificate or a beneficial interest in a Class B-4 or Class B-5 Certificate (except in the case of the transfer of (i) a beneficial interest in a Rule 144A Book-Entry Certificate for a beneficial interest in a Rule 144A Book-Entry Certificate or (ii) a beneficial interest in a Regulation S Book-Entry Certificate for a beneficial interest in a Regulation S Book-Entry Certificate) shall be required to provide to the Securities Administrator (i) in the case of a transferor holding a Definitive Certificate or a beneficial interest in a Regulation S Book-Entry Certificate and wishing to transfer to a Person in the form of a beneficial interest in a Rule 144A Book-Entry Certificate, a transferor letter substantially in the form attached as Exhibit O and a transferee letter substantially in the form attached as Exhibit H or (ii) in the case of a transferor holding a Definitive Certificate or a beneficial interest in a Rule 144A Book-Entry Certificate and wishing to transfer to a Person in the form of a beneficial interest in a Regulation S Book-Entry Certificate, a transferor letter substantially in the form attached as Exhibit N.

         No transfer of a Certificate to a transferee in the form of a Definitive Certificate shall be registered unless such transfer is (i) to a QIB and a transferor letter substantially in the form attached as Exhibit O and a transferee letter substantially in the form attached as Exhibit H are delivered to the Securities Administrator, (ii) outside the United States, to a person who is not a U.S. person (as defined by Regulation S) in an offshore transaction in compliance with Regulation S and a transferor letter substantially in the form attached as Exhibit N is delivered to the Securities Administrator or (iii) to an "accredited investor" under Rule 501(a)(1), (2), (3) or (7) under the Securities Act and a transferor letter substantially in the form attached as Exhibit F and a transferor letter substantially in the form attached as Exhibit G are delivered to the Securities Administrator.

         The Securities Administrator may conclusively rely on any such transferor letter and representation letter as sufficient to confirm that the proposed transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable laws.

                  (e) The preparation and delivery of all certificates, opinions and other writings referred to above in this Section 5.02 shall not be an expense of the Trust Fund, the Depositor, the Securities Administrator or the Trustee.

         SECTION 5.03. Mutilated, Destroyed, Lost or Stolen Certificates.

         If (a) any mutilated Certificate is surrendered to the Securities Administrator or the Securities Administrator receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and of the ownership thereof and (b) there is delivered to the Securities Administrator and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Securities Administrator that such Certificate has been acquired by a bona fide purchaser, the Securities Administrator shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and Percentage Interest. In connection with the issuance of any new Certificate under this Section 5.03, the Securities Administrator may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Securities Administrator and the Trustee and their counsel) connected therewith. Any replacement Certificate issued pursuant to this Section 5.03 shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time. All Certificates surrendered to the Securities Administrator under the terms of this
Section 5.03 shall be canceled and destroyed by the Securities Administrator in accordance with its standard procedures without liability on its part.

         SECTION 5.04. Persons Deemed Owners.

         The Trustee, the Securities Administrator and any agent of the Trustee or the Securities Administrator may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and neither the Trustee nor the Securities Administrator, nor any agent of the Trustee or the Securities Administrator shall be affected by any notice to the contrary.

         SECTION 5.05. Access to List of Certificateholders' Names and
Addresses.

         If three or more Certificateholders (a) request such information in writing from the Securities Administrator, (b) state that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates, and (c) provide a copy of the communication that such Certificateholders propose to transmit or if the Depositor shall request such information in writing from the Securities Administrator, then the Securities Administrator shall, within ten Business Days after the receipt of such request, provide the Depositor or such Certificateholders at such recipients' expense the most recent list of the Certificateholders of the Trust Fund held by the Securities Administrator, if any. The Depositor and every Certificateholder, by receiving and holding a Certificate, agree that the Securities Administrator shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

         SECTION 5.06. Book-Entry Certificates.

         The Regular Certificates, upon original issuance, shall be issued in the form of one or more typewritten Certificates representing the Book-Entry Certificates, to be delivered to the Depository by or on behalf of the Depositor. The Class C, Class P and Class R Certificates shall be definitive certificates. The Book-Entry Certificates shall initially be registered on the Certificate Register in the name of the Depository or its nominee, and no Certificate Owner of a Book-Entry Certificate will receive a definitive certificate representing such Certificate Owner's interest in such Certificates, except as provided in Section 5.08. Unless and until definitive, fully registered Certificates ("Definitive Certificates") have been issued to the Certificate Owners of the Book-Entry Certificates pursuant to Section 5.08(a):

                  (a) the provisions of this Section shall be in full force and effect;

                  (b) the Depositor, the Securities Administrator and the Trustee may deal with the Depository and the Depository Participants for all purposes (including the making of distributions) as the authorized representative of the respective Certificate Owners of the Book-Entry Certificates;

                  (c) registration of the Book-Entry Certificates may not be transferred by the Securities Administrator except to another Depository;

                  (d) the rights of the respective Certificate Owners of the Book-Entry Certificates shall be exercised only through the Depository and the Depository Participants and shall be limited to those established by law and agreements between the Owners of the Book-Entry Certificates and the Depository and/or the Depository Participants. Pursuant to the Depository Agreement, unless and until Definitive Certificates are issued pursuant to Section 5.08, the Depository will make book-entry transfers among the Depository Participants and receive and transmit distributions of principal and interest on the related Certificates to such Depository Participants;

                  (e) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants;

                  (f) the Securities Administrator and the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants; and

                  (g) to the extent that the provisions of this Section conflict with any other provisions of this Agreement, the provisions of this Section shall control.

         For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Certificateholders evidencing a specified percentage of the aggregate unpaid principal amount of any Class of Certificates, such direction or consent may be given by Certificate



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

Owners (acting through the Depository and the Depository Participants) owning Book-Entry Certificates evidencing the requisite percentage of principal amount of such Class of Certificates.

         In the event that Definitive Certificates are issued pursuant to
Section 5.08(b), clauses (a) through (g) of this Section 5.06 shall continue to be applicable with respect to all remaining Book-Entry Certificates.

         SECTION 5.07. Notices to Depository.

         Whenever any notice or other communication is required to be given to Certificateholders of the Class with respect to which Book-Entry Certificates have been issued, unless and until Definitive Certificates shall have been issued to the related Certificate Owners, the Securities Administrator and the Trustee shall give all such notices and communications to the Depository.

         SECTION 5.08. Definitive Certificates.

         (a) If, after Book-Entry Certificates have been issued with respect to any Certificates, (a) the Depository or the Depositor advises the Securities Administrator and the Trustee that the Depository is no longer willing, qualified or able to discharge properly its responsibilities under the Depository Agreement with respect to such Certificates and the Securities Administrator or the Depositor is unable to locate a qualified successor, (b) the Depositor notifies the Securities Administrator and the Depository of its intent to terminate the book-entry system through the Depository and, upon receipt of notice of such intent from the Depository, the Certificate Owners of the Book-Entry Certificates agree to initiate such termination or (c) after the occurrence and continuation of an Event of Default, Certificate Owners of such Book-Entry Certificates having not less than 51% of the Voting Rights evidenced by any Class of Book-Entry Certificates advise the Securities Administrator, the Trustee and the Depository in writing through the Depository Participants that the continuation of a book-entry system with respect to Certificates of such Class through the Depository (or its successor) is no longer in the best interests of the Certificate Owners of such Class, then the Securities Administrator shall notify all Certificate Owners of such Book-Entry Certificates, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners of such Class requesting the same. The Depositor shall provide the Securities Administrator with an adequate inventory of certificates to facilitate the issuance and transfer of Definitive Certificates. Upon surrender to the Securities Administrator of any such Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Authenticating Agent shall authenticate and the Securities Administrator shall deliver such Definitive Certificates. Neither the Depositor nor the Securities Administrator shall be liable for any delay in delivery of such instructions and each may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of such Definitive Certificates, all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Securities Administrator, to the extent applicable with respect to such Definitive Certificates and the Securities Administrator shall recognize the Holders of such Definitive Certificates as Certificateholders hereunder.

         (b) Any Class B-4 or Class B-5 Certificates sold to an "accredited investor" under Rule 501(a)(1), (2), (3) or (7) under the Securities Act shall be issued in the form of one or more Definitive Certificates. The Securities Administrator will effect such transfer in accordance with its customary procedures.



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

         SECTION 5.09. Maintenance of Office or Agency.

         The Securities Administrator will maintain or cause to be maintained at its expense an office or offices or agency or agencies where Certificates may be surrendered for registration of transfer or exchange. The Securities Administrator initially designates its offices at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Client Services Manager - Merrill Lynch Mortgage Investors Trust, Series 2005-SL2 as offices for such purposes. The Securities Administrator will give prompt written notice to the Certificateholders of any change in such location of any such office or agency.

         SECTION 5.10. Authenticating Agents.

                  (a) One or more Authenticating Agents (each, an "Authenticating Agent") may be appointed hereunder each of which shall be authorized to act on behalf of the Trustee in authenticating the Certificates. Wherever reference is made in this Agreement to the authentication of Certificates by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent must be an entity organized and doing business under the laws of the United States of America or any state thereof, having a combined capital and surplus of at least $15,000,000, authorized under such laws to operate a trust business and subject to supervision or examination by federal or state authorities. If the Authenticating Agent is a party other than the Trustee, the Trustee shall have no liability in connection with the performance or failure of performance of the Authenticating Agent. Wells Fargo Bank, N.A. is hereby appointed as the initial Authenticating Agent. The Trustee shall be the Authenticating Agent during any such time as no other Authenticating Agent has been appointed and has not resigned.

                  (b) Any Person into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which any Authenticating Agent shall be a party, or any Person succeeding to the corporate agency business of any Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

                  (c) Any Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee and the Depositor. Except with respect to the initial Authenticating Agent, Wells Fargo Bank, N.A., which shall be the Authenticating Agent for so long as it is the Securities Administrator, the Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Depositor. Upon receiving a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible in accordance within the provisions of this Section 5.10, the Trustee may appoint a successor Authenticating Agent, shall give written notice of such appointment to the Depositor and shall mail notice of such appointment to all Holders of Certificates. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 5.10. No Authenticating Agent shall have responsibility or liability for any action taken by it as such at the direction of the Trustee or the Securities Administrator

                                   ARTICLE VI

      THE DEPOSITOR, THE MASTER SERVICER, THE SERVICERS AND THE SECURITIES
                                  ADMINISTRATOR

         SECTION 6.01. Respective Liabilities of the Depositor, the Master Servicer, the Servicers and the Securities Administrator.

         The Depositor, the Master Servicer, the Servicers and the Securities Administrator shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by them herein.

         SECTION 6.02. Merger or Consolidation of the Depositor, the Master Servicer, the Servicers or the Securities Administrator.

         Except as provided in the next paragraph, the Depositor, the Master Servicer, the Servicers and the Securities Administrator will each keep in full effect its existence, rights and franchises as a corporation or banking association under the laws of the United States or under the laws of one of the States thereof and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its respective duties under this Agreement.

         Any Person into which the Depositor, the Master Servicer, a Servicer or the Securities Administrator may be merged or consolidated, or any Person resulting from any merger or consolidation to which the Depositor, the Master Servicer, a Servicer or the Securities Administrator shall be a party, or any Person succeeding to the business of the Depositor, the Master Servicer, a Servicer or the Securities Administrator, shall be the successor of the Depositor, the Master Servicer, the Securities Administrator or such Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding (except for the execution of an assumption agreement where such succession is not effected by operation of law); provided, however, that the successor or surviving Person to a Servicer shall be qualified to sell mortgage loans to, and to service mortgage loans on behalf of, Fannie Mae or Freddie Mac.

         SECTION 6.03. Limitation on Liability of the Depositor, the Securities Administrator, the Master Servicer, the Servicers and Others.

         None of the Depositor, the Master Servicer, the Servicers, the Securities Administrator nor any of the directors, officers, employees or agents of the Depositor, the Master Servicer, the Servicers or the Securities Administrator shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Master Servicer, the Servicers, the Securities Administrator or any such Person against any breach of representations or warranties made by it herein or protect the Depositor, the Master Servicer, the Servicers, the Securities Administrator or any such Person from any liability that would otherwise be imposed by reasons of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor, the Master Servicer, the Servicers or the Securities Administrator and any director, officer, employee or agent of the Depositor, the Master Servicer, the Servicers or the Securities Administrator may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Master Servicer, the Servicers or the Securities Administrator and any director, officer, employee or agent of the Depositor, the Master Servicer, the Servicers or the Securities Administrator shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense, incurred in connection with the performance of their duties under this Agreement or incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to this Agreement or the Certificates, other than (i) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder or (ii) which does not constitute an "unanticipated expense" within the meaning of Treasury Regulation Section 1.860G-1(b)(3)(ii). None of the Depositor, the Master Servicer, the Servicers or the Securities Administrator shall be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective duties hereunder and that in its opinion may involve it in any expense or liability; provided, however, that any of the Depositor, the Master Servicer, the Servicers or the Securities Administrator in its discretion may undertake any such action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and the interests of the Trustee and the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be, expenses, costs and liabilities of the Trust Fund, and the Depositor, the Master Servicer, the Servicers and the Securities Administrator shall be entitled to be reimbursed therefor out of the Collection Account as provided by
Section 3.08 hereof.

         In addition, the Master Servicer and Securities Administrator shall be entitled to be reimbursed out of the Certificate Account for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Master Servicer or Securities Administrator on behalf of the Trust Fund in accordance with any of the provisions of this Agreement (including, without limitation: (A) the reasonable compensation and the expenses and disbursements of its counsel, but only for representation of each of the Master Servicer or Securities Administrator acting in its capacity as Master Servicer or Securities Administrator hereunder, respectively, and (B) to the extent that the Securities Administrator must engage persons not regularly in its employ to perform acts or services on behalf of the Trust Fund, which acts or services are not in the ordinary course of the duties of a securities administrator, in the absence of a breach or default by any party hereto, the reasonable compensation, expenses and disbursements of such persons), except any such compensation, expense, disbursement or advance that either (i) arises from its negligence, bad faith or willful misconduct or (ii) does not constitute an "unanticipated expense" within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(ii).

         No Servicer, or any of its officers, directors, agents or Affiliates, will be liable for any actions taken by, omissions of or the non-performance of the other Servicer.

         SECTION 6.04. Limitation on Resignation of Servicers.

         A Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination permitting the resignation of a Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee and the Master Servicer. No such resignation shall become effective until the Master Servicer or a successor servicer reasonably acceptable to the Master Servicer is appointed and has assumed such Servicer's responsibilities, duties, liabilities and obligations hereunder. Any such resignation shall not relieve such Servicer of any of the obligations specified in Section 7.01 and 7.02 as obligations that survive the resignation or termination of such Servicer.

         SECTION 6.05. Errors and Omissions Insurance; Fidelity Bonds.

         Each Servicer shall, for so long as it acts as servicer under this Agreement, obtain and maintain in force (a) a policy or policies of insurance covering errors and omissions in the performance of its obligations as servicer hereunder, and (b) a fidelity bond in respect of its officers, employees and agents. Each such policy or policies and bond shall, together, comply with the requirements from time to time of Fannie Mae or Freddie Mac for Persons performing servicing for mortgage loans purchased by Fannie Mae or Freddie Mac. Each Servicer shall provide the Trustee and the Master Servicer, upon request, with copies of such policies and fidelity bond or a certification from the insurance provider evidencing such policies and fidelity bond. In the event that any such policy or bond ceases to be in effect, the applicable Servicer shall use its reasonable best efforts to obtain a comparable replacement policy or bond from an insurer or issuer meeting the requirements set forth above as of the date of such replacement. Any such policy or fidelity bond shall by its terms not be cancelable without thirty days' prior written notice to the Trustee and the Master Servicer.

         SECTION 6.06. Limitation on Resignation of the Master Servicer.

         The Master Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination pursuant to the preceding sentence permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect obtained at the expense of the Master Servicer and delivered to the Trustee and the Rating Agencies. No resignation of the Master Servicer shall become effective until the Trustee or another successor Master Servicer shall have assumed the Master Servicer's responsibilities, duties, liabilities (other than those liabilities arising prior to the appointment of such successor) and obligations under this Agreement.

         If the Securities Administrator and the Master Servicer are the same Person, then at any time the Securities Administrator resigns or is removed hereunder, the Master Servicer shall likewise be terminated as master servicer hereunder.

         SECTION 6.07. Assignment of Master Servicing.

         The Master Servicer may sell and assign its rights and delegate its duties and obligations in their entirety as Master Servicer under this Agreement; provided, however, that: (i) the purchaser or transferee accepts in writing such assignment and delegation and assumes the obligations of the Master Servicer hereunder and (a) shall be a Person which shall be qualified to service mortgage loans for Fannie Mae or Freddie Mac; (b) shall have a net worth of not less than $15,000,000 (unless otherwise approved by each Rating Agency pursuant to clause (ii) below); (c) shall be reasonably satisfactory to the Depositor; and (d) shall execute and deliver to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee and which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as master servicer under this Agreement, any custodial agreement from and after the effective date of such agreement; (ii) each Rating Agency shall be given prior written notice of the identity of the proposed successor to the Master Servicer and each Rating Agency's rating of the Certificates in effect immediately prior to such assignment, sale and delegation will not be downgraded, qualified or withdrawn as a result of such assignment, sale and delegation, as evidenced by a letter to such effect delivered to the Master Servicer and the Trustee; and (iii) the Master Servicer assigning and selling the master servicing shall deliver to the Trustee an Officer's Certificate and an independent Opinion of Counsel, each stating that all conditions precedent to such action under this Agreement have been completed and such action is permitted by and complies with the terms of this Agreement. No such assignment or delegation shall affect any liability of the Master Servicer arising out of acts or omissions prior to the effective date thereof.

                                   ARTICLE VII

                        DEFAULT; TERMINATION OF SERVICER

         SECTION 7.01. Events of Default.

         "Event of Default," wherever used herein, means any one of the following events:

                           (i) any failure by a Servicer to make any Advance, to
deposit in the Collection Account or the Certificate Account or remit to the Securities Administrator any payment (excluding a payment required to be made under Section 4.01 hereof) required to be made under the terms of this Agreement, which failure shall continue unremedied for three Business Days and, with respect to a payment required to be made under Section 4.01 hereof, for one Business Day, after the date on which written notice of such failure shall have been given to such Servicer, the Securities Administrator, the Trustee and the Depositor by the Securities Administrator or the Depositor, or to the Securities Administrator, the Trustee, the Depositor and such Servicer by the Holders of Certificates evidencing greater than 50% of the Voting Rights evidenced by the Certificates; or

                           (ii) any failure by a Servicer to observe or perform
in any material respect any other of the covenants or agreements on the part of such Servicer contained in this Agreement or any representation or warranty shall prove to be untrue, which failure or breach shall continue unremedied for a period of 60 days after the date on which written notice of such failure shall have been given to such Servicer, the Trustee, the Securities Administrator and the Depositor by the Securities Administrator or the Depositor, or to such Servicer, the Securities Administrator, the Trustee and the Depositor by the Holders of Certificates evidencing greater than 50% of the Voting Rights evidenced by the Certificates; or

                           (iii) a decree or order of a court or agency or
supervisory authority having jurisdiction for the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against a Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 consecutive days; or

                           (iv) consent by a Servicer to the appointment of a
receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such Servicer or all or substantially all of the property of such Servicer; or

                           (v) admission by a Servicer in writing of its
inability to pay its debts generally as they become due, file a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

                           (vi) any failure by a Servicer to duly perform,
within the required time period, its obligations under Sections 3.17, 3.18 and
3.22 of this Agreement, which failure continues unremedied for a period of ten
(10) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to such Servicer by the Master Servicer or any other party to this Agreement.

         If an Event of Default shall occur with respect to a Servicer, then, and in each and every such case, so long as such Event of Default shall not have been remedied within the applicable grace period, the Master Servicer may, or at the direction of the Holders of Certificates evidencing greater than 50% of the Voting Rights evidenced by the Certificates, shall, by notice in writing to such Servicer (with a copy to each Rating Agency), terminate all of the rights and obligations of such Servicer under this Agreement and in and to the related Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder. On or after the receipt by such Servicer of such written notice, all authority and power of such Servicer hereunder, whether with respect to the related Mortgage Loans or otherwise, shall pass to and be vested in the Master Servicer. To the extent the Event of Default resulted from the failure of a Servicer to make a required Advance, the Master Servicer shall thereupon make any Advance described in Section 4.01 hereof subject to Section
3.04 hereof. The Master Servicer is hereby authorized and empowered to execute and deliver, on behalf of each Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. Unless expressly provided in such written notice, no such termination shall affect any obligation of a Servicer to pay amounts owed pursuant to Article VIII. Each Servicer agrees to cooperate with the Master Servicer in effecting the termination of such Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to the Master Servicer of all cash amounts which shall at the time be credited to the Collection Account, or thereafter be received with respect to the respective Mortgage Loans of such Servicer. The applicable Servicer and the Master Servicer shall promptly notify the Rating Agencies of the occurrence of an Event of Default or an event that, with notice, passage of time, other action or any combination of the foregoing would be an Event of Default, such notice to be provided in any event within two Business Days of such occurrence.

         Notwithstanding any termination of the activities of a Servicer hereunder, such Servicer shall be entitled to receive, out of any late collection of a Scheduled Payment on a related Mortgage Loan that was due prior to the notice terminating such Servicer's rights and obligations as Servicer hereunder and received after such notice, that portion thereof to which such Servicer would have been entitled pursuant to Sections 3.08(a), and any other amounts payable to such Servicer hereunder the entitlement to which arose prior to the termination of its activities hereunder. Notwithstanding anything herein to the contrary, upon termination of a Servicer hereunder, any liabilities of such Servicer which accrued prior to such termination shall survive such termination.

         SECTION 7.02. Master Servicer to Act; Appointment of Successor.

         On and after the time a Servicer receives a notice of termination pursuant to Section 7.01 hereof, the Master Servicer shall, to the extent provided in Section 3.04, be the successor to such Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on such Servicer by the terms and provisions hereof and applicable law including the obligation to make advances pursuant to Section
4.01. As compensation therefor, subject to the last paragraph of Section 7.01, the Master Servicer shall be entitled to all fees, compensation and reimbursement for costs and expenses that such Servicer would have been entitled to hereunder if such Servicer had continued to act hereunder. Notwithstanding the foregoing, if the Master Servicer has become the successor to a Servicer in accordance with Section 7.01 hereof, the Master Servicer may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making Advances pursuant to Section 4.01 hereof or if it is otherwise unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution provided the appointment of such successor shall not adversely affect the then current rating of the Certificates by each Rating Agency as the successor to such Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of such Servicer hereunder. Any successor servicer shall be an institution that is a Fannie Mae and Freddie Mac approved seller/servicer in good standing, that has a net worth of at least $15,000,000, and that is willing to service the Mortgage Loans and executes and delivers to the Depositor, the Trustee and the Master Servicer an agreement accepting such delegation and assignment, that contains an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of the terminated Servicer (other than liabilities of such Servicer under Section 6.03 hereof incurred prior to termination of such Servicer under Section 7.01), with like effect as if originally named as a party to this Agreement; and provided further that each Rating Agency acknowledges that its rating of the Certificates in effect immediately prior to such assignment and delegation will not be qualified or reduced as a result of such assignment and delegation. No appointment of a successor to a Servicer hereunder shall be effective until the Master Servicer shall have consented thereto and written notice of such proposed appointment shall have been provided by the Securities Administrator to each Certificateholder. The Master Servicer shall not resign as servicer until a successor servicer has been appointed and has accepted such appointment. Pending appointment of a successor to a Servicer hereunder, the Master Servicer, unless the Master Servicer is prohibited by law from so acting, shall, subject to
Section 3.04 hereof, act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Master Servicer may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted such Servicer hereunder. The Master Servicer and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Neither the Master Servicer nor any other successor servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of a Servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

         Any successor to a Servicer as servicer shall give notice to the related Mortgagors of such change of servicer and shall, during the term of its service as servicer maintain in force the policy or policies that such Servicer is required to maintain pursuant to Section 6.05.

         SECTION 7.03. Notification to Certificateholders.

                  (a) Upon any termination of or appointment of a successor to a Servicer, the Securities Administrator shall give prompt written notice thereof to Certificateholders, the Depositor and to each Rating Agency.

                  (b) Within 60 days after the occurrence of any Event of Default, the Securities Administrator shall transmit by mail to all Certificateholders notice of each such Event of Default hereunder known to the Securities Administrator, unless such Event of Default shall have been cured or waived.

                                  ARTICLE VIII

             CONCERNING THE TRUSTEE AND THE SECURITIES ADMINISTRATOR

         SECTION 8.01. Duties of the Trustee and the Securities Administrator.

         The Trustee and the Securities Administrator prior to the occurrence of an Event of Default and after the curing of all Events of Default that may have occurred, each shall undertake to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred and remains uncured, the Trustee shall exercise such of the rights and powers vested in it by this Agreement and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs. In case an Event of Default or other default by a Servicer or the Depositor hereunder shall occur and be continuing, the Trustee shall, at the written direction of the majority of the Certificateholders, or may, proceed to protect and enforce its rights and the rights of the Certificateholders under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy, as the Trustee, being advised by counsel and subject to the foregoing, shall deem most effectual to protect and enforce any of the rights of the Trustee and the Certificateholders.

         Each of the Trustee and the Securities Administrator, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform on their face to the requirements of this Agreement. If any such instrument is found not to conform on its face to the requirements of this Agreement in a material manner, the Trustee or the Securities Administrator, as the case may be, shall notify the person providing such Agreement of such non-conformance, and if the instrument is not corrected to the its satisfaction, the Securities Administrator will provide notice to the Trustee and the Trustee will provide notice thereof to the Certificateholders and take such further action as directed by the Certificateholders.

         No provision of this Agreement shall be construed to relieve the Trustee or the Securities Administrator from liability for its own negligent action, its own negligent failure to act or its own misconduct, its negligent failure to perform its obligations in compliance with this Agreement, or any liability that would be imposed by reason of its willful misfeasance or bad faith; provided, however, that:

                           (i) prior to the occurrence of an Event of Default,
and after the curing of all such Events of Default that may have occurred, the duties and obligations of the Trustee, and at all times, the duties and obligations of the Securities Administrator shall be determined solely by the express provisions of this Agreement, neither the Trustee or the Securities Administrator shall be liable, individually or as Trustee or the Securities Administrator, as applicable, except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee or the Securities Administrator and, the Trustee and the Securities Administrator may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee or the Securities Administrator and conforming to the requirements of this Agreement that it reasonably believed in good faith to be genuine and to have been duly executed by the proper authorities respecting any matters arising hereunder;

                           (ii) neither the Trustee nor the Securities
Administrator shall, individually or as Trustee or Securities Administrator, as applicable, be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee unless the Trustee or Securities Administrator, as applicable, was negligent or acted in bad faith or with willful misfeasance; and

                           (iii) the Trustee shall not be liable, individually
or as Trustee, with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders in accordance with this Agreement relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Agreement.

         SECTION 8.02. Certain Matters Affecting the Trustee and the Securities Administrator.

                  (a) Except as otherwise provided in Section 8.01:

                           (i) the Trustee and the Securities Administrator may
request and conclusively rely upon and shall be fully protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                           (ii) the Trustee and the Securities Administrator may
consult with counsel of its choice and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

                           (iii) neither the Trustee nor the Securities
Administrator shall be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                           (iv) at all times the Securities Administrator, and
prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default that may have occurred, the Trustee, in each case, shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by the Holders of each Class of Certificates evidencing not less than 25% of the Voting Rights of such Class;

                           (v) the Trustee and the Securities Administrator may
execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians, accountants or attorneys or independent contractors and the Trustee and the Securities Administrator will not be responsible for any misconduct or negligence on the part of any agent, custodian, accountant, attorney or independent contractor appointed with due care by it hereunder;

                           (vi) neither the Trustee nor the Securities
Administrator shall be required to expend its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such liability is not assured to it;

                           (vii) neither the Trustee nor the Securities
Administrator shall be liable, individually or as Trustee, for any loss on any investment of funds pursuant to this Agreement (other than as issuer of the investment security);

                           (viii) neither the Trustee nor the Securities
Administrator shall be deemed to have knowledge of an Event of Default until a Responsible Officer of the Trustee or the Securities Administrator, as applicable, shall have received written notice thereof;

                           (ix) the Trustee shall be under no obligation to
exercise any of the trusts or powers vested in it by this Agreement or to make any investigation of matters arising hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred therein or thereby;

                           (x) if requested by a Servicer, the Trustee may
appoint such Servicer as the trustee's attorney-in-fact in order to carry out and perform certain activities that are necessary or appropriate for the servicing and administration of the Mortgage Loans pursuant to this Agreement. Such appointment shall be evidenced by a power of attorney in such form as may be agreed to by the Trustee and such Servicer. The Trustee shall have no liability for any action or inaction of a Servicer in connection with such power of attorney and the Trustee shall be indemnified by such Servicer for all liabilities, costs and expenses incurred by the Trustee in connection with such Servicer's use or misuse of such powers of attorney; and

                           (xi) in order to comply with its duties under the
U.S.A. Patriot Act, the Trustee shall obtain and verify certain information and documentation from the other parties hereto, including but not limited to, such party's name, address and other identifying information.

                  (b) All rights of action under this Agreement or under any of the Certificates, enforceable by the Trustee, may be enforced by the Trustee without the possession of any of the Certificates, or the production thereof at the trial or other proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in its name for the benefit of all the Holders of the Certificates, subject to the provisions of this Agreement. The Trustee shall have no duty (A) to see to any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any rerecording, refiling or redepositing, as applicable, thereof, (B) to see to any insurance or (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund.

                  (c) It is understood and agreed that in no event shall the Custodian be deemed an agent of the Trustee, and the Trustee is not responsible for any acts or omissions of the Custodian.

         SECTION 8.03. Trustee and Securities Administrator Not Liable for Certificates or Mortgage Loans.

         The recitals contained herein shall be taken as the statements of the Depositor or the applicable Servicer, as the case may be, and the Trustee, the Master Servicer and the Securities Administrator assume no responsibility for their correctness. None of the Trustee, the Securities Administrator or the Master Servicer makes any representation as to the validity or sufficiency of this Agreement, of any Mortgage Loan, or any related document other than with respect to the execution and authentication of the Certificates, if it so executed or authorized the Certificates. The Trustee shall not be accountable for the use or application by the Depositor, the Securities Administrator, the Master Servicer or the Servicers of any funds paid to the Depositor, the Securities Administrator, the Master Servicer or the Servicers in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account or the Certificate Account by the Depositor, the Securities Administrator, the Master Servicer or the Servicers.

         SECTION 8.04. Trustee and Securities Administrator May Own
Certificates.

         Each of the Trustee and the Securities Administrator in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it was not the Trustee or the Securities Administrator.

         SECTION 8.05. Trustee's Fees and Expenses.

         The Securities Administrator covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation as shall be agreed to in writing by the Securities Administrator and the Trustee (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee. The Securities Administrator's payment obligations pursuant to this section shall survive the discharge of this Agreement and the termination or resignation of the Trustee.

         SECTION 8.06. Indemnification and Expenses of Trustee.

                  (a) The Trustee and its respective directors, officers, employees and agents shall be entitled to indemnification from the Trust Fund for any loss, liability or expense incurred in connection with (i) any audit, controversy or judicial proceeding relating to a governmental authority or any legal proceeding incurred without negligence or willful misconduct on their part, arising out of, or in connection with the acceptance or administration of the trusts created hereunder and (ii) the performance of their duties hereunder, including any applicable fees and expenses payable hereunder, and the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties hereunder, provided that:

                           (i) with respect to any such claim, the Trustee shall
have given the Depositor written notice thereof promptly after the Trustee shall have knowledge thereof; provided that failure to so notify shall not relieve the Trust Fund of the obligation to indemnify the Trustee; however, any reasonable delay by the Trustee to provide written notice to the Depositor and the Holders promptly after the Trustee shall have obtained knowledge of a claim shall not relieve the Trust Fund of the obligation to indemnify the Trustee under this
Section 8.06;

                           (ii) while maintaining control over its own defense,
the Trustee shall reasonably cooperate and consult with the Depositor in preparing such defense;

                           (iii) notwithstanding anything to the contrary in
this Section 8.06, the Trust Fund shall not be liable for settlement of any such claim by the Trustee entered into without the prior consent of the Depositor, which consent shall not be unreasonably withheld or delayed; and

                           (iv) indemnification therefor would constitute
"unanticipated expenses" within the meaning of Treasury Regulation Section 1.860G-1(b)(3)(ii).

         The provisions of this Section 8.06 shall survive any termination of this Agreement and the resignation or removal of the Trustee and shall be construed to include, but not be limited to any loss, liability or expense under any environmental law.

                  (b) The Trustee shall be entitled to reimbursement by the Trust Fund of all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with this Agreement (including fees and expenses of its counsel and all persons not regularly in its employment), except any such expenses, disbursements and advances that either (i) arise from its negligence, bad faith or willful misconduct or (ii) do not constitute "unanticipated expenses" within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(ii).

         SECTION 8.07. Eligibility Requirements for Trustee.

         The Trustee hereunder shall, at all times, be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and with a long-term deposit rating of at least "A2" by Moody's and "A" by S&P. If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.07 the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.07, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.08 hereof. The corporation or national banking association serving as Trustee may have normal banking and trust relationships with the Depositor, the Securities Administrator and their respective Affiliates; provided, however, that such corporation cannot be an Affiliate of either Servicer.

         SECTION 8.08. Resignation and Removal of Trustee.

         The Trustee may at any time resign and be discharged from the trusts hereby created by (1) giving written notice of resignation to the Depositor and the Securities Administrator by mailing notice of resignation by first class mail, postage prepaid, to the Certificateholders at their addresses appearing on the Certificate Register and each Rating Agency, not less than 60 days before the date specified in such notice when, subject to Section 8.09, such resignation is to take effect, and (2) acceptance of appointment by a successor trustee in accordance with Section 8.09 and meeting the qualifications set forth in Section 8.07. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice or resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

         If at any time (i) the Trustee shall cease to be eligible in accordance with the provisions of Section 8.07 hereof and shall fail to resign after written request thereto by the Depositor or (ii) the Trustee shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee and shall promptly appoint a successor trustee by written instrument, in triplicate, one copy of which instrument shall be delivered to the Trustee, one copy of which shall be delivered to the Securities Administrator and one copy of which shall be delivered to the successor trustee.

         The Holders evidencing at least 51% of the Voting Rights of all Classes of Certificates may at any time remove the Trustee and the Depositor shall appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered by the successor trustee to the Trustee so removed and one complete set to the successor so appointed. Notice of any removal of the Trustee shall be given to each Rating Agency by the successor trustee.

         Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.08 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.09 hereof.

         SECTION 8.09. Successor Trustee.

         Any successor trustee appointed as provided in Section 8.08 hereof shall execute, acknowledge and deliver to the Depositor and to its predecessor trustee and the Securities Administrator an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein.

         No successor trustee shall accept appointment as provided in this
Section 8.09 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.07 hereof and its appointment shall not adversely affect the then current rating of the Certificates.

         Upon acceptance of appointment by a successor trustee as provided in this Section 8.09, the Depositor shall mail notice of the succession of such trustee hereunder to all Holders of Certificates. If the Depositor fails to mail such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Depositor.

         SECTION 8.10. Merger or Consolidation of Trustee.

         Any corporation into which the Trustee may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be eligible under the provisions of Section
8.07 hereof without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding (except for the execution of an assumption agreement where such succession is not effected by operation of law).

         SECTION 8.11. Appointment of Co-Trustee or Separate Trustee.

         Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing any Mortgage Note may at the time be located, the Servicers and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust Fund or any part thereof, whichever is applicable, and, subject to the other provisions of this
Section 8.11, such powers, duties, obligations, rights and trusts as the Servicers and the Trustee may consider necessary or desirable. Any such co-trustee or separate trustee shall be compensated by the Trust Fund and subject to the written approval of the Servicers. The Trustee shall not be liable for the actions of any co-trustee appointed with due care; provided that the appointment of a co-trustee shall not relieve the Trustee of its obligations hereunder. If the Servicers shall not have joined in such appointment within 15 days after the receipt by them of a request to do so, or in the case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under
Section 8.07 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 8.09.

         Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                           (i) All rights, powers, duties and obligations
conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to a Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

                           (ii) No trustee hereunder shall be held personally
liable by reason of any act or omission of any other trustee hereunder; and

                           (iii) The Trustee may at any time accept the
resignation of or remove any separate trustee or co-trustee.

         Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Securities Administrator and the Depositor.

         Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

         SECTION 8.12. Tax Matters.

                  (a) It is intended that each of the REMICs provided for herein REMIC shall constitute, and that the affairs of the Trust Fund shall be conducted so as to allow each such REMIC to qualify as, a "real estate mortgage investment conduit" as defined in and in accordance with the REMIC Provisions. In furtherance of such intention, the Securities Administrator covenants and agrees that it shall act as agent (and the Securities Administrator is hereby appointed to act as agent) on behalf of each of the REMICs provided for herein and that in such capacity it shall: (a) prepare and file, or cause to be prepared and filed, in a timely manner, a U.S. Real Estate Mortgage Investment Conduit Income Tax Return (Form 1066 or any successor form adopted by the Internal Revenue Service) and prepare and file or cause to be prepared and filed with the Internal Revenue Service and applicable state or local tax authorities income tax or information returns for each taxable year with respect to each of the REMICs provided for herein, containing such information and at the times and in the manner as may be required by the Code or state or local tax laws, regulations, or rules, and furnish or cause to be furnished to Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby; (b) within thirty days of the Closing Date, furnish or cause to be furnished to the Internal Revenue Service, on Forms 8811 or as otherwise may be required by the Code, the name, title, address, and telephone number of the person that the holders of the Certificates may contact for tax information relating thereto, together with such additional information as may be required by such Form, and update such information at the time or times in the manner required by the Code for each of the REMICs provided for herein; (c) make or cause to be made elections, on behalf of each of the REMICs provided for herein to be treated as a REMIC on the federal tax return of such REMICs for their first taxable years (and, if necessary, under applicable state law); (d) prepare and forward, or cause to be prepared and forwarded, to the Certificateholders and to the Internal Revenue Service and, if necessary, state tax authorities, all information returns and reports as and when required to be provided to them in accordance with the REMIC Provisions, including without limitation, the calculation of any original issue discount using the Prepayment Assumption; (e) provide information necessary for the computation of tax imposed on the transfer of a Class R Certificate to a Person that is not a Permitted Transferee, or an agent (including a broker, nominee or other middleman) of a Person that is not a Permitted Transferee, or a pass through entity in which a Person that is not a Permitted Transferee is the record holder of an interest (the reasonable cost of computing and furnishing such information may be charged to the Person liable for such tax); (f) to the extent that they are under its control conduct the affairs of each of the REMICs provided for herein at all times that any Certificates are outstanding so as to maintain the status of each of the REMICs provided for herein as a REMIC under the REMIC Provisions; (g) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of any of the REMICs provided for herein or result in the imposition of tax upon any such REMIC; (h) pay, from the sources specified in the last paragraph of this Section 8.12, the amount of any federal, state and local taxes, including prohibited transaction taxes as described below, imposed on each of the REMICs provided for herein prior to the termination of the Trust Fund when and as the same shall be due and payable (but such obligation shall not prevent the Trustee or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Securities Administrator from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings); (i) sign or cause to be signed federal, state or local income tax or information returns; (j) maintain records relating to each of the REMICs provided for herein, including but not limited to the income, expenses, assets and liabilities of each of the REMICs provided for herein, and the fair market value and adjusted basis of the Trust Fund property determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns, schedules, statements or information; and (k) as and when necessary and appropriate, represent each of the REMICs provided for herein in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of any of the REMICs provided for herein, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of any of the REMICs provided for herein, and otherwise act on behalf of each of the REMICs provided for herein in relation to any tax matter involving any of such REMICs or any controversy involving the Trust Fund.

         In order to enable the Securities Administrator to perform its duties as set forth herein, the Depositor shall provide, or cause to be provided, to the Securities Administrator within 10 days after the Closing Date all information or data that the Securities Administrator requests in writing and determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of the Certificates and the Mortgage Loans. Thereafter, the Depositor shall provide to the Securities Administrator promptly upon written request therefor, any such additional information or data that the Securities Administrator may, from time to time, request in order to enable the Securities Administrator to perform its duties as set forth herein. The Depositor hereby agrees to indemnify the Securities Administrator for any losses, liabilities, damages, claims or expenses of the Securities Administrator arising from any errors or miscalculations of the Securities Administrator that result from any failure of the Depositor to provide, or to cause to be provided, accurate information or data to the Securities Administrator on a timely basis.

         In the event that any tax is imposed on "prohibited transactions" of any of the REMICs provided for herein as defined in Section 860F(a)(2) of the Code, on the "net income from foreclosure property" of the any of such REMICs as defined in Section 860G(c) of the Code, on any contribution to the Trust Fund after the Startup Day pursuant to Section 860G(d) of the Code, or any other tax is imposed, if not paid as otherwise provided for herein, such tax shall be paid by (i) the Securities Administrator, if any such other tax arises out of or results from a breach by the Securities Administrator of any of its obligations under this Agreement or as a result of the location of the Securities Administrator, (ii) any party hereto (other than the Securities Administrator) to the extent any such other tax arises out of or results from a breach by such other party of any of its obligations under this Agreement or as a result of the location of such other party (except for the Trustee) or (iii) in all other cases, or in the event that any liable party here fails to honor its obligations under the preceding clauses (i) or (ii), any such tax will be paid first with amounts otherwise to be distributed to the Class R Certificateholders (pro rata) pursuant to Section 4.04, and second with amounts otherwise to be distributed to all other Certificateholders in the following order of priority: first, to the Class C Certificates (pro rata), second, to the Class B-5 Certificates (pro rata), third, to the Class B-4 Certificates (pro rata), fourth, to the Class B-3 Certificates (pro rata), fifth, to the Class B-2 Certificates (pro rata), sixth, to the Class B-1 Certificates (pro rata), seventh, to the Class M-2 Certificates (pro rata), eighth, to the Class M-1 Certificates (pro rata) and ninth, to the Class A Certificates (pro rata). Notwithstanding anything to the contrary contained herein, to the extent that such tax is payable by the Class R Certificate, the Securities Administrator is hereby authorized pursuant to such instruction to retain on any Distribution Date, from the Holders of the Class R Certificate (and, if necessary, from the Holders of all other Certificates in the priority specified in the preceding sentence), funds otherwise distributable to such Holders in an amount sufficient to pay such tax. The Securities Administrator agrees to promptly notify in writing the party liable for any such tax of the amount thereof and the due date for the payment thereof.

                  (b) Each of the Depositor, Securities Administrator and the Trustee agrees not to knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of any of the REMICs provided for herein or result in the imposition of a tax upon any of the REMICs provided for herein.

                                   ARTICLE IX

                                   TERMINATION

         SECTION 9.01. Termination upon Liquidation or Repurchase of all Mortgage Loans.

                  (a) Subject to Section 9.03, the obligations and responsibilities of the Depositor, the Master Servicer, the Servicers, the Securities Administrator and the Trustee created hereby with respect to the Trust Fund shall terminate upon the earlier of (a) an Optional Termination and
(b) the later of (i) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (ii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement, as applicable. In no event shall the trusts created hereby continue beyond the earlier of (i) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date hereof and (ii) the Latest Possible Maturity Date.

                  (b) On or before the Determination Date following the Initial Optional Termination Date, the Securities Administrator shall attempt to terminate the Trust Fund by conducting an auction of all of the Mortgage Loans and REO Properties via a solicitation of bids from at least three (3) bidders, each of which shall be a nationally recognized participant in mortgage finance (the "Auction"). In addition, the Securities Administrator will also solicit a bid from each Holder of a Class C Certificate. The Depositor and the Securities Administrator agree to work in good faith to develop bid procedures in advance of the Initial Optional Termination Date to govern the operation of the Auction. The Securities Administrator shall be entitled to retain an investment banking firm and/or other agents in connection with the Auction, the cost of which shall be included in the Optional Termination Price (unless an Optional Termination does not occur in which case such costs shall be an expense of the Trust Fund). The Securities Administrator shall accept the highest bid received at the Auction; provided that the amount of such bid equals or exceeds the Optional Termination Price. The Securities Administrator shall determine the Optional Termination Price based upon information provided by (i) the Servicers with respect to the amounts described in clauses (A) and (B) of the definition of "Optional Termination Price", (ii) the Depositor with respect to the information described in clause (C) of the definition of "Optional Termination Price." The Securities Administrator may conclusively rely upon the information provided to it in accordance with the immediately preceding sentence and shall not have any liability for the failure of any party to provide such information.

         If an Optional Termination does not occur as a result of the Auction's failure to achieve the Optional Termination Price, Wilshire, as Servicer may, on any Distribution Date following such Auction, at its option, terminate the Trust Fund by purchasing all of the Mortgage Loans and REO Properties at a price equal to the Optional Termination Price. In connection with such termination, the Optional Termination Price shall be delivered to the Securities Administrator no later than the Business Day immediately preceding the related Distribution Date. Notwithstanding anything to the contrary herein, the Optional Termination Amount paid to the Securities Administrator by the winning bidder at the Auction or by Wilshire, as Servicer, shall be deposited by the Securities Administrator directly into the Certificate Account immediately upon receipt. Upon any termination as a result of an Auction, the Securities Administrator shall, out of the Optional Termination Amount deposited into the Certificate Account, (x) reimburse the Securities Administrator for its costs and expenses necessary to conduct the Auction and any other unreimbursed amounts owing to it or the Trustee and (y) pay to the Servicers, the aggregate amount of any unreimbursed out-of-pocket costs and expenses owed to the Servicers and any unpaid or unreimbursed Servicing Fees, Advances and Servicing Advances.

                  (c) Notwithstanding anything to the contrary in clause (b) above, in the event that the Securities Administrator receives the written opinion of a nationally recognized participant in mortgage finance acceptable to the Sellers that the Mortgage Loans and REO Properties to be included in the Auction will not be saleable at a price sufficient to achieve the Optional Termination Price, the Securities Administrator need not conduct the Auction. In such event, Wilshire, as Servicer, shall have the option to purchase the Mortgage Loans and REO Properties at the Optional Termination Price as of the Initial Optional Termination Date.

         SECTION 9.02. Final Distribution on the Certificates.

         If on any Determination Date, (i) the Securities Administrator determines that there are no Outstanding Mortgage Loans and no other funds or assets in the Trust Fund other than the funds in the Collection Account, the Securities Administrator shall send a final distribution notice promptly to each Certificateholder or (ii) the Securities Administrator determines that a Class of Certificates shall be retired after a final distribution on such Class, the Securities Administrator shall notify the Certificateholders within seven (7) Business Days after such Determination Date that the final distribution in retirement of such Class of Certificates is scheduled to be made on the immediately following Distribution Date. Any final distribution made pursuant to the immediately preceding sentence will be made only upon presentation and surrender of the Certificates at the office of the Securities Administrator specified in such notice.

         Notice of any termination of the Trust Fund, specifying the Distribution Date on which Certificateholders may surrender their Certificates for payment of the final distribution and cancellation, shall be given promptly by the Securities Administrator by letter to Certificateholders and the Trustee mailed no later than the last calendar day of the month immediately preceding the month of such final distribution (or with respect to an Auction, mailed no later than one Business Day following completion of such Auction). Any such notice shall specify (a) the Distribution Date upon which final distribution on the Certificates will be made upon presentation and surrender of Certificates at the office therein designated, (b) the location of the office or agency at which such presentation and surrender must be made, and (c) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office therein specified. The Securities Administrator will give such notice to each Rating Agency at the time such notice is given to Certificateholders.

         In the event such notice is given, the Securities Administrator shall cause all funds in the Collection Account to be deposited in the Certificate Account on the Business Day prior to the applicable

Distribution Date in an amount equal to the final distribution in respect of the Certificates. Upon such final deposit with respect to the Trust Fund, certification to the Trustee that such required amount has been deposited in the Trust Fund and the receipt by the Custodian of a Request for Release therefor, the Custodian shall promptly release to the Mortgage Files for the Mortgage Loans.

         Upon presentation and surrender of the Certificates, the Securities Administrator shall cause to be distributed to Certificateholders of each Class the amounts allocable to such Certificates held in the Certificate Account in the order and priority set forth in Section 4.04 hereof on the final Distribution Date and in proportion to their respective Percentage Interests.

         In the event that any affected Certificateholders shall not surrender Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Securities Administrator shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice all the applicable Certificates shall not have been surrendered for cancellation, the Securities Administrator may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets that remain a part of the Trust Fund. If within one year after the second notice all Certificates shall not have been surrendered for cancellation, the Class R Certificateholders shall be entitled to all unclaimed funds and other assets of the Trust Fund that remain subject hereto. Upon payment to the Class R Certificateholders of such funds and assets, neither the Securities Administrator nor the Trustee shall not have any further duties or obligations with respect thereto.

         SECTION 9.03. Additional Termination Requirements.

                  (a) In the event the Securities Administrator or Wilshire, as Servicer, completes an Optional Termination as provided in Section 9.01, the Trust Fund shall be terminated in accordance with the following additional requirements, unless the Trustee has been supplied with an Opinion of Counsel, at the expense of the Securities Administrator or Wilshire, as applicable to the effect that the failure of the Trust Fund to comply with the requirements of this Section 9.03 will not (i) result in the imposition of taxes on "prohibited transactions" of any of the REMICs provided for herein as defined in section 860F of the Code, or (ii) cause any of the REMICs provided for herein to fail to qualify as a REMIC at any time that any Certificates are outstanding:

                           (i) The Depositor shall establish a 90-day
liquidation period and notify the Trustee and the Securities Administrator thereof, and the Securities Administrator shall in turn specify the first day of such period in a statement attached to the final tax returns of each of the REMICs provided for herein pursuant to Treasury Regulation Section 1.860F-1. The Depositor shall satisfy all the requirements of a qualified liquidation under
Section 860F of the Code and any regulations thereunder, as evidenced by an Opinion of Counsel obtained at the expense of Wilshire;

                           (ii) During such 90-day liquidation period, and at or
prior to the time of making the final payment on the Certificates, the Depositor as agent of the Trustee shall sell all of the assets of the Trust Fund for cash; and

                           (iii) At the time of the making of the final payment
on the Certificates, the Securities Administrator shall distribute or credit, or cause to be distributed or credited, to the Class R Certificateholders all cash on hand (other than cash retained to meet outstanding claims), and the Trust Fund shall terminate at that time, whereupon neither the Securities Administrator nor the Trustee shall have any further duties or obligations with respect to sums distributed or credited to the Class R Certificateholders.

                  (b) By their acceptance of the Certificates, the Holders thereof hereby authorize the Depositor to specify the 90-day liquidation period for the Trust Fund, which authorization shall be binding upon all successor Certificateholders.

                  (c) The Trustee as agent for each REMIC hereby agrees to adopt and sign such a plan of complete liquidation prepared and delivered to it by Depositor upon the written request of the Depositor, and the receipt of the Opinion of Counsel referred to in Section 9.03(a) and to take such other action in connection therewith as may be reasonably requested by the Depositor.

                  (d) Notwithstanding any other terms of this Agreement, prior to any termination of the Trust Fund, a Servicer may prepare a reconciliation of all Advances and Servicing Advances made by it for which it has not been reimbursed and a reasonable estimate of all additional Servicing Advances and other costs for which it would be entitled to be reimbursed if the Trust Fund were not being terminated, including without limitation, any Servicing Advances and other costs arising under Section 6.03 (Limitation on Liability of the Depositor, the Servicers and Others), and such Servicer may recover these Advances, Servicing Advances and estimated Servicing Advances and other costs from the Collection Account (to the extent that such recovery of Servicing Advances, estimated Servicing Advances and other costs constitutes "unanticipated expenses" within the meaning of Treasury Regulation Section 1.860G-1(b)(3)(ii)).

                  (e) (e) Notwithstanding any other terms of this Agreement, unless a Servicer previously has notified the Trustee that it has entered into a servicing agreement for the servicing after the termination date of the Trust Fund assets, at least 20 days prior to any termination of the Trust Fund, the Trustee or the Depositor shall notify the applicable Servicer in writing to transfer the assets of the Trust Fund as of the termination date to the person specified in the notice, or if such person is not then known, to continue servicing the assets until the date that is 20 days after the termination date and on the termination date, the Depositor shall notify the applicable Servicer of the person to whom the assets should be transferred on that date. In the latter event the applicable Servicer shall be entitled to recover its servicing fee and any advances made for the interim servicing period from the collections on the assets which have been purchased from the Trust and the new owner of the assets, and the agreements for the new owner to obtain ownership of the assets of the Trust Fund shall so provide.

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

         SECTION 10.01. Amendment.

         This Agreement may be amended from time to time by the Depositor, the Master Servicer, the Servicers, the Securities Administrator and the Trustee, without the consent of any of the Certificateholders to,

                           (i) to cure any ambiguity or correct any mistake,

                           (ii) to correct, modify or supplement any provision
therein which may be inconsistent with the Prospectus Supplement or any other provision herein,

                           (iii) to add any other provisions with respect to
matters or questions arising under this Agreement, or

                           (iv) to modify, alter, amend, add to or rescind any
of the terms or provisions contained in this Agreement, provided, however, that, in the case of clauses (iii) and (iv), such amendment will not, as evidenced by an Opinion of Counsel to such effect, adversely affect in any material respect the interests of any Holder; provided, further, however, that such amendment will be deemed to not adversely affect in any material respect the interest of any Holder if the Person requesting such amendment obtains a letter from each Rating Agency stating that such amendment will not result in a reduction or withdrawal of its rating of any Class of the Certificates, it being understood and agreed that any such letter in and of itself will not represent a determination as to the materiality of any such amendment and will represent a determination only as to the credit issues affecting any such rating.

         Notwithstanding the foregoing, without the consent of the Certificateholders, the Depositor, the Master Servicer, the Servicers, the Securities Administrator and the Trustee may at any time and from time to time amend this Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary or appropriate to maintain the qualification of any of the REMICs provided for herein as REMICs under the Code or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or any of the REMICs provided for herein pursuant to the Code that would be a claim against the Trust Fund at any time prior to the final redemption of the Certificates, provided that the Trustee and the Securities Administrator shall have been provided an Opinion of Counsel, which opinion shall be an expense of the party requesting such amendment but in any case shall not be an expense of the Trustee or the Securities Administrator, to the effect that such action is necessary or appropriate to maintain such qualification or to avoid or minimize the risk of the imposition of such a tax.

         This Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Servicers, the Securities Administrator and the Trustee and the Holders of the Certificates affected thereby evidencing not less than 66 2/3% of the Voting Rights for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in (i), without the consent of the Holders of Certificates of such Class evidencing 66 2/3% or more of the Voting Rights of such Class or (iii) reduce the aforesaid percentages of Certificates the Holders of which are required to consent to any such amendment without the consent of the Holders of all such Certificates then outstanding.

         Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel, which opinion shall be an expense of the party requesting such amendment but in any case shall not be an expense of the Trustee, to the effect that such amendment will not cause the imposition of any tax on the Trust Fund, any of the REMICs provided for herein or the Certificateholders or cause any of the REMICs provided for herein to fail to qualify as a REMIC at any time that any Certificates are outstanding.

         Promptly after the execution of any amendment to this Agreement requiring the consent of Certificateholders, the Trustee or upon the written request of the Trustee to the Securities Administrator, the Securities Administrator shall furnish written notification of the substance of such amendment to each Certificateholder and each Rating Agency.

         It shall not be necessary for the consent of Certificateholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Securities Administrator may prescribe.

         Nothing in this Agreement shall require the Trustee or the Securities Administrator to enter into an amendment without receiving an Opinion of Counsel, satisfactory to the Trustee or the Securities Administrator that (i) such amendment is permitted and is not prohibited by this Agreement and that all requirements for amending this Agreement have been complied with; and (ii) either (A) the amendment does not adversely affect in any material respect the interests of any Certificateholder or (B) the conclusion set forth in the immediately preceding clause (A) is not required to be reached pursuant to this
Section 10.01.

         The Trustee may, but shall not be obligated to, enter into any supplement, modification or waiver which affects its rights, duties or obligations hereunder.

         SECTION 10.02. Counterparts.

         This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

         SECTION 10.03. Governing Law.

         THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO AND THE CERTIFICATEHOLDERS SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

         SECTION 10.04. Intention of Parties.

         It is the express intent of the parties hereto that the conveyance of the Mortgage Notes, Mortgages, assignments of Mortgages, title insurance policies and any modifications, extensions and/or assumption agreements and private mortgage insurance policies relating to the Mortgage Loans by the Depositor to the Trustee be, and be construed as, an absolute sale thereof to the Trustee. It is, further, not the intention of the parties that such conveyance be deemed a pledge thereof by the Depositor to the Trustee. However, in the event that, notwithstanding the intent of the parties, such assets are held to be the property of the Depositor, or if for any other reason this Agreement is held or deemed to create a security interest in such assets, then
(i) this Agreement shall be deemed to be a security agreement within the meaning of the Uniform Commercial Code of the State of New York and (ii) the conveyance provided for in this Agreement shall be deemed to be an assignment and a grant by the Depositor to the Trustee, for the benefit of the Certificateholders, of a security interest in all of the assets that constitute the Trust Fund, whether now owned or hereafter acquired.

         The Depositor for the benefit of the Certificateholders shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the assets of the Trust Fund, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement. The Depositor shall arrange for filing any Uniform Commercial Code continuation statements in connection with any security interest granted or assigned to the Trustee for the benefit of the Certificateholders.

         SECTION 10.05. Notices.

                  (a) The Securities Administrator shall use its best efforts to promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

                           (i) Any material change or amendment to this
Agreement;

                           (ii) The occurrence of any Event of Default that has
not been cured;

                           (iii) The resignation or termination of the Trustee,
the Securities Administrator, the Master Servicer or a Servicer and the appointment of any successor;

                           (iv) The repurchase or substitution of Mortgage Loans
pursuant to Sections 2.02 and 2.03;

                           (v) The final payment to Certificateholders; and

                           (vi) Any change in the location of the Certificate
Account.

                  (b) The Securities Administrator shall promptly furnish or make available to each Rating Agency copies of the following:

                           (i) Each report to Certificateholders described in
Section 4.05;

                           (ii) Each annual statement as to compliance described
in Section 3.17; and

                           (iii) Each annual independent public accountants'
servicing report described in Section 3.18.

All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when delivered to (a) in the case of the Depositor, Merrill Lynch Mortgage Investors, Inc. 250 Vesey Street, 4 World Financial Center, 10th Floor, New York, New York 10080, Attention: Asset-Backed Finance; (b) in the case of the Rating Agencies, (i) Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10041; and (ii) Moody's Investors Service, Inc., 99 Church Street, 4th Floor, New York, New York 10007; (c) in the case of Wilshire, Wilshire Credit Corporation, 14523 S.W. Millikan Way, Suite 200, Beaverton, Oregon 97005; (d) in the case of PHH, PHH Mortgage Corporation, 3000 Leadenhall Road, Mt. Laurel New Jersey 08054, Attention: Joe Suter, Mail Stop CM 1, President, (e) in the case of the Master Servicer and Securities Administrator, Wells Fargo Bank, N.A., 9062 Old Annapolis Road, Columbia, Maryland 21045,
Attention: Client Services Manager - Merrill Lynch Mortgage Investors Trust, Series 2005-SL2; (f) in the case of the Trustee, Deutsche Bank National Trust Company, 1761 East St. Andrew Place, Santa Ana, CA 92705, Attention: Trust Administration - ML05S2, and in the case of any of the foregoing persons, such other addresses as may hereafter be furnished by any such persons to the other parties to this Agreement. Notices to Certificateholders shall be deemed given when mailed, first class postage prepaid, to their respective addresses appearing in the Certificate Register.

         SECTION 10.06. Severability of Provisions.

         If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

         SECTION 10.07. Assignment.

         Notwithstanding anything to the contrary contained herein, except as provided pursuant to Section 6.02, this Agreement may not be assigned by a Servicer without the prior written consent of the Master Servicer and Depositor; provided, however, each Servicer is hereby authorized to enter into an Advance Facility under which (l) such Servicer sells, assigns or pledges to an Advancing Person such Servicer's rights under this Agreement to be reimbursed for any Advances or Servicing Advances and/or (2) an Advancing Person agrees to fund some or all Advances or Servicing Advances required to be made by such Servicer pursuant to this Agreement. No consent of the Trustee, Certificateholders or any other party is required before a Servicer may enter into an Advance Facility. Notwithstanding the existence of any Advance Facility under which an Advancing Person agrees to fund Advances and/or Servicing Advances on a Servicer's behalf, such Servicer shall remain obligated pursuant to this Agreement to make Advances and Servicing Advances pursuant to and as required by this Agreement, and shall not be relieved of such obligations by virtue of such Advance Facility.

         Reimbursement amounts shall consist solely of amounts in respect of Advances and/or Servicing Advances made with respect to the Mortgage Loans for which a Servicer would be permitted to reimburse itself in accordance with this Agreement, assuming such Servicer had made the related Advance(s) and/or Servicing Advance(s).

         Each Servicer shall maintain and provide to any successor Servicer a detailed accounting on a loan by loan basis as to amounts advanced by, pledged or assigned to, and reimbursed to any Advancing Person. The successor Servicer shall be entitled to rely on any such information provided by the predecessor Servicer, and the successor Servicer shall not be liable for any errors in such information.

         An Advancing Person who purchases or receives an assignment or pledge of the rights to be reimbursed for Advances and/or Servicing Advances, and/or whose obligations hereunder are limited to the funding of Advances and/or Servicing Advances shall not be required to meet the criteria for qualification of a Subservicer set forth in this Agreement.

         The documentation establishing any Advance Facility shall require that such reimbursement amounts distributed with respect to each Mortgage Loan be allocated to outstanding unreimbursed Advances or Servicing Advances (as the case may be) made with respect to that Mortgage Loan on a "first in, first out"
(FIFO) basis. Such documentation shall also require such Servicer to provide to the related Advancing Person or its designee loan by loan information with respect to each such reimbursement amount distributed to such Advancing Person or Advance Facility trustee on each Distribution Date, to enable the Advancing Person or Advance Facility trustee to make the FIFO allocation of each such reimbursement amount with respect to each Mortgage Loan. Such Servicer shall remain entitled to be reimbursed by the Advancing Person or Advance Facility trustee for all Advances and Servicing Advances funded by such Servicer to the extent the related rights to be reimbursed therefor have not been sold, assigned or pledged to an Advancing Person.

         Any amendment to this Section 10.07 or to any other provision of this Agreement that may be necessary or appropriate to effect the terms of an Advance Facility as described generally in this Section 10.07, including amendments to add provisions relating to a successor Servicer, may be entered into by the Trustee and such Servicer, without the consent of any Certificateholder notwithstanding anything to the contrary in this Agreement, upon receipt by the Trustee of an Opinion of Counsel that such amendment has no material adverse effect on the Certificateholders or written confirmation from the Rating Agencies that such amendment will not adversely affect the ratings on the Certificates. Prior to entering into an Advance Facility, the applicable Servicer shall notify the lender under such facility in writing that: (a) the Advances financed by and/or pledged to the lender are obligations owed to such Servicer on a non recourse basis payable only from the cash flows and proceeds received under this Agreement for reimbursement of Advances only to the extent provided herein, and the Master Servicer, the Trustee and the Trust Fund are not otherwise obligated or liable to repay any Advances financed by the lender; (b) such Servicer will be responsible for remitting to the lender the applicable amounts collected by it as reimbursement for Advances funded by the lender, subject to the restrictions and priorities created in this Agreement; and (c) the Trustee shall not have any responsibility to track or monitor the administration of the financing arrangement between such Servicer and the lender.

         SECTION 10.08. Limitation on Rights of Certificateholders.

         The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representative or heirs to claim an accounting or to take any action or commence any proceeding in any court for a petition or winding up of the Trust Fund, or otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

         No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

         No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates shall also have made written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such indemnity satisfactory to it as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 10.08, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

         SECTION 10.09. Inspection and Audit Rights.

         The Master Servicer and each Servicer each agree that, on reasonable prior notice, it will permit any representative of the Depositor or the Trustee during the Master Servicer's or the applicable

Servicer's normal business hours, to examine all the books of account, records, reports and other papers of the Master Servicer relating to the Mortgage Loans or such Servicer relating to the related Mortgage Loans, to make copies and extracts therefrom, to cause such books to be audited by independent certified public accountants selected by the Depositor or the Trustee and to discuss its affairs, finances and accounts relating to the Mortgage Loans (or in the case of a Servicer, relating to the related Mortgage Loans) with its officers, employees, agents, counsel and independent public accountants (and by this provision the Master Servicer and the Servicers each hereby authorizes such accountants to discuss with such representative such affairs, finances and accounts), all at such reasonable times and as often as may be reasonably requested. Any out-of-pocket expense incident to the exercise by the Depositor or the Trustee of any right under this Section 10.09 shall be borne by the party requesting such inspection (except in the case of the Trustee in which case such expenses shall be borne by the requesting Certificateholder(s)); all other such expenses shall be borne by the applicable Servicer or Master Servicer, as the case may be.

         SECTION 10.10. Certificates Nonassessable and Fully Paid.

         It is the intention of the Depositor that Certificateholders shall not be personally liable for obligations of the Trust Fund, that the interests in the Trust Fund represented by the Certificates shall be nonassessable for any reason whatsoever, and that the Certificates, upon due authentication thereof by the Authenticating Agent pursuant to this Agreement, are and shall be deemed fully paid.

                                   ARTICLE XI

            ADMINISTRATION AND MASTER SERVICING OF THE MORTGAGE LOANS

         SECTION 11.01. Master Servicer.

         The Master Servicer shall supervise, monitor and oversee the obligation of the Servicers to service and administer the Mortgage Loans in accordance with the terms of this Agreement and shall have full power and authority to do any and all things which it may deem necessary or desirable in connection with such master servicing and administration. In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with Accepted Master Servicing Practices. Furthermore, the Master Servicer shall oversee and consult with the Servicers as necessary from time to time to carry out the Master Servicer's obligations hereunder, shall receive, review and evaluate all reports, information and other data provided to the Master Servicer by the Servicers and shall cause the Servicers to perform and observe the covenants, obligations and conditions to be performed or observed by the Servicers under this Agreement. The Master Servicer shall independently and separately monitor the Servicers' servicing activities with respect to each related Mortgage Loan, reconcile the results of such monitoring with such information provided in the previous sentence on a monthly basis and coordinate corrective adjustments to the Servicers' and Master Servicer's records, and based on such reconciled and corrected information, shall cause the Securities Administrator to prepare the statements specified in Section 4.05 and any other information and statements required to be provided by the Master Servicer hereunder. The Master Servicer shall reconcile the results of its Mortgage Loan monitoring with the actual remittances of the Servicers to the Collection Account pursuant to the terms hereof based on information provided to the Master Servicer by the Servicers.

         The Trustee shall furnish any Servicer and/or the Master Servicer with any limited powers of attorney and other documents in form mutually acceptable to such parties as is necessary or appropriate to enable any Servicer and/or the Master Servicer to execute in the name of the Trustee, as applicable, all documents reasonably required to perform the servicing functions described in
Article III or this Article

XI. The Trustee shall have no responsibility for any action of the Master Servicer or any Servicer pursuant to any such limited power of attorney and shall be indemnified by the Master Servicer or a Servicer, as applicable, for any cost, liability or expense incurred by the Trustee in connection with such Person's use or misuse of any such power of attorney.

         The Master Servicer and the Securities Administrator shall provide access to the records and documentation in possession of the Master Servicer or the Securities Administrator regarding the related Mortgage Loans and REO Property and the master servicing and servicing thereof to the Certificateholders, the FDIC, and the supervisory agents and examiners of the FDIC, such access being afforded only upon reasonable prior written request and during normal business hours at the office of the Master Servicer or the Securities Administrator; provided, however, that, unless otherwise required by law, neither of the Master Servicer nor the Securities Administrator shall be required to provide access to such records and documentation if the provision thereof would violate the legal right to privacy of any Mortgagor. The Master Servicer and the Securities Administrator shall allow representatives of the above entities to photocopy any of the records and documentation and shall provide equipment for that purpose at a charge that covers the Master Servicer's or the Securities Administrator's actual costs.

         The Trustee shall execute and deliver to any Servicer or the Master Servicer upon request any court pleadings, requests for trustee's sale or other documents necessary or desirable with respect to (i) the foreclosure or trustee's sale with respect to a Mortgaged Property; (ii) any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or any other Mortgage Loan Document; (iii) obtain a deficiency judgment against the Mortgagor; or (iv) enforce any other rights or remedies provided by the Mortgage Note or any other Mortgage Loan Document or otherwise available at law or equity.

         SECTION 11.02. Monitoring of Servicers.

                  (a) The Master Servicer shall be responsible for monitoring the compliance by each Servicer with its duties under this Agreement. In the review of the Servicers' activities, the Master Servicer may rely upon an Officer's Certificate of a Servicer with regard to such Servicer's compliance with the terms of this Agreement. In the event that the Master Servicer, in its judgment, determines that a Servicer should be terminated in accordance with the terms hereof, or that a notice should be sent pursuant to the terms hereof with respect to the occurrence of an event that, unless cured, would constitute a Servicer Event of Default, the Master Servicer shall notify such Servicer, the Seller and the Trustee thereof and the Master Servicer shall issue such notice or take such other action as it deems appropriate.

                  (b) The Master Servicer, for the benefit of the Securities Administrator and the Certificateholders, shall enforce the obligations of each Servicer under this Agreement and shall, in the event that a Servicer fails to perform its obligations in accordance with this Agreement, subject to the preceding paragraph, Section 3.04 and Article VII, terminate the rights and obligations of such Servicer hereunder in accordance with the provisions of
Article VII. Such enforcement, including, without limitation, the legal prosecution of claims and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Master Servicer shall pay the costs of such enforcement at its own expense, provided that the Master Servicer shall not be required to prosecute or defend any legal action except to the extent that the Master Servicer shall have received reasonable indemnity for its costs and expenses in pursuing such action.

                  (c) Upon termination of the rights of a Servicer upon such Servicer's failure to perform its obligations in accordance with this Agreement, the Master Servicer shall be entitled to be reimbursed by such Servicer (or from amounts on deposit in the Collection Account if the Servicer is unable to fulfill its obligations hereunder) for all reasonable out-of-pocket or third party costs associated with the transfer of servicing from a predecessor Servicer (or if the predecessor Servicer is the Master Servicer, from the Servicer immediately preceding the Master Servicer), including, without limitation, any reasonable out-of-pocket or third party costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Master Servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the Master Servicer to service the Mortgage Loans properly and effectively, upon presentation of reasonable documentation of such costs and expenses.

                  (d) The Master Servicer shall require the Servicers to comply with the remittance requirements and other obligations set forth in this Agreement.

                  (e) If the Master Servicer acts as successor to a Servicer, it will not assume liability for the representations and warranties of the terminated Servicer.

         SECTION 11.03. Fidelity Bond.

         The Master Servicer, at its expense, shall maintain in effect a blanket fidelity bond and an errors and omissions insurance policy, affording coverage with respect to all directors, officers, employees and other Persons acting on such Master Servicer's behalf, and covering errors and omissions in the performance of the Master Servicer's obligations hereunder. The errors and omissions insurance policy and the fidelity bond shall be in such form and amount generally acceptable for entities serving as master servicers or trustees.

         SECTION 11.04. Power to Act; Procedures.

         The Master Servicer shall master service the Mortgage Loans and shall have full power and authority, subject to the REMIC Provisions and the provisions of Section 8.12, to do any and all things that it may deem necessary or desirable in connection with the master servicing and administration of the Mortgage Loans, including but not limited to the power and authority (i) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages, (iii) to collect any Insurance Proceeds and Liquidation Proceeds, and (iv) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan, in each case, in accordance with the provisions of this Agreement; provided, however, that the Master Servicer shall not (and, consistent with its responsibilities under Section 11.02, shall not permit a Servicer to) knowingly or intentionally take any action, or fail to take (or fail to cause to be taken) any action reasonably within its control and the scope of duties more specifically set forth herein, that, under the REMIC Provisions, if taken or not taken, as the case may be, would cause any REMIC formed hereby to fail to qualify as a REMIC or result in the imposition of a tax upon the Trust Fund (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) unless the Master Servicer has received an Opinion of Counsel (but not at the expense of the Master Servicer) to the effect that the contemplated action will not cause any REMIC formed hereby to fail to qualify as a REMIC or result in the imposition of a tax upon any REMIC. The Trustee shall furnish the Master Servicer, upon written request from a Servicing Officer, with any powers of attorney empowering the Master Servicer to execute and deliver instruments of satisfaction or cancellation, or of partial or full release or discharge, and to foreclose upon or otherwise liquidate Mortgaged Property, and to appeal, prosecute or defend in any court action relating to the Mortgage Loans or the Mortgaged Property, in accordance with this Agreement, and the Trustee shall execute and deliver such other documents, as the Master Servicer may request, to enable the Master Servicer to master service and administer the Mortgage

Loans and carry out its duties hereunder, in each case in accordance with Accepted Master Servicing Practices (and the Trustee shall have no liability for the use or misuse of any such powers of attorney by the Master Servicer and shall be indemnified by the Master Servicer for any cost, liability or expense incurred by the Trustee in connection with such Person's use or misuse of any such power of attorney). If the Master Servicer or the Trustee has been advised that it is likely that the laws of the state in which action is to be taken prohibit such action if taken in the name of the Trustee or that the Trustee would be adversely affected under the "doing business" or tax laws of such state if such action is taken in its name, the Master Servicer shall join with the Trustee in the appointment of a co-Trustee pursuant to Section 8.11. In the performance of its duties hereunder, the Master Servicer shall be an independent contractor and shall not, except in those instances where it is taking action in the name of the Trustee, be deemed to be the agent of the Trustee.

         SECTION 11.05. Documents, Records and Funds in Possession of Master Servicer To Be Held for Trustee.

                  (a) The Master Servicer shall transmit to the Trustee such documents and instruments coming into the possession of the Master Servicer from time to time as are required by the terms hereof to be delivered to the Trustee. Any funds received by the Master Servicer in respect of any Mortgage Loan or which otherwise are collected by the Master Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan shall be deposited in the Certificate Account. The Master Servicer shall, and shall cause the Servicers to, provide access to information and documentation regarding the Mortgage Loans to the Securities Administrator, its agents and accountants at any time upon reasonable request and during normal business hours, and to Certificateholders that are savings and loan associations, banks or insurance companies, the OTS, the FDIC and the supervisory agents and examiners of such Office and Corporation or examiners of any other federal or state banking or insurance regulatory authority if so required by applicable regulations of the Office of Thrift Supervision or other regulatory authority, such access to be afforded without charge but only upon reasonable request in writing and during normal business hours at the offices of the Master Servicer designated by it. In fulfilling such a request the Master Servicer shall not be responsible for determining the sufficiency of such information.

                  (b) All Mortgage Files and funds collected or held by, or under the control of, the Master Servicer, in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds or Insurance Proceeds, shall be deposited in the Certificate Account.

         SECTION 11.06. Trustee to Retain Possession of Certain Insurance Policies and Documents.

         The Trustee shall retain possession and custody of the originals (to the extent available) of any primary mortgage insurance policies, or certificate of insurance if applicable, and any certificates of renewal as to the foregoing as may be issued from time to time as contemplated by this Agreement. Until all amounts distributable in respect of the Certificates has been distributed in full and the Master Servicer and the Servicers have otherwise fulfilled their respective obligations under this Agreement, the Trustee shall also retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions of this Agreement. The Master Servicer shall promptly deliver or cause to be delivered to the Trustee, upon the execution or receipt thereof the originals of any primary mortgage insurance policies, any certificates of renewal, and such other documents or instruments that constitute the Mortgage File that come into the possession of the Master Servicer from time to time.

         SECTION 11.07. Compensation for the Master Servicer and the Securities Administrator.

         As compensation for the activities of the Securities Administrator hereunder, the Securities Administrator shall be entitled to the income from investment of or earnings on the funds from time to time in the Certificate Account, and the Securities Administrator shall also be entitled to reimbursement for certain expenses as provided herein. In addition, the Securities Administrator shall be entitled to the Securities Administrator Fee. Each of the Master Servicer and the Securities Administrator shall be required to pay all expenses incurred by it in connection with its activities hereunder and shall not be entitled to reimbursement therefor except as provided in this Agreement.

         SECTION 11.08. Annual Statement as to Compliance.

         Pursuant to this Agreement, the Master Servicer shall deliver to the Depositor and the Trustee and on or before March 15 of each year beginning in 2006 (or such other date as to which the Depositor gives the Master Servicer at least 30 days prior notice) in order to remain in compliance with the Section 302 Requirements, an Officer's Certificate stating, as to each signatory thereof, that (i) a review of the activities of the Master Servicer during the preceding calendar year and of its performance under this Agreement or a similar agreement has been made under such officer's supervision, and (ii) to the best of such officers' knowledge, based on such review, the Master Servicer has fulfilled all of its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officers and the nature and status thereof. The Securities Administrator shall forward a copy of each such statement received by it to each Rating Agency. Copies of such statement shall be provided by the Securities Administrator to any Certificateholder upon written request at the Certificateholder's expense, provided such statement has been delivered by the Master Servicer to the Securities Administrator.

         SECTION 11.09. Periodic Filings.

                  (a) As part of the Form 10-K required to be filed pursuant to the terms of this Agreement, the Master Servicer shall include the accountants' report required pursuant to Section 3.18, the Officer's Certificate delivered by each Servicer pursuant to Section 3.17 relating to each Servicer's performance of its obligations under this Agreement and the Officer's Certificate delivered by the Master Servicer pursuant to Section 11.08 relating to the Master Servicer's performance of its obligations under this Agreement.

                  (b) The Master Servicer shall prepare for filing, and execute (other than the initial filings and the Form 10-Ks), on behalf of the Trust Fund, and file with the Securities and Exchange Commission, (i) within 15 days after each Distribution Date in each month, each Monthly Statement on Form 8-K under the Exchange Act executed by the Master Servicer, (ii) on or before March 30 of each year beginning in 2006 or such other date in order to remain in compliance with the Section 302 Requirements, a Form 10-K under the Exchange Act executed by the Master Servicer, including any certification (the "Certification") required by the Section 302 Requirements, and (iii) any and all reports, statements and information respecting the Trust Fund and/or the Certificates required to be filed on behalf of the Trust Fund under the Exchange Act. The Certification and Form 10-K shall be executed by a senior officer of the Master Servicer. Upon such filing with the Securities and Exchange Commission, the Master Servicer shall promptly deliver to the Depositor a copy of any such executed report, statement or information. Prior to making any such filings and certifications, the Master Servicer shall comply with the provisions set forth in this Section. Unless the Depositor otherwise directs, the Master Servicer shall file a Form 15 under the Exchange Act. The Depositor hereby grants to the Master Servicer a limited power of attorney to execute and file each such document on behalf of the Depositor. Such power of attorney shall continue until either the earlier of (i) receipt by the Master Servicer from the Depositor of written termination of such power of attorney and (ii) the termination of the Trust Fund. The Depositor agrees to promptly furnish to the Master Servicer, from time to time upon request, such further information, reports, and financial statements within its control related to this Agreement and the Mortgage Loans as the Depositor reasonably deems appropriate to prepare and file all necessary reports with the Commission. The Master Servicer shall have no responsibility to file any items other than those specified in this Section.

                  (c) [RESERVED]

                  (d) The obligations set forth in paragraphs (a) through (c) of this Section shall only apply with respect to periods for which the Master Servicer is obligated to file Form 8-Ks and 10-Ks pursuant to paragraph (b) of this Section. In the event a Form 15 is properly filed pursuant to paragraph (b) of this Section, there shall be no further obligations under paragraphs (a) through (c) of this Section with respect to the fiscal year in which the Form 15 is filed (other than the obligations in paragraphs (a) and (b) of this Section to be performed in such fiscal year that relate back to the prior fiscal year).

         SECTION 11.10. Obligation of the Master Servicer in Respect of Prepayment Interest Shortfalls.

         In the event a Prepayment Interest Shortfall occurs, the Master Servicer shall deposit in the Certificate Account not later than the related Distribution Date an amount equal to the aggregate Prepayment Interest Shortfalls attributable to Principal Prepayments on the related Mortgage Loans for the related Distribution Date, to the extent such Prepayment Interest Shortfalls were required to be, but were not so paid by, the applicable Servicer.

         IN WITNESS WHEREOF, the Depositor, the Trustee, the Securities Administrator, the Master Servicer, and each Servicer have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                    MERRILL LYNCH MORTGAGE INVESTORS, INC.,
                                           as Depositor

                                    By:
                                       -----------------------------------------
                                    Name:
                                    Title:

                                    DEUTSCHE BANK NATIONAL TRUST COMPANY
                                            as Trustee

                                    By:
                                       -----------------------------------------
                                    Name:
                                    Title:

                                    By:
                                       -----------------------------------------
                                    Name:
                                    Title:

                                    WELLS FARGO BANK, N.A.,
                                             as Securities Administrator

                                    By:
                                       -----------------------------------------
                                    Name: Sandra Whalen
                                    Title: Vice President

                                    WELLS FARGO BANK, N.A.,
                                             as Master Servicer

                                    By:
                                       -----------------------------------------
                                    Name: Sandra Whalen
                                    Title: Vice President

                                    WILSHIRE CREDIT CORPORATION,
                                             as Servicer

                                    By:
                                       -----------------------------------------
                                    Name:
                                    Title:

                                    PHH MORTGAGE CORPORATION,
                                             as Servicer

                                    By:
                                       -----------------------------------------
                                    Name:
                                    Title:

                                    EXHIBIT A

                              FORMS OF CERTIFICATES
                             [INTENTIONALLY OMITTED]

                                    EXHIBIT B

                             MORTGAGE LOAN SCHEDULE
                             [INTENTIONALLY OMITTED]

                                    EXHIBIT C

                                   [RESERVED]

                                    EXHIBIT D

                         FORM OF CUSTODIAN CERTIFICATION

                                     [DATE]


Merrill Lynch Mortgage Investors, Inc.
250 Vesey Street
4 World Financial Center, 10th Floor
New York, New York 10080

Deutsche Bank National Trust Company
1761 East St. Andrew Place
Santa Ana, California  92705

Re: Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2005-SL2

Ladies and Gentlemen:

         In accordance with Section 2.02 of the Pooling and Servicing Agreement dated as of June 1, 2005 among Merrill Lynch Mortgage Investors, Inc., as depositor, Wells Fargo Bank, N.A., as master servicer and securities administrator, Deutsche Bank National Trust Company, as trustee, Wilshire Credit Corporation, as servicer and PHH Mortgage Corporation, as servicer (the "Pooling and Servicing Agreement"), the undersigned, as custodian, hereby certifies that [, except as set forth in Schedule A hereto,] as to each Mortgage Loan listed in the Mortgage Loan Schedule attached hereto (other than any Mortgage Loan paid in full or listed on the attachment hereto) it has reviewed the Mortgage File and the Mortgage Loan Schedule and has determined that:

         (i) All documents in the Mortgage File required to be delivered to the Custodian pursuant to Section 2.01 of the Pooling and Servicing Agreement are in its possession;

         (ii) In connection with each Mortgage Loan or Assignment thereof as to which documentary evidence of recording was not received on the Closing Date, it has received evidence of such recording; and

         (iii) Such documents have been reviewed by it and appear regular on their face and relate to such Mortgage Loan.

         The custodian has made no independent examination of any documents contained in each Mortgage File beyond confirming (i) that the Mortgage Loan number, the name of the Mortgagor, the street address (excluding zip code), the mortgage interest rate at origination, the gross margin (if applicable), the lifetime rate cap (if applicable), the periodic rate cap (if applicable), the original principal balance, the first payment due date and the original maturity date in each Mortgage File conform to the respective Mortgage Loan number and name listed on the Mortgage Loan Schedule and (ii) the existence in each Mortgage File of each of the documents listed in subparagraphs (i)(A) through
(E), as applicable, inclusive, of Section 2.01 in the Agreement. The custodian makes no representations or warranties as to the validity, legality, recordability, sufficiency, enforceability, due authorization or genuineness of any of the documents contained in each Mortgage Loan or the collectibility, insurability, effectiveness, priority, perfection or suitability of any such Mortgage Loan.

         Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-referenced Pooling and Servicing Agreement.


                                      WELLS FARGO BANK, N.A.
                                          as Custodian


                                      By:
                                         ---------------------------------------
                                      Name:
                                           -------------------------------------
                                      Title:
                                            ------------------------------------

                                   EXHIBIT E-1

                    FORM OF TRANSFEREE'S LETTER AND AFFIDAVIT

                                     [DATE]


Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention:        Corporate Trust Services -- Merrill Lynch Mortgage Investors
                  Trust, Series 2005-SL2

Ladies and Gentlemen:

         We propose to purchase Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2005-SL2, Class R, described in the Prospectus Supplement, dated June 24, 2005, as supplemented by the Supplements dated June 28, 2005 and July 5, 2005, and Prospectus, dated January 19, 2005.

         1. We certify that (a) we are not a disqualified organization and (b) we are not purchasing such Class R Certificate on behalf of a disqualified organization; for this purpose the term "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (except any entity treated as other than an instrumentality of the foregoing for purposes of Section 168(h)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Code")), any organization (other than a cooperative described in Section 521 of the Code) that is exempt from taxation under the Code (unless such organization is subject to tax on excess inclusions) and any organization that is described in Section 1381(a)(2)(C) of the Code. We understand that any breach by us of this certification may cause us to be liable for an excise tax imposed upon transfers to disqualified organizations.

         2. We certify that (a) we have historically paid our debts as they became due, (b) we intend, and believe that we will be able, to continue to pay our debts as they become due in the future, (c) we understand that, as beneficial owner of the Class R Certificate, we may incur tax liabilities in excess of any cash flows generated by the Class R Certificate, and (d) we intend to pay any taxes associated with holding the Class R Certificate as they become due and (e) we will not cause income from the Class R Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of ours or another U.S. taxpayer.



                                     E-1-1

         3. We acknowledge that we will be the beneficial owner of the Class R Certificate and:(1)

         ___________ The Class R Certificate will be registered in our name.

         ___________ The Class R Certificate will be held in the name of our nominee, _________________, which is not a disqualified organization.

         4. We certify that we are not an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), a plan subject to Section 4975 of the Code or a plan subject to federal, state, local, non-U.S. or other law substantively similar to the foregoing provisions of ERISA or the Code (each, a "Plan"), and are not directly or indirectly acquiring the Class R Certificate on behalf of or with any assets of a Plan.

         5. We certify that (i) we are a U.S. person or (ii) we will hold the Class R Certificate in connection with the conduct of a trade or business within the United States and have furnished the transferor and the Securities Administrator with a duly completed and effective Internal Revenue Service Form W-8ECI or successor form at the time and in the manner required by the Code; for this purpose the term "U.S. person" means a citizen or resident of the United States, a corporation, or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any State thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more such U.S. persons have the authority to control all substantial decisions of the trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons. We agree that any breach by us of this certification shall render the transfer of any interest in the Class R Certificate to us absolutely null and void and shall cause no rights in the Class R Certificate to vest in us.

         6. We agree that in the event that at some future time we wish to transfer any interest in the Class R Certificate, we will transfer such interest in the Class R Certificate only (a) to a transferee that (i) is not a disqualified organization and is not purchasing such interest in the Class R Certificate on behalf of a disqualified organization, (ii) is a U.S. person or will hold the Class R Certificate in connection with the conduct of a trade or business within the United States and will furnish us and the Securities Administrator with a duly completed and effective Internal Revenue Service Form W-8ECI or successor form at the time and in the manner required by the Code and
(iii) has delivered to the Securities Administrator a letter in the form of this letter (including the affidavit appended hereto) and, we will provide the Securities Administrator a written statement substantially in the form of Exhibit E-2 to the Pooling and Servicing Agreement.

         7. We hereby designate _______________________ as our fiduciary to act as the tax matters person for each of the REMICs provided for in the Pooling and Servicing Agreement.


                                   Very truly yours,

                                   [PURCHASER]


----------

(1) Check appropriate box and if necessary fill in the name of the Transferee's nominee.



                                     E-1-2

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


Accepted as of              , 200
               ---------- --     --

MERRILL LYNCH MORTGAGE INVESTORS, INC.

By:
   -----------------------------
   Name:
   Title:



                                     E-1-3

                                   APPENDIX A

                                   Affidavit pursuant to (i) Section 860E(e)(4) of the Internal Revenue Code of 1986, as amended, and (ii) certain provisions of the Pooling and Servicing Agreement

Under penalties of perjury, the undersigned declares that the following is true:

                  1.       He or she is an officer of _________________________
                           (the "Transferee"),

                  2. the Transferee's Employer Identification number is __________,

                  3. the Transferee is not a "disqualified organization" (as defined below), has no plan or intention of becoming a disqualified organization, and is not acquiring any of its interest in the Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2005-SL2, Class R Certificate on behalf of a disqualified organization or any other entity,

                  4. unless Merrill Lynch Mortgage Investors, Inc. ("MLMI") has consented to the transfer to the Transferee by executing the form of Consent affixed as Appendix B to the Transferee's Letter to which this Certificate is affixed as Appendix A, the Transferee is a "U.S. person" (as defined below),

                  5. that no purpose of the transfer is to avoid or impede the assessment or collection of tax,

                  6. the Transferee has historically paid its debts as they became due,

                  7. the Transferee intends, and believes that it will be able, to continue to pay its debts as they become due in the future,

                  8. the Transferee understands that, as beneficial owner of the Class R Certificate, it may incur tax liabilities in excess of any cash flows generated by the Class R Certificate,

                  9. the Transferee intends to pay any taxes associated with holding the Class R Certificate as they become due,

                  10. the Transferee consents to any amendment of the Pooling and Servicing Agreement that shall be deemed necessary by MLMI (upon advice of counsel) to constitute a reasonable arrangement to ensure that the Class R Certificate will not be owned directly or indirectly by a disqualified organization, and

                  11. IF BRACKETED, THE FOLLOWING CERTIFICATIONS ARE INAPPLICABLE [the transfer is not a direct or indirect transfer of the Class R Certificate to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the Transferee, and as to each of the residual interests represented by the Class R Certificate, the present value of



                                     E-1-4
                           the anticipated tax liabilities associated with holding such residual interest does not exceed the sum of:

                  12. the present value of any consideration given to the Transferee to acquire such residual interest;

                  13. the present value of the expected future distributions on such residual interest; and

                  14. the present value of the anticipated tax savings associated with holding such residual interest as the related REMIC generates losses.

         For purposes of this declaration, (i) the Transferee is assumed to pay tax at a rate equal to the highest rate of tax specified in Section 11(b)(1) of the Code, but the tax rate specified in Section 55(b)(1)(B) of the Code may be used in lieu of the highest rate specified in
         Section 11(b)(1) of the Code if the Transferee has been subject to the alternative minimum tax under Section 55 of the Code in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate, and (ii) present values are computed using a discount rate equal to the Federal short-term rate prescribed by Section 1274(d) of the Code for the month of the transfer and the compounding period used by the Transferee;]

[(11) (A) at the time of the transfer, and at the close of each of the Transferee's two fiscal years preceding the Transferee's fiscal year of transfer, the Transferee's gross assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed $10 million; and

         (B) the Transferee is an eligible corporation as defined in Treasury regulations Section 1.860E-1(c)(6)(i) and has agreed in writing that any subsequent transfer of the Class R Certificate will be to another eligible corporation in a transaction that satisfies Treasury regulation Sections 1.860E-1(c)(4)(i), 1.860E-1(c)(4)(ii), 1.860E-1(c)(4)(iii) and
                  1.860E-1(c)(5) and such transfer will not be a direct or indirect transfer to a foreign permanent establishment (within the meaning of an applicable income tax treaty) of a domestic corporation.

For purposes of this declaration, the gross and net assets of the Transferee do not include any obligation of any related person as defined in Treasury regulation Section 1.860E-1(c)(6)(ii) or any other asset if a principal purpose for holding or acquiring the other asset is to permit the Transferee to make this declaration or to satisfy the requirements of Treasury regulation Section 1.860E-1(c)(5)(i).]

(12) The Transferee will not cause income from the Class R Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the Transferee or another U.S. taxpayer.

For purpose of this affidavit, the term "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (except any entity treated as other than an instrumentality of the foregoing for purposes of Section 168(h)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Code")), any organization (other than a cooperative described in Section 521 of the Code) that is exempt from taxation under the Code (unless such organization is subject to tax on excess inclusions) and any organization that is described in Section 1381(a)(2)(C) of the Code and the term "U.S. Person" means a citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership,



                                     E-1-5

Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to Unites States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust, (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).


--------------------------------------------

By:
   -----------------------------------------

   -----------------------------------------


   Address of Investor for receipt of distribution:



   Address of Investor for receipt of tax information:

   (Corporate Seal)

   Attest:

   -----------------------------------------
                                            , Secretary
   -----------------------------------------



                                     E-1-6

Personally appeared before me the above-named ______________, known or proved to me to be the same person who executed the foregoing instrument and to be the _______ of the Investor, and acknowledged to me that he executed the same as his free act and deed and the free act and deed of the Investor.

Subscribed and sworn before me this _______ day of ______, 200_ .



----------------------------------------------
Notary Public

County of
         -------------------------------------
State of
        --------------------------------------
My commission expires the       day of
                          -----        -------

                                             By:
                                                --------------------------------
                                                Name:
                                                Title:
Dated:
       -----------



                                     E-1-7

                                   EXHIBIT E-2

                         FORM OF TRANSFEROR'S AFFIDAVIT

                                     [DATE]


Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention:  Corporate Trust Services - Merrill Lynch Mortgage Investors Trust,
            Series 2005-SL2

Re: Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2005-SL2

         _______________________ (the "Transferor") has reviewed the attached affidavit of _____________________________ (the "Transferee"), and has no actual knowledge that such affidavit is not true, and has no reason to believe that the Transferee has the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to the Class R Certificate referred to in the attached affidavit. In addition, the Transferor has conducted a reasonable investigation at the time of the transfer and found that the Transferee had historically paid its debts as they came due and found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due.


                                       Very truly yours,

                                       ----------------------------------
                                       Name:
                                       Title:



                                     E-2-1

                                    EXHIBIT F

                         FORM OF TRANSFEROR CERTIFICATE

                                     [DATE]


Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention:  Corporate Trust Services - Merrill Lynch Mortgage Investors Trust,
            Series 2005-SL2

RE: Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2005-SL2

Ladies and Gentlemen:

         In connection with our disposition of the Class [____] Certificate, we certify that (a) we understand that the Certificates have not been registered under the Securities Act of 1933, as amended (the "Act"), and are being disposed by us in a transaction that is exempt from the registration requirements of the Act and (b) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action that would result in, a violation of Section 5 of the Act. All capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement dated as of June 1, 2005, among Merrill Lynch Mortgage Investors, Inc., as depositor, Wells Fargo Bank, N.A., as master servicer and securities administrator, Deutsche Bank National Trust Company, as trustee, Wilshire Credit Corporation, as servicer and PHH Mortgage Corporation, as servicer.


                                            Very truly yours,

                                            ------------------------------------
                                            Name of Transferor


                                            By:
                                               ---------------------------------
                                            Name:
                                            Title:

                                    EXHIBIT G

                            FORM OF INVESTMENT LETTER
                              (ACCREDITED INVESTOR)

                                     [DATE]


Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention:    Corporate Trust Services - Merrill Lynch Mortgage Investors Trust,
              Series 2005-SL2

         Re: Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2005-SL2

Ladies and Gentlemen:

         ______________ (the "Purchaser") intends to purchase from
________________ (the "Transferor") $_______ by original principal balance (the "Transferred Certificates") of Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2005-SL2, Class [____] (the "Certificates"), issued pursuant to a Pooling and Servicing Agreement, dated as of June 1, 2005 (the "Pooling and Servicing Agreement"), among Merrill Lynch Mortgage Investors, Inc., as depositor (the "Depositor"), Wells Fargo Bank, N.A. as master servicer (the "Master Servicer") and securities administrator (the "Securities Administrator"), Deutsche Bank National Trust Company, as trustee (the "Trustee"), Wilshire Credit Corporation, as servicer (a "Servicer") and PHH Mortgage Corporation, as servicer (a "Servicer" and together with Wilshire Credit Corporation, the "Servicers"). [THE PURCHASER INTENDS TO REGISTER THE TRANSFERRED CERTIFICATE IN THE NAME OF ____________________, AS NOMINEE FOR _________________.] All terms used and not otherwise defined herein shall have the meanings set forth in the Pooling and Servicing Agreement.

         For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Purchaser certifies, represents and warrants to, and covenants with, the Depositor and the Securities Administrator that:

         1. The Purchaser understands that (a) the Certificates have not been registered or qualified under the Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any state, (b) neither the Depositor nor the Securities Administrator is required, and neither of them intends, to so register or qualify the Certificates, (c) the Certificates cannot be resold unless (i) they are registered and qualified under the Securities Act and the applicable state securities laws or (ii) an exemption from registration and qualification is available and (d) the Pooling and Servicing Agreement contains restrictions regarding the transfer of the Certificates.

         2. The Certificates (other than the Class R Certificate) will bear a legend to the following effect:

         THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE "1940 ACT") OR ANY STATE SECURITIES OR "BLUE SKY" LAWS,

         AND MAY NOT, DIRECTLY OR INDIRECTLY, BE SOLD OR OTHERWISE TRANSFERRED, OR OFFERED FOR SALE, UNLESS SUCH TRANSFER IS NOT SUBJECT TO REGISTRATION UNDER THE ACT, THE 1940 ACT AND ANY APPLICABLE STATE SECURITIES LAWS AND SUCH TRANSFER ALSO COMPLIES WITH THE OTHER PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT. IF THE CERTIFICATE IS A DEFINITIVE CERTIFICATE, NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE UNLESS THE SECURITIES ADMINISTRATOR SHALL HAVE RECEIVED, IN FORM AND SUBSTANCE SATISFACTORY TO THE SECURITIES ADMINISTRATOR (A) AN INVESTMENT LETTER FROM THE PROSPECTIVE INVESTOR; AND (B) REPRESENTATIONS FROM THE TRANSFEROR REGARDING THE OFFERING AND SALE OF THE CERTIFICATES.

         3. The ERISA Restricted Certificates (other than the Class R Certificates) will bear a legend to the following effect:

         NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE UNLESS THE SECURITIES ADMINISTRATOR HAS RECEIVED (A) A REPRESENTATION THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), A PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") OR A PLAN SUBJECT TO STATE, LOCAL, FEDERAL, NON-U.S. OR OTHER LAW SUBSTANTIVELY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE ("SIMILAR LAW") (COLLECTIVELY, A "PLAN"), AND IS NOT DIRECTLY OR INDIRECTLY ACQUIRING THIS CERTIFICATE BY, ON BEHALF OF, OR WITH ANY ASSETS OF ANY SUCH PLAN, (B) IF THE CERTIFICATE HAS BEEN THE SUBJECT OF AN ERISA-QUALIFYING UNDERWRITING, A REPRESENTATION THAT SUCH TRANSFEREE IS AN INSURANCE COMPANY THAT IS ACQUIRING THE CERTIFICATE WITH ASSETS OF AN "INSURANCE COMPANY GENERAL ACCOUNT" AS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 95-60 AND THE ACQUISITION AND HOLDING OF THE CERTIFICATE ARE COVERED AND EXEMPT UNDER SECTIONS I AND III OF PTCE 95-60, OR (C) SOLELY IN THE CASE OF A DEFINITIVE CERTIFICATE, AN OPINION OF COUNSEL SATISFACTORY TO THE SECURITIES ADMINISTRATOR, AND UPON WHICH THE SECURITIES ADMINISTRATOR SHALL BE ENTITLED TO RELY, TO THE EFFECT THAT THE ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY THE PROSPECTIVE TRANSFEREE WILL NOT CONSTITUTE OR RESULT IN A NONEXEMPT PROHIBITED TRANSACTION UNDER TITLE I OF ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION OF SIMILAR LAW AND WILL NOT SUBJECT THE TRUSTEE, THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR, THE SERVICERS OR THE DEPOSITOR TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN BY SUCH ENTITIES IN THE POOLING AND SERVICING AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE TRUSTEE, THE MASTER SERVICERS, THE SECURITIES ADMINISTRATOR, THE SERVICER OR THE DEPOSITOR. IF THE CERTIFICATE IS NOT A DEFINITIVE CERTIFICATE, THE TRANSFEREE IS DEEMED TO HAVE MADE THE REPRESENTATION IN (A) OR (B) ABOVE.

         4. The Class R Certificate will bear a legend to the following effect:

         THIS CLASS R CERTIFICATE MAY NOT BE TRANSFERRED, EXCEPT IN ACCORDANCE WITH SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT

         AND THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE ONLY IN ACCORDANCE WITH SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT. NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE UNLESS THE SECURITIES ADMINISTRATOR SHALL HAVE RECEIVED, IN FORM AND SUBSTANCE SATISFACTORY TO THE SECURITIES ADMINISTRATOR (A) A TRANSFER AFFIDAVIT FROM THE PROSPECTIVE INVESTOR; AND (B) AN AFFIDAVIT FROM THE TRANSFEROR REGARDING THE OFFERING AND SALE OF THE CERTIFICATE.

         NO TRANSFER OF THIS CERTIFICATE SHALL BE REGISTERED UNLESS THE PROSPECTIVE TRANSFEREE PROVIDES THE SECURITIES ADMINISTRATOR WITH A REPRESENTATION THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO STATE, LOCAL, FEDERAL, NON-U.S. OR OTHER LAW SUBSTANTIVELY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE ("SIMILAR LAW"), AND IS NOT DIRECTLY OR INDIRECTLY ACQUIRING THIS CERTIFICATE BY, ON BEHALF OF, OR WITH ANY ASSETS OF ANY SUCH PLAN.

         5. The Purchaser is acquiring the Transferred Certificates for its own account [FOR INVESTMENT ONLY] * and not with a view to or for sale or other transfer in connection with any distribution of the Transferred Certificates in any manner that would violate the Securities Act or any applicable state securities laws, subject, nevertheless, to the understanding that disposition of the Purchaser's property shall at all times be and remain within its control.

         6. The Purchaser (a) is a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters, and in particular in such matters related to securities similar to the Certificates, such that it is capable of evaluating the merits and risks of investment in the Certificates, (b) is able to bear the economic risks of such an investment and (c) is an "accredited investor" within the meaning of Rule 501(a) promulgated pursuant to the Securities Act.

         7. The Purchaser will not nor has it authorized nor will it authorize any person to (a) offer, pledge, sell, dispose of or otherwise transfer any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicit any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) otherwise approach or negotiate with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) make any general solicitation by means of general advertising or in any other manner, or (e) take any other action, that would constitute a distribution of any Certificate under the Securities Act or the Investment Company Act of 1940, as amended (the "1940 Act"), that would render the disposition of any Certificate a violation of Section 5 of the Securities Act or any state securities law, or that would require registration or qualification pursuant thereto. Neither the Purchaser nor anyone acting on its behalf has offered the Certificates for sale or made any general solicitation by means of general advertising or in any other manner with respect to the Certificates. The Purchaser will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.


----------

*        No required of a broker/dealer purchaser.

         8. The Purchaser of an ERISA Restricted Certificate (other than the Class R Certificate) (A) is not an employee benefit plan subject to Title I of ERISA, a plan subject to Section 4975 of the Code, a plan subject to any state, local, federal, non-U.S. or other law substantively similar to the foregoing provisions of ERISA or the Code ("Similar Law") and is not directly or indirectly acquiring such Certificates by, on behalf of, or with any assets of any such plan, or (B) if the Certificate has been the subject of an ERISA-Qualifying Underwriting, is an insurance company that is acquiring the Certificate with assets of an "insurance company general account," as defined in
Section V(e) of Prohibited Transaction Class Exemption ("PTCE") 95-60, and the acquisition and holding of the Certificate are covered and exempt under Sections I and III of PTCE 95-60, or (C) solely in the event the Certificate is a Definitive Certificate, herewith delivers an Opinion of Counsel satisfactory to the Securities Administrator, and upon which the Securities Administrator shall be entitled to rely, to the effect that the acquisition and holding of the Certificate will not constitute or result in a nonexempt prohibited transaction under Title I of ERISA or Section 4975 of the Code, or a violation of Similar Law, and will not subject the Trustee, the Master Servicer, the Securities Administrator, the Servicers or the Depositor to any obligation in addition to those expressly undertaken in the Pooling and Servicing Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the Master Servicer, the Securities Administrator, the Servicers or the Depositor.

         9. The Purchaser of a Class R Certificate is not an employee benefit plan subject to Title I of ERISA, a plan subject to Section 4975 of the Code, a plan subject to any state, local, federal, non-U.S. or other law substantively similar to the foregoing provisions of ERISA or the Code ("Similar Law"), or a Person directly or indirectly acquiring such Certificate by, on behalf of, or with any assets of any such plan.

         10. Prior to the sale or transfer by the Purchaser of any of the Certificates, the Purchaser will obtain from any subsequent purchaser substantially the same certifications, representations, warranties and covenants contained in the foregoing paragraphs and in this letter or a letter substantially in the form of Exhibit H to the Pooling and Servicing Agreement.

         11. The Purchaser agrees to indemnify the Trustee, the Master Servicer, the Securities Administrator, the Servicers and the Depositor against any liability that may result from any misrepresentation made herein.

                                        Very truly yours,

                                        [PURCHASER]


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                    EXHIBIT H

                       FORM OF RULE 144A INVESTMENT LETTER
                         (QUALIFIED INSTITUTIONAL BUYER)

                                     [DATE]


Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention:    Corporate Trust Services - Merrill Lynch Mortgage Investors Trust,
              Series 2005-SL2

         Re: Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2005-SL2

Ladies and Gentlemen:

         ______________ (the "Purchaser") intends to purchase from
________________ (the "Transferor") $_______ by original principal balance (the "Transferred Certificates") of Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2005-SL2, Class [____] (the "Certificates"), issued pursuant to a Pooling and Servicing Agreement, dated as of June 1, 2005 (the "Pooling and Servicing Agreement"), among Merrill Lynch Mortgage Investors, Inc., as depositor (the "Depositor"), Wells Fargo Bank, N.A. as master servicer (the "Master Servicer") and securities administrator (the "Securities Administrator"), Deutsche Bank National Trust Company, as trustee (the "Trustee"), Wilshire Credit Corporation, as servicer (a "Servicer") and PHH Mortgage Corporation, as servicer (a "Servicer" and together with Wilshire Credit Corporation, the "Servicers"). [THE PURCHASER INTENDS TO REGISTER THE TRANSFERRED CERTIFICATE IN THE NAME OF ____________________, AS NOMINEE FOR _________________.] All terms used and not otherwise defined herein shall have the meanings set forth in the Pooling and Servicing Agreement.

         For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Purchaser certifies, represents and warrants to, and covenants with, the Depositor and the Securities Administrator that:

         In connection with our acquisition of the above Transferred Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Transferred Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Transferred Certificates,
(d)(A) solely with respect to ERISA Restricted Certificates, we are not an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), a plan subject to any state, local, federal, non-U.S. or other law substantively similar to the foregoing provisions of ERISA or the Code ("Similar Law"), or Persons directly or indirectly acting on behalf of or using any assets of any such plan, or (B) solely with respect to ERISA Restricted Certificates (other than the Class R Certificates), if the

Certificate has been the subject of an ERISA-Qualifying Underwriting, we are an insurance company that is acquiring the Certificate with assets of an "insurance company general account," as defined in Section V(e) of Prohibited Transaction Class Exemption ("PTCE") 95-60, and the acquisition and holding of the Certificate are covered and exempt under Sections I and III of PTCE 95-60, or
(C) solely in the event the Certificate is an ERISA Restricted Certificate (other than a Class R Certificate) and also a Definitive Certificate, we will herewith deliver an Opinion of Counsel satisfactory to the Securities Administrator, and upon which the Securities Administrator shall be entitled to rely, to the effect that the acquisition and holding of the Certificate will not constitute or result in a nonexempt prohibited transaction under Title I of ERISA or Section 4975 of the Code, or a violation of Similar Law, and will not subject the Trustee, the Master Servicer, the Securities Administrator, the Servicers or the Depositor to any obligation in addition to those expressly undertaken in the Pooling and Servicing Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the Master Servicer, the Securities Administrator, the Servicers or the Depositor, (e) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Securities Act or that would render the disposition of the Certificates a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates, (f) we are a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act and have completed one of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. We are aware that the sale of the Transferred Certificates to us is being made in reliance on Rule 144A. We are acquiring the Transferred Certificates for our own account or for resale pursuant to Rule 144A and further understand that such Certificates may be resold, pledged or transferred only (i) to a person reasonably believed by us, based upon certifications of such purchaser or information we have in our possession, to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

         We agree to indemnify the Trustee, the Master Servicer, the Securities Administrator, the Servicers and the Depositor against any liability that may result from any misrepresentation made herein.

                                        Very truly yours,

                                        [PURCHASER]


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                                                         ANNEX 1


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [FOR TRANSFEREES OTHER THAN REGISTERED INVESTMENT COMPANIES]

         The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

         1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

         2. In connection with the purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary basis $____________ * in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Buyer satisfies the criteria in the category marked below.

_______ Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

_______ Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by Federal, State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

_______ Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over such institution or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

_______        Broker-dealer. The Buyer is a dealer registered pursuant to
               Section 15 of the Securities Exchange Act of 1934, as amended.


----------

* Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.

_______ Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of the State, territory or the District of Columbia.

_______ State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

_______ ERISA Plan. The Buyer is an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended.

_______ Investment Advisor. The Buyer is an investment advisor registered under the Investment Advisors Act of 1940, as amended.

_______ Small Business Investment Company. Buyer is a small business investment company licensed by the U.S. Small Business
               Administration under Section 301(c) or (d) of the Small Business
               Investment Act of 1958, as amended.

_______ Business Development Company. Buyer is a business development company as defined in Section 202(a)(22) of the Investment
               Advisors Act of 1940, as amended.

         3. The term "securities" as used for purposes of the calculation of the dollar amount in paragraph 2 excludes: (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit, (v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

         4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

         5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

         6. Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Buyer is a bank or savings and loan as provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.

                                       By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                       Date:
                                             -----------------------------------

                                                                         ANNEX 2

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [FOR TRANSFEREES THAT ARE REGISTERED INVESTMENT COMPANIES]

         The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

         1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

         2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used, except (i) where the Buyer or the Buyer's Family of Investment Companies reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market.

_________      The Buyer owned $___________ in securities (other than the excluded securities referred to below) as of the end of the
               Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

_______ The Buyer is part of a Family of Investment Companies which owned in the aggregate $__________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

         3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

         4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit,
(iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

         5. The Buyer is familiar with Rule 144A and understands that the parties listed in the Rule 144A Transferee Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

         6. Until the date of purchase of the Certificates, the undersigned will notify the parties listed in the Rule 144A Transferee Certificate to which this certification relates of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                          IF AN ADVISER:

                                          --------------------------------------
                                          Print Name of Buyer

                                          Date:
                                               ---------------------------------

                                    EXHIBIT I

                           FORM OF REQUEST FOR RELEASE

                                     [DATE]


To:      Wells Fargo Bank, N.A.
         1015 Tenth Avenue, S.E.
         Minneapolis, Minnesota 55414
         Attention: Account Manager--MLMI 2005-SL2

Re: Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2005-SL2

         In connection with the administration of the Mortgage Loans held by you, as Custodian, pursuant to the Pooling and Servicing Agreement dated as of June 1, 2005 among Merrill Lynch Mortgage Investors, Inc., as depositor, Wells Fargo Bank, N.A., as master servicer and securities administrator, Deutsche Bank National Trust Company, as trustee, Wilshire Credit Corporation, as servicer and PHH Mortgage Corporation, as servicer (the "Pooling and Servicing Agreement"), we request the release, and hereby acknowledge receipt, of the Mortgage File for the Mortgage Loan described below, for the reason indicated.

Mortgage Loan Number:

Mortgagor Name, Address & Zip Code:

Reason for Requesting Documents (check one):

_________         1.       Mortgage Paid in Full

_________         2.       Foreclosure

_________         3.       Substitution

_________         4.       Other Liquidation (Repurchases, etc.)

_________         5.       Nonliquidation

Address to which the Custodian should deliver the Mortgage File:


                                        By:
                                           -------------------------------------
                                                    (authorized signer)
                                        Address:
                                                --------------------------------
                                        Date:
                                             -----------------------------------

If box 1 or 2 above is checked, and if all or part of the Mortgage File was previously released to us, please release to us our previous receipt on file with you, as well as any additional documents in your possession relating to the above specified Mortgage Loan.

If box 3, 4, 5 or 6 above is checked, upon our return of all of the above documents to you as Custodian, please acknowledge your receipt by signing in the space indicated below, and returning this form.

Please acknowledge the execution of the above request by your signature and date below:

WELLS FARGO BANK, N.A.,
as Custodian

By:
      -------------------------------                 --------------------------
      Signature                                       Date


Documents returned to Custodian:


By:
      -------------------------------                 --------------------------
      Signature                                       Date

                                   EXHIBIT J-1


1. Master Mortgage Loan Purchase and Interim Servicing Agreement, dated as of March 1, 2004, as amended, between Merrill Lynch Mortgage Capital Inc., as Purchaser and Accredited Home Lenders, Inc., as Seller, as supplemented by that certain Bring Down Letter, dated as of June 28, 2005, from Accredited Home Lenders, Inc. to Merrill Lynch Mortgage Capital Inc.


2. Master Mortgage Loan Purchase and Interim Servicing Agreement, dated as of September 1, 2004, as amended, between Merrill Lynch Mortgage Capital Inc., as Purchaser and Acoustic Home Loans, LLC, as Seller, as supplemented by that certain Bring Down Letter, dated as of June 28, 2005, from Acoustic Home Loans, LLC to Merrill Lynch Mortgage Capital Inc.


3. Master Mortgage Loan Purchase and Interim Servicing Agreement, dated as of January 1, 2004, as amended, between Merrill Lynch Mortgage Capital Inc., as Purchaser and Decision One Mortgage Company, LLC, as Seller, as supplemented by that certain Bring Down Letter, dated as of June 28, 2005, from Decision One Mortgage Company, LLC to Merrill Lynch Mortgage Capital Inc.


4. Master Mortgage Loan Purchase and Interim Servicing Agreement, dated as of March 1, 2004, as amended, between Merrill Lynch Mortgage Capital Inc., as Purchaser and Fieldstone Mortgage Company, as Seller, as supplemented by that certain Bring Down Letter, dated as of June 28, 2005, from Fieldstone Mortgage Company to Merrill Lynch Mortgage Capital Inc.


5. Master Mortgage Loan Purchase and Interim Servicing Agreement, dated as of October 1, 2004, as amended, between Merrill Lynch Mortgage Capital Inc., as Purchaser and First Bank d/b/a First Bank Mortgage, as Seller, as supplemented by that certain Bring Down Letter, dated as of June 28, 2005, from First Bank d/b/a First Bank Mortgage to Merrill Lynch Mortgage Capital Inc.


6. Master Mortgage Loan Purchase and Interim Servicing Agreement, dated as of March 1, 2004, as amended, between Merrill Lynch Mortgage Capital Inc., as Purchaser and First NLC Financial Services, LLC, as Seller, as supplemented by that certain Bring Down Letter, dated as of June 28, 2005, from First NLC Financial Services, LLC to Merrill Lynch Mortgage Capital Inc.


7. Master Mortgage Loan Purchase and Interim Servicing Agreement, dated as of August 1, 2003, as amended, between Merrill Lynch Mortgage Capital Inc., as Purchase and First Franklin Financial Corporation, as Seller. (No Bring Down Letter).



                                     J-1-1

8. Master Mortgage Loan Purchase and Interim Servicing Agreement, dated as of December 1, 2003, as amended, between Merrill Lynch Mortgage Capital Inc., as Purchaser and Fremont Investment & Loan, as Seller, as supplemented by that certain Bring Down Letter, dated as of June 28, 2005, from Fremont Investment & Loan to Merrill Lynch Mortgage Capital Inc.


9. Master Mortgage Loan Purchase and Interim Servicing Agreement, dated as of January 1, 2004, as amended, between Merrill Lynch Mortgage Capital Inc., as Purchaser and Home Loan Corporation, as Seller, as supplemented by that certain Bring Down Letter, dated as of June 28, 2005, from Home Loan Corporation to Merrill Lynch Mortgage Capital Inc.


10. Master Mortgage Loan Purchase and Interim Servicing Agreement, dated as of July 1, 2004, as amended, between Merrill Lynch Mortgage Capital Inc., as Purchaser and Impac Funding Corporation, as Seller, as supplemented by that certain Bring Down Letter, dated as of June 28, 2005, from Impac Funding Corporation to Merrill Lynch Mortgage Capital Inc.


11. Master Mortgage Loan Purchase Agreement, dated as of November 1, 2004, as amended, between Merrill Lynch Mortgage Capital Inc., as Purchaser and IXIS Real Estate Capital Inc., as Seller, as supplemented by that certain Bring Down Letter, dated as of June 28, 2005, from IXIS Real Estate Capital Inc. to Merrill Lynch Mortgage Capital Inc.


12. Master Mortgage Loan Purchase and Interim Servicing Agreement, dated as of April 1, 2004, as amended, between Merrill Lynch Mortgage Capital Inc., as Purchaser and Lime Financial Services, Ltd., as Seller, as supplemented by that certain Bring Down Letter, dated as of June 28, 2005, from Lime Financial Services, Ltd. to Merrill Lynch Mortgage Capital Inc.


13. Master Mortgage Loan Purchase and Interim Servicing Agreement, dated as of July 1, 2004, as amended, between Merrill Lynch Mortgage Capital Inc., as Purchaser and Michigan Fidelity Acceptance Corporation, as Seller, as supplemented by that certain Bring Down Letter, dated as of June 28, 2005, from Michigan Fidelity Acceptance Corporation to Merrill Lynch Mortgage Capital Inc.


14. Master Mortgage Loan Purchase and Interim Servicing Agreement, dated as of December 1, 2004, as amended, between Merrill Lynch Mortgage Capital Inc., as Purchaser and Michigan Fidelity Acceptance Corporation and FMF Capital LLC, as Sellers, as supplemented by that certain Bring Down Letter, dated as of June 28, 2005, from Michigan Fidelity Acceptance Corporation and FMF Capital LLC to Merrill Lynch Mortgage Capital Inc.


15. Master Mortgage Loan Purchase and Interim Servicing Agreement, dated as of January 1, 2004, as amended, between Merrill Lynch Mortgage Capital Inc., as Purchaser and Mortgage Investment Lending Associates, as Seller, as supplemented by that certain



                                     J-1-2

         Bring Down Letter, dated as of June 28, 2005, from Mortgage Investment Lending Associates to Merrill Lynch Mortgage Capital Inc.


16. Master Mortgage Loan Purchase and Interim Servicing Agreement, dated as of July 1, 2004, as amended, between Merrill Lynch Mortgage Capital Inc., as Purchaser and Option One Mortgage Corporation, as Seller, as supplemented by that certain Bring Down Letter, dated as of June 28, 2005, from Option One Mortgage Corporation to Merrill Lynch Mortgage Capital Inc.


17. Master Mortgage Loan Purchase and Interim Servicing Agreement, dated as of March 1, 2004, as amended, between Merrill Lynch Mortgage Capital Inc., as Purchaser and Ownit Mortgage Solutions, Inc., as Seller, as supplemented by that certain Bring Down Letter, dated as of June 28, 2005, from Ownit Mortgage Solutions, Inc. to Merrill Lynch Mortgage Capital Inc.



                                     J-1-3

                                   EXHIBIT J-2


1. Master Mortgage Loan Purchase and Interim Servicing Agreement, dated as of April 1, 2005, as amended, between Merrill Lynch Mortgage Lending, Inc., as Purchaser and Lime Financial Services, Ltd., as Seller, as supplemented by that certain Bring Down Letter, dated as of June 28, 2005, from Lime Financial Services, Ltd. to Merrill Lynch Mortgage Lending, Inc.

2. Mortgage Loan Purchase Agreement dated as of April 1, 2005, between Merrill Lynch Mortgage Lending, Inc., as Purchaser and Merrill Lynch Credit Corporation, as Loan Seller and Merrill Lynch Funding Corporation, as Participation Seller. (No Bring Down Letter).

3. Master Mortgage Loan Purchase and Interim Servicing Agreement, dated as of May 1, 2005, between Merrill Lynch Mortgage Lending, Inc., as Purchaser and Michigan Fidelity Acceptance Corporation and FMF Capital LLC, as Sellers, as supplemented by that certain Bring Down Letter, dated as of June 28, 2005, from Michigan Fidelity Acceptance Corporation and FMF Capital LLC to Merrill Lynch Mortgage Lending, Inc.



                                     J-2-1

                                    EXHIBIT K

            FORM OF OFFICER'S CERTIFICATE OF SECURITIES ADMINISTRATOR

                                     [DATE]


Merrill Lynch Mortgage Investors, Inc.
250 Vesey Street
4 World Financial Center, 10th Floor
New York, New York 10080

Re: Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2005-SL2

         I, [identify the certifying individual], a [title] of Wells Fargo Bank, N.A., as securities administrator under the Pooling and Servicing Agreement dated as of June 1, 2005 among Merrill Lynch Mortgage Investors, Inc., as depositor, Wells Fargo Bank, N.A., as master servicer and securities administrator, Deutsche Bank National Trust Company, as trustee, Wilshire Credit Corporation, as servicer and PHH Mortgage Corporation, as servicer (the "Agreement"), hereby certify to the Depositor, and its officers, directors and Affiliates, and with the knowledge and intent that they will rely upon this certification, that:

1. I have reviewed the Monthly Statements delivered pursuant to the Agreement since the last Officer's Certificate executed pursuant to
         Section 3.21 of the Agreement [or in the case of the first certification, since the Cut-off Date] (the "Securities Administrator Information").

2. Based on my knowledge, the information in the Monthly Statement, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the date hereof;

3. Based on my knowledge, the Monthly Statements required to be prepared by the Securities Administrator under the Agreement has been prepared and provided in accordance with the Agreement; and

4. I am responsible for reviewing the activities performed by the Securities Administrator under the Agreement and the Securities Administrator has, as of the date hereof fulfilled its obligations under the Agreement and there are no significant deficiencies relating to the Securities Administrator's compliance with the Agreement.

Date:
                                            Wells Fargo Bank, N.A.,
                                            as Securities Administrator
                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------

                                    EXHIBIT L

                    FORM OF OFFICER'S CERTIFICATE OF SERVICER

                                     [DATE]


Merrill Lynch Mortgage Investors, Inc.
250 Vesey Street
4 World Financial Center, 10th Floor
New York, New York 10080

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention:    Corporate Trust Services - Merrill Lynch Mortgage Investors Trust,
              Series 2005-SL2

         Re: Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2005-SL2

         I, [identify the certifying individual], an authorized representative of [identify the servicer], as servicer under the Pooling and Servicing Agreement dated as of June 1, 2005 among Merrill Lynch Mortgage Investors, Inc., as depositor, Wells Fargo Bank, N.A., as master servicer and securities administrator, Deutsche Bank National Trust Company, as trustee, Wilshire Credit Corporation, as servicer and PHH Mortgage Corporation, as servicer (the "Agreement"), hereby certify to the Securities Administrator and the Depositor, and each of their respective officers, directors and Affiliates, and with the knowledge and intent that they will rely upon this certification, that:

         1. Based on my knowledge, the information in the annual statement of compliance identified in Section 3.17 of the Agreement, the annual independent public accountants' report identified in Section 3.18 of the Agreement and all servicing reports, officer's certificates and other information relating to the servicing of the Mortgage Loans submitted to the Master Servicer, the Securities Administrator and the Trustee taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the date of this certification;

         2. The servicing information required to be provided to the Master Servicer and the Securities Administrator by the Servicer under the Agreement has been provided to the Master Servicer and the Securities Administrator;

         3. I am responsible for reviewing the activities performed by the Servicer under the Agreement and based upon the review required hereunder, and except as disclosed in the annual statement of compliance identified in Section
3.17 of the Agreement, the annual independent public accountants' report identified in Section 3.18 of the Agreement and all servicing reports, officer's certificates and other information relating to the servicing of the Mortgage Loans submitted to the Master Servicer and the Securities Administrator, the Servicer has, as of the date of this certification, fulfilled its obligations under this Agreement; and

         4. I have disclosed to the Master Servicer all significant deficiencies relating to the Servicer's compliance with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth under the Agreement.

Date:

                                      [IDENTIFY THE SERVICER], as Servicer
                                      By:
                                         ---------------------------------------
                                      Name:
                                           -------------------------------------
                                      Title:
                                            ------------------------------------

                                   EXHIBIT M-1

                           FORM OF DELINQUENCY REPORT

                  Standard File Layout - Delinquency Reporting


              COLUMN/HEADER NAME                                DESCRIPTION                   DECIMAL          FORMAT COMMENT
-----------------------------------------------  -----------------------------------------  -----------  ---------------------------
SERVICER_LOAN_NBR                                A unique number assigned to a loan by
                                                 the Servicer.  This may be different
                                                 than the LOAN_NBR

LOAN_NBR                                         A unique identifier assigned to each
                                                 loan by the originator.

CLIENT_NBR                                       Servicer Client Number

SERV_INVESTOR_NBR                                Contains a unique number as assigned by
                                                 an external servicer to identify a group
                                                 of loans in their system.

BORROWER_FIRST_NAME                              First Name of the Borrower.

BORROWER_LAST_NAME                               Last name of the borrower.

PROP_ADDRESS                                     Street Name and Number of Property

PROP_STATE                                       The state where the  property located.

PROP_ZIP                                         Zip code where the property is located.

BORR_NEXT_PAY_DUE_DATE                           The date that the borrower's next                       MM/DD/YYYY
                                                 payment is due to the servicer at the
                                                 end of processing cycle, as reported by
                                                 Servicer.

LOAN_TYPE                                        Loan Type (i.e. FHA, VA, Conv)

BANKRUPTCY_FILED_DATE                            The date a particular bankruptcy claim                  MM/DD/YYYY
                                                 was filed.

BANKRUPTCY_CHAPTER_CODE                          The chapter under which the bankruptcy
                                                 was filed.

BANKRUPTCY_CASE_NBR                              The case number assigned by the
                                                 court to the bankruptcy filing.

POST_PETITION_DUE_DATE                           The payment due date once the bankruptcy                MM/DD/YYYY
                                                 has been approved by the courts

BANKRUPTCY_DCHRG_DISM_DATE                       The Date The Loan Is Removed From                       MM/DD/YYYY
                                                 Bankruptcy. Either by Dismissal,
                                                 Discharged and/or a Motion For Relief
                                                 Was Granted.

LOSS_MIT_APPR_DATE                               The Date The Loss Mitigation Was                        MM/DD/YYYY
                                                 Approved By The Servicer

LOSS_MIT_TYPE                                    The Type Of Loss Mitigation Approved For
                                                 A Loan Such As;



                                     M-1-1

              COLUMN/HEADER NAME                                DESCRIPTION                   DECIMAL          FORMAT COMMENT
-----------------------------------------------  -----------------------------------------  -----------  ---------------------------
LOSS_MIT_EST_COMP_DATE                           The Date The Loss Mitigation/Plan Is                    MM/DD/YYYY
                                                 Scheduled To End/Close

LOSS_MIT_ACT_COMP_DATE                           The Date The Loss Mitigation Is Actually                MM/DD/YYYY
                                                 Completed

FRCLSR_APPROVED_DATE                             The date DA Admin sends a letter to the                 MM/DD/YYYY
                                                 servicer with instructions to begin
                                                 foreclosure proceedings.

ATTORNEY_REFERRAL_DATE                           Date File Was Referred To Attorney to                   MM/DD/YYYY
                                                 Pursue Foreclosure

FIRST_LEGAL_DATE                                 Notice of 1st legal filed by an Attorney                MM/DD/YYYY
                                                 in a Foreclosure Action

FRCLSR_SALE_EXPECTED_DATE                        The date by which a foreclosure sale is                 MM/DD/YYYY
                                                 expected to occur.

FRCLSR_SALE_DATE                                 The actual date of the foreclosure sale.                MM/DD/YYYY

FRCLSR_SALE_AMT                                  The amount a property sold for at the           2       No commas(,) or dollar
                                                 foreclosure sale.                                       signs ($)

EVICTION_START_DATE                              The date the servicer initiates eviction                MM/DD/YYYY
                                                 of the borrower.

EVICTION_COMPLETED_DATE                          The date the court revokes legal                        MM/DD/YYYY
                                                 possession of the property from the
                                                 borrower.

LIST_PRICE                                       The price at which an REO property is           2       No commas(,) or dollar
                                                 marketed.                                               signs ($)

LIST_DATE                                        The date an REO property is listed at a                 MM/DD/YYYY
                                                 particular price.

OFFER_AMT                                        The dollar value of an offer for an REO         2       No commas(,) or dollar
                                                 property.                                               signs ($)

OFFER_DATE_TIME                                  The date an offer is received by DA                     MM/DD/YYYY
                                                 Admin or by the Servicer.

REO_CLOSING_DATE                                 The date the REO sale of the property is                MM/DD/YYYY
                                                 scheduled to close.

REO_ACTUAL_CLOSING_DATE                          Actual Date Of REO Sale                                 MM/DD/YYYY

OCCUPANT_CODE                                    Classification of how the property is
                                                 occupied.

PROP_CONDITION_CODE                              A code that indicates the condition of
                                                 the property.

PROP_INSPECTION_DATE                             The date a  property inspection is                      MM/DD/YYYY
                                                 performed.

APPRAISAL_DATE                                   The date the appraisal was done.                        MM/DD/YYYY

CURR_PROP_VAL                                    The current "as is" value of the                2
                                                 property based on brokers price opinion
                                                 or appraisal.

REPAIRED_PROP_VAL                                The amount the property would be worth          2
                                                 if repairs are completed pursuant to a
                                                 broker's price opinion or appraisal.



                                     M-1-2

              COLUMN/HEADER NAME                                DESCRIPTION                   DECIMAL          FORMAT COMMENT
-----------------------------------------------  -----------------------------------------  -----------  ---------------------------
If applicable:

DELINQ_STATUS_CODE                               FNMA Code Describing Status of Loan

DELINQ_REASON_CODE                               The circumstances which caused a
                                                 borrower to stop paying on a loan. Code
                                                 indicates the reason why the loan is in
                                                 default for this cycle.

MI_CLAIM_FILED_DATE                              Date Mortgage Insurance Claim Was Filed                 MM/DD/YYYY
                                                 With Mortgage Insurance Company.

MI_CLAIM_AMT                                     Amount of Mortgage Insurance Claim Filed                No commas(,) or dollar
                                                                                                         signs ($)

MI_CLAIM_PAID_DATE                               Date Mortgage Insurance Company                         MM/DD/YYYY
                                                 Disbursed Claim Payment

MI_CLAIM_AMT_PAID                                Amount Mortgage Insurance Company Paid          2       No commas(,) or dollar
                                                 On Claim                                                signs ($)

POOL_CLAIM_FILED_DATE                            Date Claim Was Filed With Pool Insurance                MM/DD/YYYY
                                                 Company

POOL_CLAIM_AMT                                   Amount of Claim Filed With Pool                 2       No commas(,) or dollar
                                                 Insurance Company                                       signs ($)

POOL_CLAIM_PAID_DATE                             Date Claim Was Settled and The Check Was                MM/DD/YYYY
                                                 Issued By The Pool Insurer

POOL_CLAIM_AMT_PAID                              Amount Paid On Claim By Pool Insurance          2       No commas(,) or dollar
                                                 Company                                                 signs ($)

FHA_PART_A_CLAIM_FILED_DATE                      Date FHA Part A Claim Was Filed With HUD                MM/DD/YYYY

FHA_PART_A_CLAIM_AMT                             Amount of FHA Part A Claim Filed                2       No commas(,) or dollar
                                                                                                         signs ($)

FHA_PART_A_CLAIM_PAID_DATE                       Date HUD Disbursed Part A Claim Payment                 MM/DD/YYYY

FHA_PART_A_CLAIM_PAID_AMT                        Amount HUD Paid on Part A Claim                 2       No commas(,) or dollar
                                                                                                         signs ($)

FHA_PART_B_CLAIM_FILED_DATE                      Date FHA Part B Claim Was Filed With HUD                MM/DD/YYYY

FHA_PART_B_CLAIM_AMT                             Amount of FHA Part B Claim Filed                2       No commas(,) or dollar
                                                                                                         signs ($)

FHA_PART_B_CLAIM_PAID_DATE                       Date HUD Disbursed Part B Claim Payment                 MM/DD/YYYY

FHA_PART_B_CLAIM_PAID_AMT                        Amount HUD Paid on Part B Claim                 2       No commas(,) or dollar
                                                                                                         signs ($)

VA_CLAIM_FILED_DATE                              Date VA Claim Was Filed With the                        MM/DD/YYYY
                                                 Veterans Admin

VA_CLAIM_PAID_DATE                               Date Veterans Admin. Disbursed VA Claim                 MM/DD/YYYY
                                                 Payment

VA_CLAIM_PAID_AMT                                Amount Veterans Admin. Paid on VA Claim         2       No commas(,) or dollar
                                                                                                         signs ($)



                                     M-1-3

STANDARD FILE CODES - DELINQUENCY REPORTING

The LOSS MIT TYPE field should show the approved Loss Mitigation Code as follows:

         o ASUM-  Approved Assumption
         o BAP-   Borrower Assistance Program
         o CO-    Charge Off
         o DIL-   Deed-in-Lieu
         o FFA-   Formal Forbearance Agreement
         o MOD-   Loan Modification
         o PRE-   Pre-Sale
         o SS-    Short Sale
         o MISC-  Anything else approved by the PMI or Pool Insurer

NOTE: Wells Fargo Bank will accept alternative Loss Mitigation Types to those above, provided that they are consistent with industry standards. If Loss Mitigation Types other than those above are used, the Servicer must supply Wells Fargo Bank with a description of each of the Loss Mitigation Types prior to sending the file.

The OCCUPANT CODE field should show the current status of the property code as follows:

         o    Mortgagor
         o    Tenant
         o    Unknown
         o    Vacant

The PROPERTY CONDITION field should show the last reported condition of the property as follows:

         o    Damaged
         o    Excellent
         o    Fair
         o    Gone
         o    Good
         o    Poor
         o    Special Hazard
         o    Unknown



                                     M-1-4

                                   EXHIBIT M-2

                        FORM OF MONTHLY REMITTANCE ADVICE

                   Standard File Layout - Scheduled/Scheduled


           COLUMN NAME                             DESCRIPTION                    DECIMAL    FORMAT COMMENT
---------------------------------  -------------------------------------------  -----------  ---------------------------------------
LOAN_NBR                           Loan Number assigned by investor                          Text up to 10 digits

SERVICER LOAN_NBR                  Servicer Loan Number                                      Text up to 10 digits

SCHED_PMT_AMT                      P&I constant                                      2       No commas(,) or dollar signs ($)

NOTE_INT_RATE                      Gross Interest Rate                               4       Max length of 6

NET_RATE                           Gross Interest Rate less the Service Fee          4       Max length of 6
                                   Rate

SERV_FEE_RATE                      Service Fee Rate                                  4       Max length of 6

ARM_INDEX_RATE                     ARM loan's index Rate used                        4       Max length of 6

ACTL_BEG_BAL                       Beginning Actual Balance                          2       No commas(,) or dollar signs ($)

ACTL_END_BAL                       Ending Actual Balance                             2       No commas(,) or dollar signs ($)

NEXT_DUE_DATE                      Borrower's next due date                                  MM/DD/YYYY

CURT_AMT_1                         Curtailment Amount                                2       No commas(,) or dollar signs ($)

CURT_DATE_1                        Due date Curtailment was applied to                       MM/DD/YYYY

CURT_ADJ_ AMT_1                    Curtailment Interest if applicable                2       No commas(,) or dollar signs ($)

CURT_AMT_2                         Curtailment Amount 2                              2       No commas(,) or dollar signs ($)

CURT_DATE_2                        Due date Curtailment was applied to                       MM/DD/YYYY

CURT_ADJ_ AMT2                     Curtailment Interest if applicable                2       No commas(,) or dollar signs ($)

CURT_AMT_3                         Curtailment Amount 3                              2       No commas(,) or dollar signs ($)

CURT_DATE_3                        Due date Curtailment was applied to                       MM/DD/YYYY

CURT_ADJ_AMT3                      Curtailment Interest, if applicable               2       No commas(,) or dollar signs ($)

SCHED_BEG_BAL                      Beginning Scheduled Balance                       2       No commas(,) or dollar signs ($)

SCHED_END_BAL                      Ending Scheduled Balance                          2       No commas(,) or dollar signs ($)

SCHED_PRIN_AMT                     Scheduled Principal portion of P&I                2       No commas(,) or dollar signs ($)

SCHED_NET_INT                      Scheduled Net Interest (less Service Fee)         2       No commas(,) or dollar signs ($)
                                   portion of P&I

LIQ_AMT                            Liquidation Principal Amt to bring balance        2       No commas(,) or dollar signs ($)
                                   to zero

PIF_DATE                           Liquidation Date                                          MM/DD/YYYY

ACTION_CODE                        Either 60 for liquidation or 65 for                       Max length of 2
                                   Repurchase

PRIN_ADJ_AMT                       Principal Adjustments made to loan, if            2       No commas(,) or dollar signs ($)
                                   applicable

INT_ADJ_AMT                        Interest Adjustment made to loan, if              2       No commas(,) or dollar signs ($)
                                   applicable

PREPAYMENT PENALTY AMT             Prepayment penalty amount, if applicable          2       No commas(,) or dollar signs ($)

SOLDIER_SAILOR ADJ AMT             Soldier and Sailor Adjustment amount, if          2       No commas(,) or dollar signs ($)
                                   applicable

NON ADV LOAN AMT                   Non Recoverable Loan Amount, if applicable        2       No commas(,) or dollar signs ($)



                                     M-2-1

                                   EXHIBIT M-3

                          FORM OF REALIZED LOSS REPORT

       WELLS FARGO BANK, N.A. - CALCULATION OF REALIZED LOSS/GAIN FORM 332

          Prepared by:  __________________                Date:  _______________
          Phone:  ______________________   Email Address:_____________________


Servicer Loan No.           Servicer Name                    Servicer Address

         WELLS FARGO BANK, N.A. LOAN NO._____________________________
         Borrower's Name: ______________________________________________________
         Property Address: _____________________________________________________

         LIQUIDATION TYPE: REO SALE    3RD PARTY SALE SHORT SALE    CHARGE OFF

     WAS THIS LOAN GRANTED A BANKRUPTCY DEFICIENCY OR CRAMDOWN      YES     NO
     If "Yes", provide deficiency or cramdown amount ___________________________

LIQUIDATION AND ACQUISITION EXPENSES:
(1)      Actual Unpaid Principal Balance of Mortgage Loan                          $_______________            (1)
(2)      Interest accrued at Net Rate                                              ________________            (2)
(3)      Accrued Servicing Fees                                                    ________________            (3)
(4)      Attorney's Fees                                                           ________________            (4)
(5)      Taxes (see page 2)                                                        ________________            (5)
(6)      Property Maintenance                                                      ________________            (6)
(7)      MI/Hazard Insurance Premiums (see page 2)                                 ________________            (7)
(8)      Utility Expenses                                                          ________________            (8)
(9)      Appraisal/BPO                                                             ________________            (9)
(10)     Property Inspections                                                      ________________            (10)
(11)     FC Costs/Other Legal Expenses                                             ________________            (11)
(12)     Other (itemize)                                                           ________________            (12)
         Cash for Keys ____________________________________                        ________________            (12)
         HOA/Condo Fees                                                            ________________            (12)
         __________________________________________________                        ________________            (12)

         TOTAL EXPENSES                                                            $_______________            (13)

CREDITS:
(14)     Escrow Balance                                                            $_______________            (14)
(15)     HIP Refund                                                                ________________            (15)
(16)     Rental Receipts                                                           ________________            (16)
(17)     Hazard Loss Proceeds                                                      ________________            (17)
(18)     Primary Mortgage Insurance / Gov't Insurance                              ________________            (18a)
         HUD Part A                                                                ________________            (18b)


                                     M-3-1

         HUD Part B
(19)     Pool Insurance Proceeds                                                   ________________            (19)
(20)     Proceeds from Sale of Acquired Property                                   ________________            (20)
(21)     Other (itemize)                                                           ________________            (21)
___________________________________________________                                ________________            (21)

TOTAL CREDITS                                                                      $_______________            (22)

TOTAL REALIZED LOSS (OR AMOUNT OF GAIN)                                            $_______________            (23)



                                     M-3-2

ESCROW DISBURSEMENT DETAIL

        TYPE                             PERIOD OF
    (TAX /INS.)          DATE PAID        COVERAGE       TOTAL PAID      BASE AMOUNT       PENALTIES       INTEREST
--------------------  ---------------  --------------  --------------  ----------------  -------------  ---------------








                                     M-3-3

                             WELLS FARGO BANK, N.A.
          CALCULATION OF REALIZED LOSS/GAIN FORM 332- INSTRUCTION SHEET

NOTE: DO NOT NET OR COMBINE ITEMS. SHOW ALL EXPENSES INDIVIDUALLY AND ALL CREDITS AS SEPARATE LINE ITEMS. CLAIM PACKAGES ARE DUE ON THE REMITTANCE REPORT DATE. LATE SUBMISSIONS MAY RESULT IN CLAIMS NOT BEING PASSED UNTIL THE FOLLOWING MONTH.

The numbers on the 332 form correspond with the numbers listed below.

LIQUIDATION AND ACQUISITION EXPENSES:

1. The Actual Unpaid Principal Balance of the Mortgage Loan. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

2. The Total Interest Due less the aggregate amount of servicing fee that would have been earned if all delinquent payments had been made as agreed. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

3. Accrued Servicing Fees based upon the Scheduled Principal Balance of the Mortgage Loan as calculated on a monthly basis. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

4-12.    Complete as applicable.  Required documentation:

         * For interest advances - an amortization schedule (evidencing calculation of interest advances)

         * For taxes and insurance advances - see page 2 of 332 form - breakdown required showing period of coverage, base tax, interest, penalty. Advances prior to default require evidence of servicer efforts to recover advances.

         * For escrow advances - complete payment history

         (to calculate advances from last positive escrow balance forward)

         * Other expenses - copies of corporate advance history showing all payments

         * REO repairs > $1500 require explanation

         * REO repairs >$3000 require evidence of at least 2 bids.

         * Short Sale or Charge Off require P&L supporting the decision

         * Unusual or extraordinary items may require further documentation.

13.      The total of lines 1 through 12.


                                     M-3-4

CREDITS:

14-21.   Complete as applicable.  Required documentation:

         * Copy of the HUD 1 from the REO sale. If a 3rd Party Sale, copy of attorney letter of Foreclosure proceeds.

         * Copy of EOB for any MI or gov't guarantee

         * All other credits need to be clearly defined on the 332 form

22.      The total of lines 14 through 21.

Please Note:      For HUD/VA loans, use line (18a) for Part A/Initial proceeds and line (18b) for Part B/Supplemental proceeds.

TOTAL REALIZED LOSS (OR AMOUNT OF ANY GAIN)

23. The total derived from subtracting line 22 from 13. If the amount represents a realized gain, show the amount in parenthesis ( ).


                                     M-3-5

                                    EXHIBIT N

                    FORM OF TRANSFEROR REPRESENTATION LETTER
               FOR TRANSFER TO REGULATION S BOOK-ENTRY CERTIFICATE
        FROM A HOLDER OF A RULE 144A BOOK-ENTRY CERTIFICATE OR DEFINITIVE
                                   CERTIFICATE

                                     [DATE]


Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention:  Corporate Trust Services - Merrill Lynch Mortgage Investors Trust,
            Series 2005-SL2

RE: Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2005-SL2

Ladies and Gentlemen:

                  In connection with our disposition of the Class ___ Certificates which are held in the form of Definitive Certificates or in the form of a beneficial interest in a Rule 144A Book-Entry Certificate and to effect the transfer pursuant to Regulation S under the Securities Act of 1933, as amended ("Regulation S") of the above Certificates in exchange for an equivalent beneficial interest in a Regulation S Book-Entry Certificate, we hereby certify that such transfer has been effected in accordance with (i) the transfer restrictions set forth in the Pooling and Servicing Agreement, dated as of June 1, 2005, among Merrill Lynch Mortgage Investors, Inc., as Depositor, Deutsche Bank National Trust Company, as Trustee, Wells Fargo Bank, N.A., as Securities Administrator and as Master Servicer, Wilshire Credit Corporation, as Servicer and PHH Mortgage Corporation, as Servicer and in the Certificates and
(ii) in accordance with Regulation S, and that:

                  a. the offer of the Certificates was not made to a person in the United States;

                  b. at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States;

                  c. no directed selling efforts have been made in contravention of the requirements of Rule 903 or 904 of Regulation S, as applicable;

                  d. the transaction is not part of a plan or scheme to evade the registration requirements of the United States Securities Act of 1933, as amended; and

                  e. the transferee is not a U.S. Person (as defined by Regulation S).

                  You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal Proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.


                                       Very truly yours,

                                                 -------------------------------
                                                 Print Name of Transferor


                                                 By:
                                                    ----------------------------
                                                 Authorized Officer

                                    EXHIBIT O

                    FORM OF TRANSFEROR REPRESENTATION LETTER
               FOR TRANSFER PURSUANT TO RULE 144A FROM A HOLDER OF
         A REGULATION S BOOK-ENTRY CERTIFICATE OR DEFINITIVE CERTIFICATE

                                     [DATE]


Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention:  Corporate Trust Services - Merrill Lynch Mortgage Investors Trust,
            Series 2005-SL2

RE: Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2005-SL2

Ladies and Gentlemen:

                  In connection with our disposition of the Class __ Certificates which are held in the form of Definitive Certificates or in the form of a beneficial interest in a Regulation S Book-Entry Certificate and to effect the transfer pursuant to Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") of the above Certificates in exchange for an equivalent beneficial interest in a Rule 144A Book-Entry Certificate or a Definitive Note, we hereby certify that such Certificates are being transferred in accordance with (i) the transfer restrictions set forth in the Pooling and Servicing Agreement, dated as of June 1, 2005, among Merrill Lynch Mortgage Investors, Inc., as Depositor, Deutsche Bank National Trust Company, as Trustee, Wells Fargo Bank, N.A., as Securities Administrator and as Master Servicer, Wilshire Credit Corporation, as Servicer and PHH Mortgage Corporation, as Servicer and in the Certificates and (ii) Rule 144A under the Securities Act of 1933, as amended, to a transferee that we reasonably believe is purchasing the Certificates for its own account or an account with respect to which the transferee exercises sole investment discretion, the transferee and any such account is a "qualified institutional buyer" within the meaning of Rule 144A, in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction.

                  You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal Proceedings or official inquiry with respect to the matters covered hereby.



                                       Very truly yours,


                                       -----------------------------------------
                                       Print Name of Transferor

                                       By:
                                          --------------------------------------
                                       Authorized Officer



                                      O-1